Execution Copy

CCAA SUPPORT AGREEMENT

This support agreement (the “Support Agreement”) dated October 5, 2009 between: (a) Canwest Global Communications Corp. (“Canwest Global”), (b) Canwest Media Inc. (“CMI”), (c) Canwest Television Limited Partnership (“CTLP”), by its general partner, Canwest Television GP Inc., (d) the entities listed in Schedule A (each a “CMI Subsidiary” and, collectively, the “CMI Subsidiaries” and, together with Canwest Global, CMI and CTLP, the “Companies”), and (e) each of the other signatories hereto (subject to Section 15(a), each a “Consenting Noteholder” and, collectively, the “Consenting Noteholders”), each being a holder of the 8.0% senior subordinated notes due 2012 issued by CMI (collectively, the “8% Notes”), regarding the principal aspects of a recapitalization of the Companies (the “Recapitalization”), as more fully described in the term sheet attached hereto as Schedule B (the “Term Sheet”, with the terms set forth therein being the “Recapitalization Terms”), which Recapitalization and Term Sheet are intended to form the basis of a plan of arrangement (the “Plan”), under the Companies’ Creditors Arrangement Act (the “CCAA”) and related transactions involving the Companies and certain of their subsidiaries in proceedings under the CCAA (the “Recapitalization Proceedings”) in the Ontario Superior Court of Justice (the “Court”).

Capitalized terms shall have the meaning ascribed thereto in Schedule C or, where not otherwise defined herein, shall have the meaning ascribed thereto in the Term Sheet. The Consenting Noteholders, Canwest Global, CMI, CTLP and the CMI Subsidiaries are collectively referred to as the “Parties”.

1.	Recapitalization

The Recapitalization Terms as agreed among the Parties are set forth in the Term Sheet, which is incorporated herein and made a part of this Support Agreement.  In the case of a conflict between the provisions contained in the text of this Support Agreement and the Term Sheet, the provisions of this Support Agreement shall govern. The Support Agreement and the Term Sheet are herein collectively referred to as this “Agreement”.

2.	The Consenting Noteholders’ Representations and Warranties

Each Consenting Noteholder hereby represents and warrants, severally and not jointly, to each of the other Parties (and acknowledges that each of the other Parties is relying upon such representations and warranties) that:

(a)
As of September 23, 2009, it either (i) was the sole legal and beneficial owner of the principal amount of 8% Notes, as had been disclosed to Goodmans and FTI Consulting Inc. (“FTI”) on a confidential basis, or (ii) had the investment and voting discretion with respect to the principal amount of 8% Notes as had been disclosed to Goodmans and FTI on a confidential basis and had the power and authority to bind the beneficial owner(s) of such 8% Notes to the terms of this Agreement; and each Consenting Noteholder had authorized and instructed Goodmans to advise Canwest Global of the aggregate holdings of the 8% Notes by such Consenting Noteholder as of such date (the “Relevant Notes”; the Relevant Notes, together with the aggregate amount owing in respect of the

Relevant Notes, including accrued and unpaid interest and any other amount that such Consenting Noteholder is entitled to claim pursuant to the Relevant Notes under the Plan, its “Debt”);

(b)
To the best of its knowledge after due inquiry (or, where applicable, to the best of the knowledge of its Investment Advisor), there is no proceeding, claim or investigation pending before any court, regulatory body, tribunal, agency, government or legislative body, or threatened against it or any of its properties that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on its ability to execute and deliver this Agreement and to comply with its terms;

(c)
Its Debt (or, where applicable, to the best of the knowledge of its Investment Advisor, the Consenting Noteholder’s Debt) is not subject to any liens, encumbrances, obligations or other restrictions that could adversely affect the Consenting Noteholder’s ability to perform its obligations under this Agreement;

(d)
It is a sophisticated party with sufficient knowledge and experience to properly evaluate the terms and conditions of this Agreement; it (or its Investment Advisor) has conducted its own analysis and made its own decision to enter into this Agreement (or its Investment Advisor made the decision for the Consenting Noteholder to enter into this Agreement) and it (or its Investment Advisor) has obtained such independent advice in this regard as deemed appropriate; and it (or its Investment Advisor) has not relied on the analysis or the decision of any Person other than its own independent advisors (it being recognized that legal and financial advisors (the “Committee Advisors”) to the ad hoc committee of Noteholders (the “Ad Hoc Committee”) to which certain of the Consenting Noteholders belong as of the date hereof, are not, by virtue of advising the Ad Hoc Committee, advisors to any Noteholders, including such Consenting Noteholder, on an individual basis);

(e)	The execution, delivery and performance by the Consenting Noteholder of this Agreement:

(i)	are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii)
have been duly authorized by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity interests where required; and

(iii)
do not require the consent of, authorization by, approval of or notification to any Governmental Entity, other than the Regulatory Authorities (except that this representation shall not apply to a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor).

(f)	This Agreement constitutes a valid and binding obligation of such Consenting Noteholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law; and

(g)
It has disclosed (or, where applicable, to the best of the knowledge of its Investment Advisor, the Consenting Noteholder has disclosed) to Canwest Global all material written agreements between itself and any other Consenting Noteholder or any New Investor, in its capacity as such, in connection with the Recapitalization Transaction.

3.	The Companies’ Representations and Warranties

Each of the Companies hereby represents and warrants to each Consenting Noteholder (and each of the Companies acknowledges that each Consenting Noteholder is relying upon such representations and warranties) that:

(a)	The execution, delivery and performance by each of the Companies of this Agreement:

(i)	are within its respective corporate, partnership, limited partnership or similar power, as applicable;

(ii)
have been duly authorized by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity interests, where required;

(iii)
do not (A) contravene its respective certificate of incorporation, by-laws or limited partnership agreement or other constating documents, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets, (C) conflict with or result in the breach of, or constitute a default under, any of its material contractual obligations (other than under the 8% Notes or the 8% Note Indenture and as contemplated by Section C.4 of the Term Sheet), or (D) result in the creation or imposition of any lien or encumbrance upon any of the property of the Companies; and

(iv)	do not require the consent of, authorization by, approval of or notification to any Governmental Entity, other than the Regulatory Authorities and the Court;

(b)
This Agreement constitutes a valid and binding obligation of such Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law;

(c)
To the best of the knowledge after due inquiry of Thomas Strike, John Maguire and Richard Leipsic (the “Relevant Company Personnel”), there is no proceeding, claim or investigation pending before any court, regulatory body, tribunal, agency, government or legislative body, or threatened against it or any of its properties that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on its ability to execute and deliver this Agreement and to comply with its terms;

(d)
As of the date hereof, except as disclosed in the Information or the Plan, since September 1, 2008 there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to Canwest Global and its Subsidiaries (taken as a whole) or CMI and its Subsidiaries (taken as a whole), (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by Canwest Global and its Subsidiaries or CMI and its Subsidiaries which is material to Canwest Global and its Subsidiaries (taken as a whole), (iv) any material change in the capital or outstanding indebtedness of Canwest Global and its Subsidiaries (taken as a whole) or CMI and its Subsidiaries (taken as a whole), as the case may be, or (v) other than in connection with the reorganization of certain broadcasting assets as contemplated by the shareholders agreement in respect of CW Investments Co., any dividend or distribution of any kind declared, paid or made on the capital stock of Canwest Global or CMI.  As of the date hereof, each of Canwest Global and CMI has filed with the Canadian Securities Administrators and the Commission all documents required to be filed by it under the Securities Legislation, as applicable; and

(e)
Each of Canwest Global, CMI, CTLP and Canwest MediaWorks Ireland Holdings (“Irish Holdco”) has authorized, issued and outstanding capitalization as set forth in Schedule D.  No order halting or suspending trading in securities of Canwest Global or CMI nor prohibiting the sale of such securities has been issued to and is outstanding against Canwest Global or CMI, and to the knowledge of the Relevant Company Personnel and the directors and officers of Canwest Global or CMI, as applicable, other than enquiries by the Toronto Stock Exchange, no investigations or proceedings for such purpose are pending or threatened.

4.	Consenting Noteholders’ Covenants and Consents

(a)	Each Consenting Noteholder consents and agrees to the terms of, and the transactions contemplated by, this Agreement.

(b)
Each Consenting Noteholder agrees not to sell, assign, pledge or hypothecate (except with respect to security generally applying to its investments which does not adversely affect such Consenting Noteholder’s ability to perform its obligations under this Agreement) or otherwise transfer (a “Transfer”), between the date of this Agreement and the Termination Date, any Relevant Notes (or any rights in respect thereof, including, but not limited to, the right to vote) held by such Consenting Noteholder as of the date hereof, except to a transferee, who (i) is already a signatory Consenting Noteholder hereunder (an “ExistingSignatory”); or (ii) contemporaneously with any such Transfer, agrees to be fully bound as a signatory Consenting Noteholder hereunder  in respect of the 8% Notes that are the subject of the Transfer by executing and delivering to the Companies a joinder to this Agreement, the form of which is attached hereto as

Schedule E.  For greater certainty, where the transferee is not an Existing Signatory, such transferee shall be bound by the terms of this Agreement only in respect of the Relevant Notes that are the subject of the Transfer, and not in respect of any other 8% Notes of the transferee.  Each Consenting Noteholder hereby agrees (or, in the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, its Investment Advisor hereby agrees) to provide Canwest Global and Goodmans with written notice (and a fully executed copy of the joinder to this Agreement) within one (1) Business Day following any Transfer to a transferee that is not an Existing Signatory of any Relevant Notes (or any rights in respect thereof, including the right to vote) held by such Consenting Noteholder as of the date hereof.

(c)	As long as this Agreement has not been terminated in accordance with the terms hereof, each Consenting Noteholder agrees that, until the Termination Date, it shall:

(i)
vote (or cause to be voted) all of its Debt in all votes and in each vote in favour of the approval, consent, ratification and adoption of the Recapitalization and the Plan (and any actions required in furtherance thereof);

(ii)
to the extent it effects a Transfer of any of its Relevant Notes in accordance with Section 4(b) hereof after 5:00 p.m. (Toronto time) on the record date for the meeting of creditors to be held to consider the Recapitalization and the Plan and is entitled to vote on the adoption and approval of the Recapitalization and the Plan, vote all of the Relevant Notes that are the subject of the Transfer on behalf of the transferee in all votes and in each vote in favour of the approval, consent, ratification and adoption of the Recapitalization and the Plan (and any actions required in furtherance thereof);

(iii)	support the approval of the Plan as promptly as practicable by the Court (but in no case later than any voting deadline);

(iv)
execute any and all documents and perform any and all commercially reasonable acts required by this Agreement to satisfy its obligations hereunder (except that this covenant shall be limited, as it applies to a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, to an agreement to provide all information reasonably requested by the Companies or the advisors to the Ad Hoc Committee in connection with such documents or acts);

(v)
on or prior to the time at which the Recapitalization is completed, make or assist the Companies to make all necessary notifications to Governmental Entities and use commercially reasonable efforts to obtain or assist the Companies to obtain any and all required regulatory approvals and/or material third party approvals in connection with the Recapitalization in each case at the Companies’ expense (except that this covenant shall not apply to a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor);

(vi)	not take any action, directly or indirectly, against Irish Holdco except as expressly contemplated in the Term Sheet or pursuant to the Cash Collateral Agreement; and

(vii)
not take any action, directly or indirectly, that is materially inconsistent with, or is intended or is likely to interfere with the consummation of, the Recapitalization, except as required by applicable law or by any stock exchange rules, by any other regulatory authority having jurisdiction over the Consenting Noteholder or by any court of competent jurisdiction; provided that, each Consenting Noteholder may participate in discussions or negotiations with any Person that are materially inconsistent with, or are intended or likely interfere with the consummation of, the Recapitalization, provided that such Consenting Noteholder provides prompt written communication indicating the identity of any Person engaged in the discussions or negotiations and all material terms and details thereof, including all updates and any changes to the material terms and details of any such discussions or negotiations.

(d)
Upon the request of FTI or the Monitor from time to time, each Consenting Noteholder agrees to confirm to FTI or the Monitor its aggregate holdings of Relevant Notes on a confidential basis.  Each Consenting Noteholder agrees to advise FTI or the Monitor as promptly as reasonably practicable if it becomes aware (or, in the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, its Investment Advisor becomes aware) that Supporting Consenting Noteholders hold less than two-thirds of the aggregate principal amount of outstanding Notes.  FTI or the Monitor will be authorised to disclose to the Companies from time to time the total percentage of outstanding Notes held by the Supporting Consenting Noteholders at that time or to advise the Companies at any time if the Supporting Consenting Noteholders hold less than two-thirds of the aggregate principal amount of outstanding Notes.

5.	Companies’ Covenants and Consents

(a)
Once this Agreement has become effective and binding on all of the Parties, the Companies will, in a timely manner, cause to be issued a press release or other public disclosure that discloses the material provisions of the Recapitalization Terms, subject to the terms of Section 7 hereof.

(b)
Subject to any order of the Court, the Companies shall (i) pursue, support and use commercially reasonable efforts to complete the Recapitalization in good faith, (ii) do all things that are reasonably necessary and appropriate in furtherance of, and to consummate and make effective, the Recapitalization, including, without limitation (A) commencing the Recapitalization Proceedings on or before October 15, 2009, (B) taking all steps reasonably necessary and desirable to obtain an order of the Court, reasonably acceptable in all material respects to the counsel to the Ad Hoc Committee, approving the Plan within the timeframes contemplated by this Agreement, (C) taking all steps reasonably necessary and desirable to cause the Plan Implementation Date to occur within the timeframes contemplated by this Agreement and (D) use commercially reasonable efforts to satisfy the conditions precedent set forth in the Term Sheet, (iii) as soon as practicable following the date hereof, in cooperation with the Ad Hoc Committee and its advisors, make all such filings and seek all such consents, approvals, permits and authorizations with any Governmental Entities or third parties whose consent is required in connection with the Recapitalization and use commercially reasonable efforts to obtain any and all required regulatory and/or material third party approvals for or in connection with the Recapitalization and (iv) not take any action, directly or indirectly, that is materially inconsistent with, or is intended or is likely to interfere with the consummation of, the Recapitalization, except as required by applicable law or by any stock exchange rules, by any other regulatory authority having jurisdiction over the Companies or by any court of competent jurisdiction; provided that, the Companies may participate in discussions or negotiations with any Person that are materially inconsistent with, or are intended or likely to interfere with the consummation of, the Recapitalization, provided that the Companies provide prompt written communication indicating the identity of any Person engaged in the discussions or negotiations and all material terms and details thereof, including all updates and any changes to the material terms and details of any such discussions or negotiations.

(c)
The Companies shall provide draft copies of all motions or applications and other documents the Companies intend to file with the Court to counsel to the Ad Hoc Committee at least three days prior to the date when the Companies intend to file such document (except in exigent circumstances where the Companies shall provide the documents within such time prior to the filing as is practicable) and such filings shall be in form and substance acceptable to the counsel to the Ad Hoc Committee, acting reasonably.  The initial order shall be submitted to the Court in the form attached as Schedule F and shall be subject to any amendments that are required by the Court that are acceptable to the Ad Hoc Committee and the Companies (and, with respect to the directors’ and officers’ charge, the management directors).  The claims procedure order shall be submitted to the Court substantially in the form attached as Schedule G and shall be subject to any amendments that are required by the Court that are acceptable to the Ad Hoc Committee and the Companies.

(d)
Following reasonable advance notice, the Companies shall, to the extent permitted by law and the terms of any contractual obligation of confidentiality, and subject to and in accordance with the terms of the applicable Advisor Confidentiality Agreement or Noteholder Confidentiality Agreement, as the case may be:

(i)	provide to each Confidentiality Agreement Signatory reasonable access to the data room established by Canwest Global in connection with the Recapitalization; and

(ii)	make the officers and legal and financial advisors of the Companies available on a reasonable basis for any discussions with any Confidentiality Agreement Signatory.

(e)	CMI shall pay the fees of any legal or financial advisor to the Ad Hoc Committee within 5 Business Days of the receipt of any invoice from any such party.

(f)
Neither Canwest Global, CMI, CTLP nor the other CMI Subsidiaries shall participate in any material discussions with (i) the Canadian Radio-Television and Telecommunications Commission with respect to the Recapitalization Transaction, (ii) any of the stakeholders in CW Investments Co. and the CW Media group of companies with respect to the Recapitalization Transaction, or (iii) any party (other than legal and financial advisors to the Companies) with respect to the Recapitalization Transaction, in each case without providing reasonable notice to the Consenting Noteholders and an opportunity for a representative from the Ad Hoc Committee or its legal counsel or financial advisor to participate in such discussions.  Canwest Global, CMI and CTLP agree to cooperate and facilitate discussions between the Ad Hoc Committee and stakeholders in CW Investments Co. and the CW Media group of companies (including The Goldman Sachs Group, Inc. and its Affiliates), as soon as practicable when requested by the Consenting Noteholders.

6.	Conditions to Recapitalization

The Recapitalization Transaction, in addition to the conditions set out in the Term Sheet, shall be subject to the satisfaction of the following conditions prior to or at the time on which the Recapitalization is implemented, each of which is for the exclusive benefit of the Consenting Noteholders:

(a)	All securities of Canwest Global, when issued and delivered in accordance with the Plan, shall have been duly authorized and shall be validly issued and shall be fully paid and non-assessable; and

(b)
When Canwest Global issues and delivers the securities issued and delivered in accordance with the Plan, such securities shall be offered and sold (i) pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended, and of any state securities law and the respective rules and regulations thereunder, and (ii) pursuant to exemptions from the prospectus and registration requirements of applicable Canadian Securities Legislation.

7.	Public Disclosure

(a)
No press release or other public disclosure concerning the transactions contemplated herein shall be made by the Companies without the prior consent of the Ad Hoc Committee (such consent not to be unreasonably withheld) except as, and only to the extent that, the disclosure is required by applicable law or by any stock exchange rules on which its securities or those of any of its affiliates are traded, by any other regulatory authority having jurisdiction over the Companies, or by any court of competent jurisdiction; provided, however, that the Companies shall provide the Ad Hoc Committee with a copy of such disclosure in advance of any release and an opportunity to consult with the Companies as to the contents and to provide comments thereon; and provided further that the Companies shall, after providing the Ad Hoc Committee with copies of the press release or other public disclosure (and all related documents) in advance and an opportunity to consult with the Companies as to the contents and permitting the Ad Hoc Committee to provide comments thereon to the Companies, make prompt disclosure of the material terms of this Agreement.

(b)
Notwithstanding the foregoing and subject to Section 14, no information with respect to each of the Consenting Noteholder’s specific ownership of Relevant Notes, the principal amount of Relevant Notes held by a Consenting Noteholder or the identity of any individual Consenting Noteholder or its Investment Advisor shall be disclosed by the Companies, except as may be required by applicable law or by any stock exchange rules on which its securities or those of any of its affiliates are traded, by any other regulatory authority having jurisdiction over the Companies, or by any court of competent jurisdiction; provided, however, that the aggregate amount of Relevant Notes held by the Ad Hoc Committee and the Consenting Noteholders may be disclosed.

(c)
Each Consenting Noteholder agrees (or, in the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, its Investment Advisor agrees) that, except as otherwise specified in this Agreement, in a Noteholder Confidentiality Agreement (or, in the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, in a confidentiality agreement binding upon the Investment Advisor), prior to making any public announcement or statement or issuing any press release or any other public disclosure with respect to this Agreement, the Plan, the Recapitalization or any negotiations, terms or other facts with respect thereto, it shall, to the extent practicable under the circumstances, provide Canwest Global with a copy of such disclosure in advance of any release and an opportunity to consult with the Ad Hoc Committee as to the contents and to provide comments thereon; provided, however, that each of the Companies acknowledges and agrees that whether or not any revisions to the disclosure will be made as a result of such comments will be determined solely by the Consenting Noteholder (or, if applicable, the Investment Advisor).

8.	Further Assurances

Each Party shall do all such things in its control, take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement (except that this covenant shall not apply to a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor).

9.	Consenting Noteholder Termination Event

This Agreement may be terminated by the delivery to the Companies and the Ad Hoc Committee of a written notice in accordance with Section 15(p) hereof by Consenting Noteholders holding no less than a majority of the aggregate principal amount of the Relevant Notes held at such time by the Consenting Noteholders (unless otherwise provided in this Section 9), in the exercise of their sole discretion, upon the occurrence and, if applicable, continuation of any of the following events:

(a)	failure of the Companies to commence the Recapitalization Proceedings on or before October 15, 2009;

(b)
failure of the Companies to file the Plan with the Court within 30 days after the commencement of the Recapitalization Proceedings, which shall be materially consistent with this Agreement and otherwise in form and substance reasonably acceptable to the counsel to the Ad Hoc Committee;

(c)	the Plan Implementation Date shall not have occurred on or before the Outside Date;

(d)
failure by any of the Companies to comply in all material respects with, or default by any of the Companies in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement, which is not cured within five Business Days after the receipt of written notice of such failure or default;

(e)	if any representation, warranty or other statement of any of the Companies made or deemed to be made in this Agreement shall prove untrue in any material respect as of the date when made;

(f)
the issuance of any preliminary or final decision, order or decree by a Governmental Entity, the making of an application to any Governmental Entity, or the announcement, threat or commencement of an action or investigation by any Governmental Entity, in consequence of or in connection with the Recapitalization Transaction, which restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit), the Recapitalization Transaction or any part thereof or requires or purports to require a variation of the Recapitalization Transaction;

(g)
if the Recapitalization Proceedings are dismissed, terminated, stayed  or converted to a proceeding under the Bankruptcy and Insolvency Act (Canada) or Winding-Up and Restructuring Act (Canada), unless such dismissal, termination, stay or conversion, as applicable, is made with the prior written consent of the counsel to the Ad Hoc Committee;

(h)
other than in relation to Canwest Limited Partnership (“Canwest LP”), its subsidiaries and its general partner, Canwest (Canada) Inc., the appointment of a receiver, interim receiver, receiver and manager, trustee in bankruptcy, liquidator or administrator in the Recapitalization Proceedings, unless such appointment is made with the prior written consent of the counsel to the Ad Hoc Committee;

(i)
the amendment, modification or filing of a pleading by the Companies seeking to amend or modify the Plans or any documents related thereto, in a manner not reasonably acceptable to the counsel to the Ad Hoc Committee;

(j)
if the Ad Hoc Committee determines, acting reasonably, that the conditions precedent to the implementation of the Recapitalization set out in the Term Sheet and herein that are in its favour cannot reasonably be expected to be satisfied; or

(k)
the occurrence of one or more of the following: (i) a default under any indebtedness in an amount exceeding $5,000,000 of CW Investments Co. or any of its subsidiaries; (ii) once appointed, the resignation or replacement of the chief restructuring advisor (the “Chief Restructuring Advisor”) or the amendment of any duties of the Chief Restructuring Advisor (in each case to the extent not approved by the Ad Hoc Committee), subject to the ability to appoint a new Chief Restructuring Advisor acceptable to the Ad Hoc Committee within 10 days of a resignation; (iii) an “Event of Default” as defined in the CIT Credit Agreement; or (iv) an “Event of Default” as defined in the Cash Collateral Agreement, provided that an Event of Default arising from a breach of Section 5(b) of the Cash Collateral Agreement shall not constitute a termination event hereunder, unless the result of such breach causes another termination event.

If this Agreement is terminated by the Consenting Noteholders pursuant to this Section 9, this Agreement shall be automatically and simultaneously terminated as to any other Party that is a signatory to this Agreement.  Notwithstanding any provision in this Agreement to the contrary, upon the written consent of Consenting Noteholders holding at least two-thirds of the aggregate principal amount of the Relevant Notes held at such time by the Consenting Noteholders, the dates set forth in this Section 9 may be extended prior to or upon each such date and such later dates agreed to in lieu thereof and shall be of the same force and effect as the dates provided herein; provided, however, in the event that the Outside Date is extended beyond May 31, 2010, any Objecting Noteholder that has objected in writing to such extension of the Outside Date may terminate its obligations under this Agreement upon five Business Days’ written notice to the other Parties to this Agreement.

10.	Companies Termination Event

(a)
This Agreement may be terminated by the delivery to the Consenting Noteholders of a written notice in accordance with Section 15(p) by Canwest Global on behalf of the Companies, in the exercise of its sole discretion, upon the occurrence and continuation of any of the following events:

(i)
the issuance of any preliminary or final decision, order or decree by a Governmental Entity, the making of an application to any Governmental Entity, or the announcement, threat or commencement of an action or investigation by any Governmental Entity, in consequence of or in connection with the Recapitalization Transaction, which restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit), the Recapitalization Transaction or any part thereof or requires or purports to require a variation of the Recapitalization Transaction;

(ii)
if Canwest Global determines, acting reasonably, that the conditions precedent to the implementation of the Recapitalization set out in the Term Sheet and herein that are in its favour cannot reasonably be expected to be satisfied;

(iii)
failure by any Consenting Noteholder to comply in all material respects with, or default by any Consenting Noteholder in the performance or observance of, any covenant or agreement set forth in Section 4(b) or 4(c) of this Agreement, which is not cured within five Business Days after the receipt of written notice of such failure or default and which results in Supporting Consenting Noteholders holding less than two-thirds of the aggregate principal amount of outstanding Notes; provided that if within 10 Business Days after receipt of such written notice, additional holders of 8% Notes become Consenting Noteholders pursuant to Section 15(d), and including such additional Consenting Noteholders, Supporting Consulting Noteholders hold at least two-thirds of the aggregate principal amount of outstanding Notes, a termination right under this Section 10(a)(iii) shall not arise; or

(iv)	if the Outside Date is extended by more than 30 days after April 15, 2010.

If this Agreement is terminated by the Companies pursuant to this Section 10(a), this Agreement shall be automatically and simultaneously terminated as to any other Party that is a signatory to this Agreement.

(b)
This Agreement may be terminated as to a breaching Consenting Noteholder (the “Breaching Noteholder”) only, by the delivery to such Breaching Noteholder of a written notice in accordance with Section 15(p) by Canwest Global on behalf of the Companies, in the exercise of its sole discretion and provided that the Companies are not in default hereunder, upon the occurrence and continuation of any of the following events:

(i)
failure by the Consenting Noteholder to comply in all material respects with, or default by the Consenting Noteholder in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement which is not cured within five Business Days after the receipt of written notice of such failure or default;

(ii)	if any representation, warranty or other statement of the Consenting Noteholder made or deemed to be made in this Agreement shall prove untrue in any material respect as of the date when made; or

(iii)
in the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, if the Consenting Noteholder does not execute the documents or perform the commercially reasonable acts required by this Agreement to satisfy its obligations hereunder.

11.	Mutual Termination

This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement between (a) the Companies and (b) the Consenting Noteholders holding at least two-thirds in principal amount of the Relevant Notes held at such time by the Consenting Noteholders.

12.	Effect of Termination

(a)
Upon termination of this Agreement under Sections 9 (except by an Objecting Noteholder under Section 9), 10(a) or 11, this Agreement shall be of no further force and effect and each Party hereto shall be released from its commitments, undertakings, and agreements under or related to this Agreement, except for the obligations under Sections 7(b), 14 and 15, all of which shall survive the termination, and each Party shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Recapitalization or otherwise, that it would have been entitled to take had it not entered into this Agreement.

(b)
Upon termination of this Agreement by the Companies under Section 10(b) or by an Objecting Noteholder under Sections 9 or 15(n), this Agreement shall be of no further force and effect with respect to the Breaching Noteholder or Objecting Noteholder, as applicable, and the Breaching Noteholder or Objecting Noteholder, as applicable, shall be released from its commitments, undertakings, and agreements under or related to this Agreement, except for its obligations under Sections 14 and 15, all of which shall survive the termination, and it shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Recapitalization or otherwise, that it would have been entitled to take had it not entered into this Agreement.  For greater certainty, any Breaching Noteholder or Objecting Noteholder shall not be entitled to receive its pro rata share of the Support Agreement Consideration which would otherwise be payable to it as set out in the Term Sheet, and the pro rata share of such Breaching Noteholder or Objecting Noteholder shall be allocated pro rata amongst the Supporting Consenting Noteholders so that the total amount of the Support Agreement Consideration is paid to all the Supporting Consenting Noteholders.

(c)
Upon the occurrence of any termination of this Agreement, any and all consents, tendered prior to such termination by (i) the Consenting Noteholders with respect to termination pursuant to Sections 9, 10(a) or 11, (ii) the Breaching Noteholder(s) with respect to termination pursuant to Section 10(b), or (iii) the Objecting Noteholder(s) with respect to termination pursuant to Sections 9 or 15(n), shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Recapitalization and this Agreement or otherwise.

13.	Termination Upon the Plan Implementation Date

This Agreement shall terminate automatically without any further required action or notice on the Plan Implementation Date (immediately following the Effective Time).

14.	Confidentiality

The Companies agree, on their own behalf and on behalf of their Representatives, to maintain the confidentiality of the identity and, to the extent known, specific holdings of the Consenting Noteholders; provided, however, that such information may be disclosed: (a) to the Companies’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as the “Representatives” and individually as a “Representative”) provided further that each such Representative is informed of, and agrees to abide by, this confidentiality provision; and (b) to Persons in response to, and to the extent required by, (i) any subpoena, or other legal process, including, without limitation, by the Court or applicable rules, regulations or procedures of the Court, (ii) any Governmental Entity, or (iii) applicable law.  If the Companies or their Representatives receive a subpoena or other legal process as referred to above in connection with this Agreement or the Plan, the Companies shall provide the relevant Consenting Noteholder with prompt written notice of any such request or requirement, to the extent permissible and practicable under the circumstances, so that the relevant Consenting Noteholder may (at the Companies’ expense) seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 14 or elsewhere in this Agreement: (x) the Companies may disclose the identity of a Consenting Noteholder in any action to enforce this Agreement against such Consenting Noteholder (and only to the extent necessary to enforce this Agreement against such Consenting Noteholder); and (y) the Companies may disclose, to the extent consented to in writing by a Consenting Noteholder (or by the Consenting Noteholder’s duly authorised advisor), such Consenting Noteholder’s identity and holdings.  Except as set forth in Section 5(a) (and subject to the terms of Section 7), nothing in this Agreement shall obligate the Companies to make any public disclosure of this Agreement, the Recapitalization or the Plan.

15.	Miscellaneous

(a)
Subject to Section 15(c) hereof, notwithstanding anything herein to the contrary, this Agreement applies only to the Debt  and to the Consenting Noteholders solely with respect to their legal and beneficial ownership of, or their investment and voting discretion of, their Debt (and not, for greater certainty, any other securities, loans or obligations that may be held, acquired or sold by the Consenting Noteholders, including any 8% Notes acquired after the date of this Agreement which are not Relevant Notes) and, without limiting the generality of the foregoing, shall not apply to:

(i)	any securities, loans or other obligations that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any group or business unit within or affiliate of any Consenting Noteholder (A) that has not been involved in and is not acting at the direction of or with knowledge of the Companies’ affairs provided by any person involved in the Recapitalization discussions or (B) is on the other side of an information firewall with respect to the officers, partners and employees of such Consenting Noteholder who have been working on the Recapitalization and is not acting at the direction of or with knowledge of the Companies’ affairs provided by any officers, partners and employees of such Consenting Noteholder who have been working on the Recapitalization; or

(ii)	any securities, loans or other obligations that may be beneficially owned by non-affiliated clients of the Consenting Noteholders.

(b)
Subject to Section 15(a), nothing in this Agreement is intended to preclude any of the Consenting Noteholders from engaging in any securities transactions, subject to the agreements set forth in Section 4 hereof with respect to the Relevant Notes and other Debt.

(c)
This Agreement shall in no way be construed to preclude any Consenting Noteholder from acquiring additional 8% Notes (“Additional Notes”).  If a Consenting Noteholder acquires Relevant Notes (or, in the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor,  if the Consenting Noteholder acquires Relevant Notes through its Investment Advisor) after the date hereof from another Consenting Noteholder in reliance on clause (i) of Section 4(b), the acquiring Consenting Noteholder shall be bound by the terms of this Agreement in respect of such Relevant Notes.  If a Consenting Noteholder acquires Additional Notes after the date that it becomes a party hereto that are not Relevant Notes, any and all rights and claims obtained by such Consenting Noteholder with respect to, on account of or pursuant to such Additional Notes, including  accrued and unpaid interest and any other amount that such Consenting Noteholder is entitled to claim pursuant to such Additional Notes under the Plan, shall not be subject to this Agreement, unless agreed to by the Consenting Noteholder.  In the case of a Consenting Noteholder whose Relevant Notes are managed by its Investment Advisor, if the Consenting Noteholder acquires Relevant Notes after the date hereof through an advisor other than its Investment Advisor, then the exemption in clause (i) of Section 4(b) shall not apply.

(d)
At any time, a holder of 8% Notes who is not a Consenting Noteholder may become a party to this Agreement by executing and delivering to the Companies a joinder to this Agreement substantially in the form of Schedule E.

(e)
The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(f)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(g)	Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

(h)
This Agreement (including the Term Sheet, the other schedules attached to this Agreement, the Cash Collateral Agreement and the other agreements contemplated by this Agreement or the Term Sheet), together with the Noteholder Confidentiality Agreements and Advisor Confidentiality Agreements, constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(i)
The agreements, representations and obligations of the Companies under this Agreement are, in all respects, joint and several.  The Companies acknowledge and agree that any waiver or consent that the Consenting Noteholders may make on or after the date hereof has been made by the Consenting Noteholders in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of the Companies hereunder.

(j)
The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several (as to the percentage of the outstanding 8% Notes represented by a Consenting Noteholder’s Relevant Notes) and not joint and several.  Each Consenting Noteholder acknowledges and agrees that any waiver or consent that the Companies may make on or after the Companies Execution  Date has been made by the Companies in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of such Consenting Noteholder hereunder.

(k)
Any person signing this Agreement in a representative capacity (i) represents and warrants that he/she is authorized to sign this Agreement on behalf of the Party he/she represents and that his/her signature upon this Agreement will bind the represented Party to the terms hereof, and (ii) acknowledges that the other Parties hereto have relied upon such representation and warranty.

(l)
For the purposes of the Term Sheet and this Support Agreement, any matter requiring the consent or approval of the Ad Hoc Committee shall require (a) the unanimous consent or approval of members of the Ad Hoc Committee, or (b) if the Ad Hoc Committee has not unanimously consented to or approved the particular matter, then the consent or approval of Consenting Noteholders representing at least two-thirds of the aggregate principal amount of Relevant Notes held by all Consenting Noteholders.  The Companies shall rely on written confirmation from the counsel to the Ad Hoc Committee that the Ad Hoc Committee has consented to or approved the particular matter, as required pursuant to the Term Sheet or the Support Agreement.

(m)
Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Relevant Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or under any documents related thereto, or have directed the taking of any action provided herein or in any of the documents related thereto to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Relevant Notes then outstanding, Relevant Notes directly or indirectly owned by any of the Companies or their Affiliates shall be deemed not to be outstanding.

(n)
This Agreement (including the Recapitalization Terms) may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and Consenting Noteholders representing at least two-thirds of the aggregate principal amount of Relevant Notes held by all Consenting Noteholders, provided, however, that any Objecting Noteholder that has objected in writing to any material modification, amendment or supplement that becomes effective pursuant to this Section 15(n) without their consent may terminate its obligations under this Agreement upon five Business Days’ written notice to the other Parties to this Agreement.

(o)
Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(p)
All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile transmission, in each case addressed to the particular Party:

(i)	If to the Companies, at:

Canwest Media Inc.
31st Floor
Canwest Global Place
201 Portage Ave
Winnipeg, Manitoba R3B 3L7

Attention:                      General Counsel
Facsimile:                       204-947-9841

With a required copy by email or fax (which shall not be deemed notice) to:

Osler, Hoskin & Harcourt LLP
Box 50
1 First Canadian Place
Toronto, Ontario M5X 1B8

Attention:                      Edward Sellers
Email:                              esellers@osler.com
Facsimile:                       416-862-6666

(ii)	If to the Consenting Noteholders (or its Investment Advisor), at the address set forth for each Consenting Noteholder (or its Investment Advisor) at the address shown for it beside its signature.

With a required copy by email or fax (which shall not be deemed notice) to:

Goodmans LLP
250 Yonge Street
Suite 250
Toronto, Ontario M5B 2M6

Attention:                      Robert Chadwick
Email:                              rchadwick@goodmans.ca
Facsimile:                       416-979-1234

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(q)
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(r)
This Agreement shall be binding upon and enure to the benefit of the Parties hereto and each of their respective successors, assigns, heirs and personal representatives, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, except that a Consenting Noteholder is permitted to assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement as set forth in Section 4(b).

(s)
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law.  Each Party submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

(t)
The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise. Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(u)
It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach including, without limitation, an order of the Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

(v)
All rights, powers, and remedies provided under this Agreement or otherwise in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

(w)	Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

(x)
This Agreement may be signed in counterparts, each of which, when taken together, shall be deemed an original. Execution of this Agreement is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

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SCHEDULE A

CMI SUBSIDIARIES

30109, LLC
4501063 Canada Inc.
4501071 Canada Inc.
Canwest Finance Inc./Financière Canwest Inc.
Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc.
Canwest International Communications Inc.
Canwest International Distribution Limited
Canwest International Management Inc.
Canwest Ireland Nominee Limited
Canwest Irish Holdings (Barbados) Inc.
Canwest Media Inc., as general partner on behalf of The National Post Company/La Publication National Post
Canwest Mediaworks Ireland Holdings
Canwest Mediaworks Turkish Holdings (Netherlands) B.V.
Canwest Mediaworks (US) Holdings Corp.
Canwest Television GP Inc.
Canwest Television Limited Partnership, as general partner on behalf of Fox Sports World Canada Partnership, by its general partner, Canwest Television GP Inc.
CGS Debenture Holding (Netherlands) B.V.
CGS International Holdings (Netherlands) B.V.
CGS NZ Radio Shareholding (Netherlands) B.V.
CGS Shareholding (Netherlands) B.V.
Fox Sports World Canada Partnership
Fox Sports World Canada Holdco Inc.
Fox Sports World Canada Holdco Inc., as general partner on behalf of Fox Sports World Canada Partnership
Global Centre Inc.
MBS Productions Inc.
Multisound Publishers Ltd.
National Post Holdings Ltd.
National Post Holdings Ltd., as general partner on behalf of The National Post Company/La Publication National Post
The National Post Company/ La Publication National Post
Western Communications Inc.
Yellow Card Productions Inc.

SCHEDULE B

RECAPITALIZATION TERM SHEET

See attached.

PRIVILEGED AND CONFIDENTIAL

CANWEST GLOBAL COMMUNICATIONS CORP.

AND

CANWEST MEDIA INC.

RECAPITALIZATION TRANSACTION TERM SHEET

RE:
8.0% Senior  Subordinated Notes due 2012 issued by Canwest Media Inc. (collectively, the “Notes”, and the holders of such Notes, collectively, the “Noteholders”, and the indenture under which the Notes were issued by Canwest Media Inc., as amended, modified or supplemented prior to the date hereof, the “Indenture”).

The purpose of this Term Sheet is to set out the principal terms of a proposed Recapitalization Transaction (defined below) of Canwest Global Communications Corp. (“Canwest Global”), Canwest Media Inc. (“CMI”), Canwest Television Limited Partnership (“CTLP”) and certain of their respective subsidiary entities (but specifically excluding Canwest Limited Partnership and its subsidiaries1, CW Investments Co. and its subsidiaries and Ten Network Holdings Limited and its subsidiaries) (collectively, the “Canwest Group”). Schedule “A” of this Term Sheet includes a corporate chart of the Canwest Group following completion of the Recapitalization Transaction. The purpose of the Recapitalization Transaction is, among other things, to restructure CMI into a viable and competitive industry participant able to deal with the current issues facing the broadcasting industry and other competitive factors.

This Term Sheet is a summary of the terms and conditions of the Recapitalization Transaction.  This Term Sheet does not create any obligations on the part of Canwest Global, CMI or any of their respective subsidiaries, any Noteholder or any other person, until such party has executed a support agreement (the “Support Agreement”) attaching this Term Sheet and such Support Agreement has become effective and binding on such party in accordance with its terms, at which time this Term Sheet shall be binding upon such party.  Certain matters described herein may be subject to the negotiation, execution and delivery of definitive documentation.

This Term Sheet shall not constitute an offer to sell, buy or exchange into, nor the solicitation of an offer to sell, buy or exchange into, any of the securities or instruments referred to herein.  Furthermore, until a party has executed a Support Agreement attaching this Term Sheet and such Support Agreement has become effective and binding upon such party in accordance with its terms, nothing herein constitutes a commitment to exchange any debt, lend funds to Canwest Global, CMI or any of their respective subsidiaries, vote debt in a certain way, or negotiate, agree to or otherwise engage in the transactions described herein.

All dollar amounts expressed herein are in Canadian dollars except as specifically noted otherwise.

1	Any reference to “Canwest Limited Partnership and its subsidiaries” or “Publishing LP and its subsidiaries” shall include Canwest (Canada) Inc. (the general partner of Canwest Limited Partnership).

A.           RECAPITALIZATION TRANSACTION

1.	Summary

The Noteholders’ claims pursuant to the Notes and the Indenture shall be addressed in accordance with the transactions described in this Term Sheet (collectively, the “Recapitalization Transaction”), which shall be approved or implemented as part of a plan of arrangement (the “Plan”) to be filed pursuant to the Companies’ Creditors Arrangement Act (the “CCAA”) and approved and sanctioned by the Ontario Superior Court of Justice (the “Court”) pursuant to a Court Order (the “Sanction Order”). Canwest Mediaworks Ireland Holdings (“Irish Holdco”) will not be a party to the CCAA filing.

2.	Certain Steps

As part of the Recapitalization Transaction:

(i)
the proceeds of the shares of Ten Network Holdings Limited (“Ten Network”) that were held by Irish Holdco and subject to the equitable mortgage held by CIBC Mellon Trust Company (collectively, the “Irish Holdco Ten Shares”) and that have been sold have been applied as set forth in the Use of Cash Collateral and Consent Agreement entered into by, among others, CMI, Canwest Global and certain of the Noteholders dated as of September 23, 2009 (the “Cash Collateral Agreement”);

(ii)
the Class B Subordinated Voting Shares and Non-Voting Shares, together as a stapled security, and the Class A Subordinated Voting Shares of a restructured Canwest Global will be listed on the Toronto Stock Exchange (the “TSX”) or, subject to compliance with applicable laws and obtaining any necessary or desirable regulatory or third party approvals or consents,  a new TSX listed company will be formed (such restructured or new company is referred to in this Term Sheet as “Restructured Canwest Global”); and

(iii)
Restructured Canwest Global will issue to affected creditors (including the Noteholders) and existing shareholders of Canwest Global either Class A Subordinated Voting Shares or Non-Voting Shares and Class B Subordinated Voting Shares, together as a stapled security, in the capital of Restructured Canwest Global, as described more fully below; provided that the foregoing is at all times in compliance with the Canadian ownership and control requirements as contained in the Direction to the CRTC (Ineligibility of Non-Canadians) (the “Direction”) and subject to the prior approval of the Canadian Radio-television and Telecommunications Commission (the “CRTC”), as applicable.

3.	Other Investors in Restructured Canwest Global

One or more Canadians (as defined in the Direction) (the “New Investors”) will subscribe for (the “New Investment”) Class A Subordinated Voting Shares in the capital of Restructured Canwest Global or a combination of Class A Subordinated Voting Shares and Multiple Voting

Shares, in each case, representing an equity interest in Restructured Canwest Global that is acceptable to CMI and the Ad Hoc Committee.

The Multiple Voting Shares, if any, and Class A Subordinated Voting Shares in the capital of Restructured Canwest Global will be owned by the New Investors (and, in the case of the Class A Subordinated Voting Shares, affected creditors (including the Noteholders) and existing shareholders of Canwest Global that are Canadians (as defined in the Direction)) and will, collectively, represent a 66 2/3% voting interest in Restructured Canwest Global. The Non-Voting Shares and Class B Subordinated Voting Shares in the capital of Restructured Canwest Global will be owned by affected creditors (including the Noteholders) and existing shareholders of Canwest Global that are not Canadians (as defined in the Direction) and will represent a 33 1/3% voting interest in Restructured Canwest Global.

4.	Application of Proceeds from Sale of Irish Holdco Shares

All of the net proceeds of the sale of the Irish Holdco Ten Shares (the “Ten Proceeds”) have been loaned to CMI and applied by CMI as follows: (i) as to the amount of $85 million, to fund ongoing liquidity requirements of CMI and/or CTLP (including temporarily repaying the amount outstanding under the CIT Facility), (ii) to repay in full  the Existing Senior Notes and (iii) as to the balance, to make a payment to the trustee under the Indenture (the “Trustee”) on behalf of the Noteholders, all in the manner set forth in the Cash Collateral Agreement (as defined below).

The portion of the Ten Proceeds referred to in (i) and (ii) above are evidenced by a secured promissory note (the “Secured Intercompany Note”) and the portion of the Ten Proceeds referred to in (iii) above is evidenced by one or more unsecured promissory notes (the “Unsecured Promissory Note”).  The proceeds of the New Investment described in section A.3 above, together with cash on hand or an amount drawn under the emergence asset based loan facility referred to in Section A.10,  shall be used to repay $85 million of the Secured Intercompany Note, to Irish Holdco and, having regard to the guarantee of the Notes by Irish Holdco, the proceeds of such repayment shall be used by Irish Holdco to redeem $85 million of the preferred shares held by CMI and CMI shall forthwith pay $85 million to the Trustee (on behalf of the Noteholders).

5.	Affected Claims

The procedure for determining the validity and amount of affected creditors’ claims against Canwest Global, CMI and CTLP for purposes of voting and receiving distributions under the Plan will be governed by an order of the Court in the CCAA proceedings (the “Claims Procedure Order”), which order shall be satisfactory to Canwest Global, CMI, CTLP and the ad hoc committee of Noteholders (the “Ad Hoc Committee”).

As part of the Recapitalization Transaction:

(i)
affected creditors of Canwest Global and CMI with claims against Canwest Global or CMI accepted for purposes of receiving distributions under the Plan (“CMI Proven Distribution Claims”) shall have such claims valued for purposes of receiving distributions under the Plan on the basis of the amount of each such claim relative to the total CMI Proven Distribution Claims (such percentage for any particular affected creditor is referred to as the affected creditor’s “CMI Percentage”), affected creditors of CTLP with claims against CTLP accepted for purposes of receiving distributions under the Plan (“CTLP Proven Distribution Claims”) shall have such claims valued for purposes of receiving distributions under the Plan on the basis of the amount of each such claim relative to the total CTLP Proven

(ii)	Distribution Claims (such percentage for any particular affected creditor is referred to as the affected creditor’s “CTLP Percentage”),

(iii)
subject to any Convenience Class Claims (as defined below), an affected creditor with one or more CMI Proven Distribution Claims shall, in full satisfaction of such CMI Proven Distribution Claims, receive that percentage of the outstanding equity shares (as defined below) of Restructured Canwest Global as of the Effective Time (as defined below) (but excluding for such purposes any equity shares issued to the New Investors and to certain of the Noteholders pursuant to section C.5) equal to the product obtained by multiplying such affected creditor’s CMI Percentage by the amount obtained by dividing $109 million by $283 million,

(iv)
subject to any Convenience Class Claims (as defined below), an affected creditor with one or more CTLP Proven Distribution Claims shall, in full satisfaction of such CTLP Proven Distribution Claims, receive that percentage of the outstanding equity shares of Restructured Canwest Global as of the Effective Time (as defined below) (but excluding for such purposes any equity shares issued to the New Investors and to certain of the Noteholders pursuant to section C.5) equal to the product obtained by multiplying such affected creditor’s CTLP Percentage by the amount obtained by dividing $129 million by $283 million,

(v)
the trustee under the Indenture, on behalf of the Noteholders as  beneficiaries of a guarantee of the Notes by Irish Holdco, shall, having regard for the guarantee of the Notes by Irish Holdco and having regard to the Secured Intercompany Note, receive that percentage of the outstanding equity shares of Restructured Canwest Global as of the Effective Time (but excluding for such purposes any equity shares issued to the New Investors, to existing shareholders pursuant to section A.6 and to certain of the Noteholders pursuant to section C.5) equal to the amount obtained by dividing $45 million by $283 million, and

(vi)
notwithstanding any legal rights or entitlements  of the Noteholders or the Trustee and strictly for the purposes of the Recapitalization Transaction contemplated by this Term Sheet, for purposes of receiving distributions of CMI under the Plan, having regard for the guarantee of the Notes by Irish Holdco and the Secured Intercompany Note and the Unsecured Promissory Note, CMI Proven Distribution Claims of the Noteholders shall be agreed to be an amount of US$761 million in aggregate, together with accrued interest on the Notes up to and including the date of filing under the CCAA; and for purposes of receiving distributions of CTLP under the Plan only, CTLP Proven Distribution Claims of the Noteholders shall be agreed to be an amount of $800 million.

Under the Plan, the claims of (i) each affected creditor with CMI Proven Distribution Claims or CTLP Proven Distribution Claims of $5,000 (such specified amount, in the case of CMI Proven Distribution Claims, is referred to as the “CMI Maximum Amount” and in the case of CTLP Proven Distribution Claims, is referred to as the “CTLP Maximum Amount”) or less and (ii) each affected creditor with CMI Proven Distribution Claims or CTLP Proven Distribution Claims in excess of the CMI Maximum Amount or CTLP Maximum Amount, respectively, but who has elected to value such claims at the CMI Maximum Amount or CTLP Maximum Amount, as the case may be, for purposes of the Plan (collectively “Convenience Class Claims”) shall be valued for purposes of voting on the Plan and, if applicable, receiving distributions under the Plan at an amount equal to the lesser of (a) the CMI Maximum Amount or the CTLP Maximum Amount, as the case may be, and (b) the value of the applicable CMI Proven Distribution Claim or CTLP Proven Distribution Claim. Each affected creditor holding one or more CMI Proven Distribution Claims or CTLP Proven Distribution Claims that are Convenience Class Claims will receive a cash payment equal to the lesser of (A) the CMI Maximum Amount or the CTLP Maximum Amount, as applicable and (B) the value of such creditor’s CMI Proven Distribution Claims or CTLP Proven Distribution Claims, as the case may be, in full and final satisfaction of such claims and each such creditor shall be deemed to have voted in favour of the Plan.

The percentage of the outstanding shares of Restructured Canwest Global to be issued to the affected creditors pursuant to sub-paragraphs (iii) and (iv) of this section A.5 shall be diluted by the issuance of shares of Restructured Canwest Global to the New Investors and pursuant to the provisions of section C.5.

The percentage of the outstanding shares of Restructured Canwest Global to be issued to the affected creditors pursuant to sub-paragraph (v) of this section A.5 shall be diluted by the issuance of shares of Restructured Canwest Global to the New Investors, to existing shareholders pursuant to section A.6 and pursuant to the provisions of section C.5.

Each affected creditor holding one or more proven voting claims will be entitled to vote on the Plan based on the aggregate amount of its proven voting claims as stipulated by the Claims Procedure Order.

The Plan shall provide for the following two classes of creditors: (i) affected creditors with CMI Proven Distribution Claims and (ii) affected creditors with CTLP Proven Distribution Claims.

Claims against entities other than Canwest Global, CMI and CTLP, including any of the Canwest Subsidiaries (as defined below), will be dealt with in an equitable manner having regard to the assets and liabilities of each such entity.

For purposes of the Recapitalization Transaction only, and provided the condition in section B(y) is satisfied, notwithstanding any legal rights or entitlements of the Noteholders, intercompany claims among the Canwest Group (including, without limitation, claims against CMI by Canwest International Communications Inc., Canwest Irish Holdings (Barbados) Inc. and Irish Holdco),

other than claims by CMI against CTLP or vice versa, shall be excluded for purposes of receiving distributions under the Plan.

If either CMI or CTLP is entitled to receive shares of Restructured Canwest Global pursuant to section A.5(iii) or A.5(iv), respectively, such shares shall instead be distributed to the creditors of CMI or CTLP, as the case may be, pro rata, based on each such creditor’s CMI Proven Distribution Claim or CTLP Proven Distribution Claim.

Amounts owing between Canwest Global and one or more of its subsidiaries or between subsidiaries of Canwest Global that have arisen in accordance with the terms and conditions of any arrangement or agreement for the provision of services between CMI and/or its subsidiaries and Canwest Limited Partnership and/or its subsidiaries as of the date of the Support Agreement or past practice will be settled monthly.

On the Plan Implementation Date, Restructured Canwest Global shall release the guarantees of the Canwest Subsidiaries under the Notes after acquiring such claims.

In connection with the Plan, the CMI Percentages and CTLP Percentages shall be calculated to the fourth decimal place.

For purposes of this Term Sheet, “affected creditors” means those creditors whose claims are compromised under the Plan and include, for greater certainty, the Noteholders. For greater certainty, the CIT Facility (defined below) shall be an unaffected obligation under the Plan and CIT shall, in respect of such obligation, be an unaffected creditor.

6.	Existing Shareholders

Existing shareholders of Canwest Global who are not Canadians as defined in the Direction will, in exchange for their existing shares in the capital of Canwest Global, be issued Non-Voting Shares and Class B Subordinated Voting Shares in the capital of Restructured Canwest Global. Existing shareholders of Canwest Global who are Canadians as defined in the Direction will, in exchange for their existing shares in the capital of Canwest Global, be issued Class A Subordinated Voting Shares in the capital of Restructured Canwest Global. The shares issued to existing shareholders pursuant to this section shall represent, in the aggregate, an equity interest in Restructured Canwest Global having a value of 2.3% of the outstanding equity shares.  Such shares will be issued on a pro rata basis, based on the number of shares owned by each existing shareholder and, for greater certainty, without taking into account the number of votes attributed to each such share.

7.	Repayment of Existing Senior Secured Indebtedness of CMI

On completion of the Recapitalization Transaction, the senior secured debt facility of CMI (the “CIT Facility”) in an available amount of approximately $100 million, will be (i) extended by way of an emergence asset backed loan facility entered into by CIT Business Credit Canada Inc. (“CIT”) of approximately $100 million or such other amount as agreed to by CIT,  the Ad Hoc Committee and CMI, which shall be secured by a first ranking security interest over all of the assets of CMI and CTLP on terms acceptable to CIT, CMI and the Ad Hoc Committee, as contemplated by the indicative term sheet provided by CIT to CMI and the Ad Hoc Committee, or (ii) replaced by a new asset backed or other form of loan facility entered into with a third party

-  -

lender, which shall be secured by a first ranking security interest over all of the assets of CMI and CTLP on terms acceptable to CMI and the Ad Hoc Committee.

8.            Repayment of Existing Senior Notes

The 12% senior secured notes of CMI issued on May 22, 2009 (the “Existing Senior Notes”) have been repaid in full by CMI with a portion of the proceeds of the loan from Irish Holdco evidenced by the Secured Intercompany Note.

9.	Liquidity and Emergence Funding Matters

Overall liquidity for the restructured business and emergence costs will be funded through the CIT Facility.

10.	Sources and Uses of Funds

The following table outlines the sources and uses of funds in connection with the Recapitalization Transaction:

Sources	Amount	Uses
(i) CIT Facility shall have extended by way of an emergence ABL facility secured by all of the assets of CMI and CTLP on terms acceptable to CMI, CIT and the Ad Hoc Committee or (ii) a new asset backed loan facility will be entered into secured by a first ranking priority over the assets of CMI and CTLP on terms acceptable to CMI and the Ad Hoc Committee
	$100 million (or such other amount agreed to by CIT, the Ad Hoc Committee and CMI)	Repayment of CIT Facility and, if applicable, partial repayment of the Secured Intercompany Note
Retention of a portion of the Ten Proceeds to be loaned to CMI by Irish Holdco.	$190 million	Prepayment of Existing Senior Notes and funding emergence matters and liquidity
Investment by New Investors	Minimum of $65 million	Partial repayment of the Secured Intercompany Note

11.	Description of Restructured Canwest Global Shares

The share capital of Restructured Canwest Global will be comprised of the following four classes of shares:

(i)	Multiple Voting Shares, if any, issued to the New Investors,

(ii)	Class A Subordinated Voting Shares issued to the New Investors, affected creditors and existing shareholders of Canwest Global that are Canadians within the meaning of the Direction,

(iii)	Non-Voting Shares issued to affected creditors and existing shareholders of Canwest Global that are not Canadians within the meaning of the Direction, and

(iv)	Class B Subordinated Voting Shares issued to affected creditors and existing shareholders of Canwest Global that are not Canadians within the meaning of the Direction.

For purposes of this Term Sheet, “equity shares” refer to, collectively, the Multiple Voting Shares, the Class A Subordinated Voting Shares and the Non-Voting Shares.

B.	CONDITIONS TO RECAPITALIZATION

The Recapitalization Transaction shall be subject to the satisfaction of the following conditions prior to or at the time on which the Recapitalization Transaction is implemented (the “Effective Time”), each of which is for the exclusive benefit of the Noteholders and may be waived by the Ad Hoc Committee, on behalf of the Noteholders; provided, however that the conditions in sub-paragraphs (a), (c), (e), (f), (g), (h), (j), (l) (n), (o) (p), (q), (r), (t), (v), (z), (dd) and (ee) shall also be for the benefit of CMI and, if not satisfied on or prior to the Effective Time, can only be waived by both CMI and the Ad Hoc Committee:

(a)
the Plan, Sanction Order and the new (or amended) articles, by-laws and other constating documents of Restructured Canwest Global, as applicable, and all definitive legal documentation in connection with all of the foregoing shall be in a form agreed by CMI and the Ad Hoc Committee;

(b)
there shall not exist or have occurred any default or event of default (other than those defaults or events of default that are remedied or waived and other than an event of default arising from a breach of Section 5(b) of the Cash Collateral Agreement which does not result in another event of default) under the CIT Facility or the Cash Collateral Agreement;

(c)	the Plan shall have been approved by the Court and the Sanction Order shall be in full force and effect and the transactions contemplated by the Plan shall have been consummated;

(d)
there shall not exist or have occurred any orders or other matters in the CCAA proceedings relating to the Recapitalization Transaction, which, in the view of the Ad Hoc Committee, could reasonably be expected to have a material adverse effect on the Recapitalization Transaction;

(e)
all filings under applicable laws shall have been made and any material regulatory consents or approvals that are required in connection with the Recapitalization Transaction shall have been obtained, including without limitation, under the Broadcasting Act (Canada) in the form of a final non-appealable decision on terms satisfactory to CMI and the Ad Hoc Committee, and, in the case of waiting or suspensory periods, shall have expired or been terminated;

(f)
there shall not be in effect any preliminary or final decision, order or decree by a government, government authority, court or public authority and no application shall have been made to any government, government authority, court or public authority, or action or investigation shall have been announced, threatened or commenced by any government, government authority, court or public authority, in consequence of or in connection with the Recapitalization Transaction, which restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit), the Recapitalization Transaction or any part thereof or requires or purports to require a variation of the Recapitalization Transaction;

(g)
the listing and posting of the Class B Subordinated Voting Shares and Non-Voting Shares, together as a stapled security, and the Class A Subordinated Voting Shares of Restructured Canwest Global on the TSX shall have been approved by the TSX, subject only to standard listing conditions and the separate listing (but not posting) of each of the Class B Subordinated Voting Shares and Non-Voting Shares of Restructured Canwest Global shall have been approved by the TSX subject only to standard listing conditions;

(h)
Restructured Canwest Global shall be a “reporting issuer” under applicable Canadian provincial securities laws and the equity shares of Restructured Canwest Global to be issued pursuant to this Term Sheet shall be issued, offered and sold pursuant to exemptions from the prospectus and registration requirements of applicable Canadian provincial securities laws and the registration requirements of U.S. securities laws and shall not be subject to any hold period or restrictions on resale (unless part of a control block or otherwise held by an affiliate (as such term is defined under Rule 144 promulgated under the United States Securities Act of 1933, as amended)) under Canadian provincial and U.S. securities laws;

(i)
no more than 18.5% of the outstanding equity shares of Restructured Canwest Global as of the Effective Time shall be issuable to affected creditors (other than the Noteholders and the Trustee) with respect to the conversion of any compromised claims pursuant to section A.5 above;

(j)	the CIT Facility shall have been extended or replaced pursuant to section A.7 above;

(k)	the Secured Intercompany Note shall have been repaid in cash as to $85 million and such amount shall have been distributed to the Trustee (on behalf of the Noteholders);

(l)
the terms and conditions of any arrangement or agreement for the provision of services between CMI and/or its subsidiaries and Canwest Limited Partnership (“Publishing LP”) and/or its subsidiaries, including any services provided by Publishing LP and/or its subsidiaries to CMI and/or its subsidiaries, as of the Effective Time, either in their current form or as amended or replaced (including as replaced by an arrangement with a third party provider other than Publishing LP and/or its subsidiaries), in each case, shall be satisfactory in all respects to the Ad Hoc Committee and CMI, and there shall have been no material adverse effect

-  -

on CMI’s operations in connection with the disposition, recapitalization or restructuring of Publishing LP;

(m)	no CRTC tangible benefits shall have become assessed or payable in connection with, relating to, or arising from the Recapitalization Transaction;

(n)	the exit budget and all emergence costs (including, without limitation, as to individual amounts, the aggregate amount and uses) shall have been agreed to by CMI and the Ad Hoc Committee;

(o)
any Court imposed charge on the assets and property of Canwest Global or any of its subsidiaries (other than Publishing LP and its subsidiaries, National Post Holdings Ltd., National Post Company, CW Investments Co. and its subsidiaries and Ten Network Holdings Limited and its subsidiaries) (collectively, the “Canwest Subsidiaries”), including without limitation, any administration charge or directors and officers’ charge in connection with the CCAA proceedings shall have been agreed to by CMI, the management directors (with respect to the directors and officers charge) and the Ad Hoc Committee and shall have been fully and irrevocably discharged and released;

(p)
the terms and conditions with respect to any release and discharge of the court ordered charges in (o) above shall have been satisfactory to CMI, the management directors (with respect to the directors and officers charge) and the Ad Hoc Committee;

(q)
a definitive agreement in respect of the transfer of the business operated by the National Post (together with all related liabilities and obligations (excluding for greater certainty a net intercompany payable of approximately $137 million)) to the Publishing LP shall have entered into on terms agreed to by CMI and the Ad Hoc Committee by no later than October 15, 2009;

(r)
the New Investment in an amount of at least $65 million shall have been completed on terms acceptable to CMI and the Ad Hoc Committee and shall have been used as partial repayment of the Secured Intercompany Note;

(s)	Canwest Global and CMI shall have entered into the Plan Emergence Agreement (as defined below) on or prior to the date that is 21 days prior to the meeting of creditors in respect of the Plan;

(t)
each of the claims process, claims order, meetings order, Plan, disclosure documents, company sanction material and Sanction Order shall have been in a form agreed in advance by CMI and the Ad Hoc Committee;

(u)
there shall be no liabilities or contingent liabilities of Canwest Global or the Canwest Subsidiaries in respect of any registered pension plans, except for those registered pension plans sponsored or administered by any of Canwest Global or the Canwest Subsidiaries and any multi-employer pension plans in which Canwest Global or the Canwest Subsidiaries are required to contribute pursuant to a collective bargaining agreement;

(v)
Restructured Canwest Global shall, at the Effective Time, own directly or indirectly, a minimum of 35.33% of the outstanding shares of CW Investments Co. and CW Investments Co. shall, at the Effective Time, own substantially all of the assets that it owns as at the date of the Support Agreement;

(w)
the representations and warranties of Canwest Global and CMI set forth in this Term Sheet and in the Support Agreement shall be true and correct in all material respects at the Effective Time with the same force and effect as if made at and as of such time except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by the Support Agreement or this Term Sheet and except that representations and warranties that are given as of a specified date shall be true and correct in all material respects as of such date;

(x)
there shall not exist or have occurred any Material Adverse Effect.  The term “Material Adverse Effect” shall mean a fact, circumstance, change, effect, matter, action, condition, event, occurrence or development that, individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, affairs, results of operations or financial condition of Canwest Global and the Canwest Subsidiaries (taken as a whole) and shall include, without limitation, any disposition by Canwest Global or any of the Canwest Subsidiaries of any material asset (other than as contemplated by this term sheet) without the prior consent of the Ad Hoc Committee; provided that a Material Adverse Effect will not include the entering into of the Support Agreement (including this Term Sheet) or the performance of its terms, or the fact that Canwest Global and certain of the Canwest Subsidiaries are insolvent and/or have filed under the CCAA pursuant to, and in the manner contemplated by, this Term Sheet and provided further that a Material Adverse Effect shall not include the termination of any material contracts relating to the E Network in connection with the sale or closure of the E Stations;

(y)	the Noteholders shall have received the amounts set forth in section A.4 and distributions under the Plan in the manner set forth in section A.5(vi);

(z)
the Amended and Restated Shareholders Agreement relating to CW Investments Co., as amended and restated as of January 4, 2008, and the agreements contemplated therein shall have been amended and restated or otherwise addressed in a manner agreed to by CMI and the Ad Hoc Committee, subject to CRTC approval, if required;

(aa)	the events set forth in section C.9 shall have occurred on or before the corresponding dates indicated in such section;

(bb)	the size and composition of the board of directors of Restructured Canwest Global shall be acceptable to the Ad Hoc Committee;

(cc)	CMI shall have complied in all material respects with each covenant in this Term Sheet and in the Support Agreement that is to be performed on or before the Effective Time;

(dd)	insurance in respect of the director’s and officer’s insurance policy of Canwest Global shall have been put in place on terms and at a cost acceptable to CMI and the Ad Hoc Committee; and

(ee)
shares of Restructured Canwest Global shall have been issuable to fewer than 290 holders of record (as provided in Rule 12g5-1 promulgated under the U.S. Securities Exchange Act of 1934 (as amended and including any relevant rules promulgated thereunder, the “Exchange Act”)) under the Recapitalization Transaction or Restructured Canwest Global shall have otherwise been exempt from the registration requirements under Section 12(g) of the Exchange Act.

C.	GENERAL PROVISIONS

1.	CRTC Application

CMI and the Ad Hoc Committee will each use their commercially reasonable efforts to take, or cause to be taken, all actions to assist and cooperate with each other to obtain CRTC approval of the Recapitalization Transaction.  The parties shall reasonably cooperate with each other with respect to the preparing of the application and all related correspondence to the CRTC, and the advisors to the Ad Hoc Committee and CMI shall agree as to the form and content of such application and correspondence.

2.	CCAA Plan of Arrangement

The implementation of the Plan shall be subject to and conditional upon all required Court, creditor and other approvals, if and to the extent required.  The successful completion (or waiver by CMI and the Ad Hoc Committee) of all of the steps and matters noted above shall be a condition precedent to the Plan.  Court filings, disclosure documents and news releases announcing the Recapitalization Transaction of Canwest Global and/or CMI shall be made available to the Noteholders prior to issuance or filing thereof for review in connection with the implementation of the Plan.

3.	Representations, Warranties and Covenants of Canwest Global, CMI and CTLP

Each of Canwest Global, CMI and CTLP hereby represents, warrants and covenants that:

(i)
the proposed monitor, FTI Consulting Inc. (“FTI”) has received a written Canadian legal opinion, in a form acceptable to FTI, from counsel to FTI with respect to customary matters relating to the CIT Facility,

(ii)	Canwest Global and the Canwest Subsidiaries maintain appropriate insurance coverage in amounts and on terms that are customary in the industries in which they conduct business,

(iii)
neither Canwest Mediaworks Ireland Holdings nor Canwest Ireland Nominee Ltd. has any assets or liabilities other than (i) customary liabilities associated with a holding company, (ii) the Secured Intercompany Note and the Unsecured Promissory Note, (iii) guarantees of the Notes, (iv) intercompany obligations owed to Irish Holdco by CMI in the amount of approximately $72,000,000 and (v) a right of redemption in favour of CMI, the holder of the preferred shares of Irish Holdco,

(iv)
it shall and shall cause the Canwest Subsidiaries to, except as contemplated by the Recapitalization Transaction, operate their businesses in the ordinary course of business, and, in any event, shall not make a public announcement in respect of, enter into any agreement or letter of intent with respect to, or attempt to consummate, any transaction or agreement that could reasonably be expected to materially adversely affect any of Canwest Global or the Canwest Subsidiaries,

(v)
except for the renewal or extension of the director`s and officer`s insurance currently in place and any additional insurance as contemplated by section B(dd) and except for a trust to hold the funds contributed by Canwest Limited Partnership in respect of funding a portion of the key employee retention plans of CMI, neither Canwest Global nor any of the Canwest Subsidiaries shall establish or fund any directors or employees trusts or purchase or fund any additional directors’ and officers’ insurance, in each case unless approved by the Ad Hoc Committee,

(vi)
upon the making of a filing under the CCAA (a “Filing”), Canwest Global and the Canwest Subsidiaries will:  (i) ensure that the initial CCAA order (the “Initial Order”) and all ancillary and subsequent court orders (“Other Restructuring Orders”) issued in connection with a Filing at any time shall be in form and substance satisfactory to the Ad Hoc Committee; and (ii) comply with all terms of the Initial Order and all Other Restructuring Orders at all times,

(vii)
Restructured Canwest Global shall enter into an agreement with any shareholder of Restructured Canwest Global that, as of the Effective Time, holds an agreed percentage of the outstanding shares of Restructured Canwest Global providing for the right of such shareholder(s) to nominate up to two individuals to the board of directors of Restructured Canwest Global, and

(viii)
Restructured Canwest Global shall enter into a registration rights agreement with any shareholder that owns at least 15% of the outstanding equity shares of Restructured Canwest Global immediately following the Effective Time, which shall provide for, among other things, customary demand and piggy-back registration rights in Canada in favour of such shareholders, with each shareholder being entitled to up to one demand registration per year and up to two demand registrations in the aggregate.

4.	Plan Emergence Agreement

On or prior to the date that is 21 days prior to the meeting of creditors in respect of the Plan, Canwest Global, CMI and the Ad Hoc Committee shall enter into a Plan emergence agreement (the “Plan Emergence Agreement”) that will, among other things, include schedules that are approved by the Ad Hoc Committee and set forth:

(i)
a list of all existing management employees of Canwest Global and the Canwest Subsidiaries, who will not remain as employees of Restructured Canwest Global or any of the Canwest Subsidiaries following the Effective Time, and

(ii)
a list of all material contracts and agreements that will not remain as ongoing obligations of Restructured Canwest Global or any of the Canwest Subsidiaries, following the Effective Time, which contracts and agreements shall be terminated, repudiated or renegotiated on terms agreed to by CMI and the Ad Hoc Committee.

It is acknowledged and agreed that each of (i) the engagement letter entered into between Stonecrest Capital Inc. and Canwest Global dated June 30, 2009, (ii) the engagement letter entered into between Genuity Capital Markets and Canwest Global on May 29, 2009, (iii) the engagement letter entered into between RBC Dominion Securities Inc. and Canwest Global on December 10, 2008, as amended by a letter dated January 20, 2009 and as further amended by a letter dated October 5, 2009 (which amending letter has been approved by the Ad Hoc Committee), (iv) the agreements delivered by CMI to Goodmans LLP on October 5, 2009, which relate to key employee retention plans that have been offered to certain employees in the Canwest Group (the “KERP Employees”), (v) all contractual severance obligations in respect of the non-KERP Employees of the Canwest Group set forth in a schedule delivered by CMI to Goodmans LLP on September 22, 2009 and (vi) the CIT Facility, shall remain as unaffected obligations of the Canwest Group and shall not be repudiated or amended other than to the extent provided for therein, if applicable.

All material contracts and agreements of Canwest Global or one of the Canwest Subsidiaries that are not set forth in the schedule referenced in sub-paragraph (ii) above shall remain as ongoing obligations of Restructured Canwest Global or one of the Canwest Subsidiaries following the Plan Implementation Date.

5.	Support Agreement

As part of the consideration for their Notes under the Recapitalization Transaction, Noteholders who enter into a Support Agreement prior to November 2, 2009 (the “Consenting Noteholders”) shall receive additional consideration (the “Support Agreement Consideration”). The Support Agreement Consideration shall be received by the Consenting Noteholders at the Effective Time in the form of additional Non-Voting Shares and Class B Subordinated Voting Shares or Class A Subordinated Voting Shares, as applicable, of Restructured Canwest Global representing, in aggregate, the Canadian dollar equivalent of US$5 million based on the exchange rate set forth in section C.10 based on a Plan value of $408 million. The Support Agreement Consideration shall be received by the Consenting Noteholders pro rata (based on the aggregate principal amount of Notes subject to a Support Agreement).

6.	DIP Financing

The debtor in possession arrangements in respect of the CIT Facility shall be agreed to by CMI and the Ad Hoc Committee, it being acknowledged by CMI and the Ad Hoc Committee that the debtor in possession arrangements agreed to pursuant to the CIT Facility are acceptable to CMI and the Ad Hoc Committee.

7.	Chief Restructuring Advisor

Upon the commencement of CCAA proceedings in respect of Canwest Global, CMI and/or CTLP, Canwest Global, CMI and CTLP shall promptly engage a chief restructuring advisor acceptable to the Ad Hoc Committee on terms (including the authorities, responsibilities, remuneration and length of engagement) acceptable to the Ad Hoc Committee, it being acknowledged by the Ad Hoc Committee that the terms of the engagement letter entered into between Canwest Global and Stonecrest Capital Inc. are acceptable to the Ad Hoc Committee provided that upon the commencement of CCAA proceedings Stonecrest Capital Inc. becomes chief restructuring advisor as contemplated by such agreement. The chief restructuring advisor shall be discharged and released at the Effective Time.

8.	Amendments

No amendments to the Plan or the Recapitalization Transaction shall be made without the prior written consent of the Ad Hoc Committee.

9.	Key Dates

The date on which the Plan is implemented is currently contemplated to be no later than April 15, 2010, subject to approval of the Plan by the Court (the date on which the Plan is implemented being the “Plan Implementation Date”). Additional key dates related to the Recapitalization Transaction are as follows:

•	CCAA initial hearing date	No later than October 15, 2009

•	Claims process hearing date	No later than October 22, 2009

•	Creditor approval of Plan	No later than January 30, 2010

•	Plan Implementation Date	No later than April 15, 2010

10.	Conversion of US Dollar Claims

For purposes of the Plan any claims that are in United States dollars shall be converted into Canadian dollars on the basis of the average Bank of Canada United States/Canadian dollar noon exchange rate in effect over the ten day period preceding the filing of the Plan in the CCAA proceedings.

11.	Releases

At the Effective Time, pursuant to the Plan, Canwest Global and the Canwest Subsidiaries and each of their respective present and former shareholders, officers, directors, financial advisors (including RBC Capital Markets and Genuity Capital Markets), legal counsel and agents, the proposed monitor, FTI Consulting Inc. and its counsel and Stonecrest Capital Inc. (including in its capacity as the chief restructuring advisor of Canwest Global) (collectively, the “Released Parties”) will be released and discharged from any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, expenses, executions, liens and other recoveries on account of any indebtedness, liability, obligation, demand or cause of action of whatever nature that any person (including any person who may claim contribution or indemnification against or from them) may be entitled to assert whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, dealing or other occurrence existing or taking place at or prior to the Effective Time relating to, arising out of or in connection with any claim existing on the date hereof, any claimarising out of the restructuring, repudiation or termination after the date hereof of any contract, lease, agreement or other arrangement, whether written or oral, the business and affairs of Canwest Global and the Canwest Subsidiaries, the Plan, the CCAA proceedings or the Recapitalization Transaction, including, without limitation, any transaction referenced in this Term Sheet that has already occurred, provided that nothing in this section will release or discharge Canwest Global or any of the Canwest Subsidiaries from or in respect of (a) any unaffected claim or claim that arises after the date hereof, other than claims affected by the Recapitalization Transaction (b) its obligations under the Plan or under any order, or (c) any rights of Canwest Global or any of the Canwest Subsidiaries in respect of any affected claims assigned to it pursuant to the Plan or in respect of any claims it has against any Canwest Subsidiary, and further provided that nothing in this section will release or discharge a Released Party if the Released Party is adjudged by the express terms of a judgment rendered on a final determination on the merits to have committed fraud or willful misconduct or to have been grossly negligent or, in the case of directors, in respect of any claims referred to in section 5.1(2) of the CCAA.

At the Effective Time, pursuant to the Plan, the Noteholders, the Ad Hoc Committee, the Trustee and each of their respective present and former shareholders, officers, directors, financial advisors, legal counsel and agents (collectively, the “Noteholder Released Parties”) will be released and discharged from any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, expenses, executions, liens and other recoveries on account of any indebtedness, liability, obligation, demand or cause of action of whatever nature that any person (including any person who may claim contribution or indemnification against or from them) may be entitled to assert whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, dealing or other occurrence existing or taking place at or prior to the Effective Time relating to, arising out of or in connection with the Notes (including, without limitation, any guarantee obligation under the Notes or the Indenture), the Recapitalization Transaction, including, without limitation, any transaction referenced in this Term Sheet that has already occurred, the CCAA proceedings, the Plan and any other actions or matters related directly or indirectly to the foregoing; provided that nothing in this paragraph will release or discharge any of the Noteholder Released Parties in respect of its obligations under the Plan.

12.	Other

Canwest Global and CMI, in consultation with their legal and financial advisors and the legal and financial advisors to the Noteholders, shall use their commercially reasonable efforts to structure and complete the Plan in the most tax effective manner. The restructuring of Canwest Global and CMI may include the transfer of certain assets and/or one or more of the Canwest Subsidiaries and/or Publishing LP to other Canwest Subsidiaries as agreed upon by CMI and the Ad Hoc Committee and as subject to prior CRTC approval, if required.

Public
Noteholders and Creditors
New Investors
Restructured Canwest Global
Canwest Media Inc.
99.9%
Canwest Ireland Nominee Ltd.
0.1%
Canwest Mediaworks Ireland Holdings
0.1%
Canwest Canada Inc.
99.9%
0.1%
Canwest Limited Partnership
Canwest Publishing Group of Companies
99.9%
Canwest Television Limited Partnership
Canwest Television GP Inc.
35.33% of equity
Goldman Sachs Entities
CW Investments Co.
64.67% of equity
CW Media Group of Companies
(former Alliance Atlantis Business)
5760317
CANWEST PUBLISHING
CANWEST CONVENTIONAL T.V.
CW MEDIA (AA ASSETS)

\5760317

SCHEDULE C

DEFINITIONS

Definition	Section or Page Number
“8% Notes”	Page 1 (1st paragraph)
“Ad Hoc Committee”	Section 2(d)
“Additional Notes”	Section 15(c)
“Breaching Noteholder”	Section 10(b)
“Agreement”	Section 1
“CCAA”	Page 1 (1st paragraph)
“Canwest Global”	Page 1 (1st paragraph)
“Canwest LP”	Section 9(h)
“Chief Restructuring Advisor”	Section 9(k)
“CMI”	Page 1 (1st paragraph)
“CMI Subsidiary” or “Subsidiaries”	Page 1 (1st paragraph)
“Committee Advisors”	Section 2(d)
“Companies”	Page 1 (1st paragraph)
“Consenting Noteholder(s)”	Page 1 (1st paragraph)
“Court”	Page 1 (1st paragraph)
“CTLP”	Page 1 (1st paragraph)
“Debt”	Section 2(a)
“Event of Default”	Section 9(k)
“Existing Signatory”	Section 4(b)
“FTI”	Section 2(a)
“Irish Holdco”	Section 3(e)
“Party” or “Parties”	Page 1 (2nd paragraph)
“Plan”	Page 1 (1st paragraph)
“Recapitalization”	Page 1 (1st paragraph)
“Recapitalization Proceedings”	Page 1 (1st paragraph)
“Recapitalization Terms”	Page 1 (1st paragraph)
“Relevant Company Personnel”	Section 3(c)
“Relevant Notes”	Section 2(a)
“Representative(s)”	Section 14

Definition	Section or Page Number
“Support Agreement”	Page 1 (1st paragraph)
“Term Sheet”	Page 1 (1st paragraph)
“Transfer”	Section 4(b)

In addition, the following terms used in this Agreement shall have the following meanings:

“8% Note Indenture” means the indenture under which the 8% Notes were issued by CMI, dated as of November 18, 2004, among 3815668 Canada Inc. (as predecessor to CMI), the guarantors party thereto and The Bank of New York Mellon, as trustee, as amended, modified or supplemented prior to the date hereof.

“Advisor Confidentiality Agreement” means the confidentiality agreement entered into or binding upon a Committee Advisor and one or more of the Companies.

“Affiliate” has the meaning set forth in the 8% Note Indenture.

“Business Day” means each day other than a Saturday or Sunday or a statutory or civic holiday that banks are open for business in Toronto, Ontario, Canada.

“Cash Collateral Agreement” means the use of cash collateral and consent agreement, dated as of September 23rd, 2009, as amended, restated, replaced or otherwise modified from time to time, between all of the parties hereto.

“CIT” means CIT Business Credit Canada Inc.

“CIT Credit Agreement” means the credit agreement, dated May 20, 2009, as amended, restated, replaced or otherwise modified from time to time, between CMI, the guarantors party thereto from time to time, the lenders party thereto from time to time and CIT, as agent, which agreement establishes the asset-based facility provided by CIT.

“Commission” means the United States Securities and Exchange Commission.

“Confidentiality Agreement Signatory” means each of (a) Goodmans; (b) Houlihan Lokey, financial advisor to the Ad Hoc Committee; (c) any Consenting Noteholder that is a party to this Agreement and that has executed and delivered to one or more of the Companies a Noteholder Confidentiality Agreement; and (d) any Committee Advisor that has executed and delivered to one or more of the Companies an Advisor Confidentiality Agreement.

“Goodmans” means Goodmans LLP, counsel to the Ad Hoc Committee.

“Governmental Entity” means any government, Regulatory Authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court body, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Information” means information set forth or incorporated in the Companies’ public disclosure documents filed with the Canadian Securities Administrators and the Commission under the Securities Legislation, as applicable, prior to the execution and delivery of this Agreement.

“Investment Advisor” means, for each Consenting Noteholder, the investment advisor which manages the Relevant Notes for and on behalf of the applicable Consenting Noteholder.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section B(x) of the Term Sheet.

“Monitor” means any party appointed by the Court to act as the monitor in the Recapitalization Proceedings.

“New Investor” shall have the meaning ascribed to such term in Section A(3) of the Term Sheet.

“Noteholder Confidentiality Agreement” means the Confidentiality Agreement entered into or binding upon a Consenting Noteholder and one or more of the Companies.

“Noteholders” means all holders of the 8% Notes.

“Objecting Noteholder” means any Consenting Noteholder that has made an objection in writing pursuant to either Section 9 (in the last paragraph) or Section 15(n).

“Outside Date” means April 15, 2010.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Plan Implementation Date” shall have the meaning ascribed to such term in Section C(9) of the Term Sheet.

“Recapitalization Transaction” shall have the meaning ascribed to such term in Section A(1) of the Term Sheet.

“Regulatory Authorities” means the Canadian Radio-television and Telecommunications Commission, the Canadian Commissioner of Competition and Heritage Canada, as applicable.

“Securities Legislation” means all applicable laws, regulations, rules, policies or instruments of any securities commission, stock exchange or like body in Canada or the United States.

“Subsidiaries” means corporations in which the Companies have a controlling interest as defined in the Canada Business Corporations Act, including those listed in Schedule A, except that, “Subsidiaries” shall specifically exclude Canwest LP and its subsidiaries, Canwest (Canada) Inc., and CW Investments Co. and its subsidiaries.

“Support Agreement Consideration” shall have the meaning ascribed to such term in Section C(5) of the Term Sheet.

“Supporting Consenting Noteholders” means Consenting Noteholders other than the Breaching Noteholders and Objecting Noteholders.

“Termination Date” means the date on which this Agreement is terminated in accordance with the provisions hereof.

“Trustee” means The Bank of New York Mellon, as trustee pursuant to the 8% Note Indenture.

SCHEDULE D

CAPITALIZATION

	Class of Shares	Number of Shares Authorized	Number of Shares Issued and Outstanding (as at June 30, 2009)
Canwest Global Communications Corp.	Multiple Voting Shares	Unlimited	76,785,976
	Subordinate Voting Shares	Unlimited	99,395,042
	Non-Voting Shares	Unlimited	1,465,521
	Preference Shares	Unlimited	None
	Series 1 Preference Shares	Unlimited	None
	Series 2 Preference Shares (Special Shares)	21,783	None
Canwest Media Inc.	Common Shares	Unlimited	22,924,002
	Preference Shares	Unlimited	None
Canwest Television Limited Partnership	Units	Unlimited	478,406.8
Canwest Mediaworks Ireland Holdings	Ordinary Shares	20,000,000	1,000,000
	Redeemable Preference Shares	500,000	1
	Redeemable Preference A Shares	1,000,000	467,509
	Redeemable Preference B Shares	500,000	311,674

SCHEDULE E

FORM OF JOINDER

This joinder is made as of the date below (the “Joinder”) by the undersigned (the “Joining Party”) in connection with the support agreement dated ●, 2009 (the “Support Agreement”) between Canwest Global Communications Corp., Canwest Media Inc. (“CMI”), Canwest Television Limited Partnership (“CTLP”), the entities listed in Schedule A to the Support Agreement and the holders of certain of the 8% senior subordinated notes due 2012 (collectively, the “8% Notes”) issued by CMI.  Capitalized terms used herein have the meanings assigned in the Support Agreement unless otherwise defined herein.

RECITALS:

A.
Section 4(b) of the Support Agreement requires that, contemporaneously with a Transfer of 8% Notes by a Consenting Noteholder to a transferee who is not an Existing Signatory, such transferee shall execute and deliver this Joinder.

B.
The Joining Party wishes to be a transferee of 8% Notes to be transferred to it by a Consenting Noteholder and is required  to be bound by the terms of the Support Agreement on the terms and subject to the conditions set forth in this Joinder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Joining Party agrees as follows:

1.
The Joining Party hereby agrees to be fully bound as a Consenting Noteholder in respect of the 8% Notes that are the subject of the Transfer. For greater certainty, the Joining Party agrees to be bound by the terms of the Support Agreement only in respect of the 8% Notes that are the subject of the Transfer and not in respect of any other 8% Notes held, managed or administered by the Joining Party that were not subject of the Transfer.

2.	Except as expressly modified hereby, the Support Agreement shall remain in full force and effect, in accordance with its terms.

3.
This Joinder shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law.

[Remainder of this page intentionally left blank; next page is signature page.]

DATED as of __________________________________.

__________________________________

By:          __________________________________
Name:
Title:

SCHEDULE F

INITIAL ORDER

See attached.

Court File No.

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

THE HONOURABLE	)	, THE
)
JUSTICE	)	DAY OF , 2009

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

Applicants

INITIAL ORDER

THIS APPLICATION, made by Canwest Global Communications Corp. (“Canwest Global”) and the other applicants listed on Schedule “A” hereto (collectively, the “Applicants”), pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”) was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the affidavit of John Maguire sworn ● , 2009 and the Exhibits thereto (the “Maguire Affidavit”) and the Report of the Proposed Monitor, FTI Consulting Canada ULC (“FTI Consulting”) (the “Monitor’s Pre-Filing Report”), and on hearing the submissions of counsel for the Applicants and the partnerships listed on Schedule “B” hereto (the “Partnerships” and collectively with the Applicants, the “CMI Entities”), the Special Committee of the Board of Directors of Canwest Global (the “Special Committee”), FTI Consulting, the ad hoc committee (the “Ad Hoc Committee”) of holders of 8% senior subordinated notes issued by Canwest Media Inc. (“CMI”), CIT Business Credit Canada Inc. (“CIT”) and the management directors of the Applicants (the “Management Directors”), and on reading the consent of FTI Consulting to act as the Monitor.

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SERVICE

1.           THIS COURT ORDERS that the time for service of the Notice of Application and the Application Record is hereby abridged so that this Application is properly returnable today and hereby dispenses with further service thereof.

APPLICATION

2.           THIS COURT ORDERS AND DECLARES that the Applicants are companies to which the CCAA applies.  Although not Applicants, the Partnerships shall enjoy the benefits of the protections provided to the Applicants by this Order.

PLAN OF ARRANGEMENT

3.           THIS COURT ORDERS that one or more of the Applicants, individually or collectively, shall have the authority to file and may, subject to further order of this Court, file with this Court a plan of compromise or arrangement (hereinafter referred to as the “CMI Plan”) between, inter alia, one or more of the CMI Entities and one or more classes of their applicable secured and/or unsecured creditors as the Applicants deem appropriate.

POSSESSION OF CMI PROPERTY AND OPERATIONS

4.           THIS COURT ORDERS that the CMI Entities shall remain in possession and control of their respective current and future assets, undertakings and properties of every nature and kind whatsoever, and wherever situate, including all proceeds thereof (collectively, the “CMI Property”).  Subject to further Order of this Court, the CMI Entities shall each continue to carry on business in a manner consistent with the preservation of their respective businesses (collectively, the “CMI Business”) and the CMI Property.  The CMI Entities shall each be authorized and empowered to continue to retain and employ the employees, advisors, consultants, agents, experts, appraisers, valuators, accountants, counsel and such other persons (collectively “Assistants”) currently retained or employed by them, with liberty to retain such further Assistants as they deem reasonably necessary or desirable in the ordinary course of business or for the carrying out of the terms of this Order, subject to the provisions on the payment of Assistants set forth in paragraph 7 hereof.

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5.           THIS COURT ORDERS that the CMI Entities shall be entitled to continue to utilize the CMI Entities’ centralized cash management system currently in place, as described in the Maguire Affidavit, or replace it with another substantially similar centralized cash management system satisfactory to the CMI DIP Lender (as defined below) (the “CMI Cash Management System”).  Any present or future bank providing the CMI Cash Management System shall not be under any obligation whatsoever to inquire into the propriety, validity or legality of any transfer, payment, collection or other action taken thereunder, or as to the use or application by the CMI Entities of funds transferred, paid, collected or otherwise dealt with in the CMI Cash Management System, shall be entitled to provide the CMI Cash Management System without any liability in respect thereof to any Person (as hereinafter defined) other than the CMI Entities, pursuant to the terms of the documentation applicable to the CMI Cash Management System, and shall be, in its capacity as provider of the CMI Cash Management System, an unaffected creditor under the CMI Plan with regard to any claims or expenses it may suffer or incur in connection with the provision of the CMI Cash Management System.

6.           THIS COURT ORDERS that the CMI Entities and the LP Entities (as defined in the Maguire Affidavit) shall continue to provide and pay for the Shared Services, as defined in the Maguire Affidavit, to each other and their other affiliated and related entities, in accordance with current arrangements, payment terms and business practises, except as to payment terms which may be amended to provide for revised timing of reconciliations, with such amendments to be subject to the approval of the CMI CRA (as defined below) and the prior consent of the Monitor or further Order of the Court.  Notwithstanding any other provision in this Order, neither the CMI Entities nor the LP Entities shall modify, cease providing or terminate the provision of or payment for the Shared Services except with the consent of the other party receiving such Shared Services, the approval of the CMI CRA and the prior consent of the Monitor or further Order of this Court, except with respect to portions of the CMI Business which may be shut down or reorganized in the manner contemplated by the Term Sheet attached as part of Exhibit “●“ to the Maguire Affidavit.

7.           THIS COURT ORDERS that, subject to availability under the CMI DIP Facility and the CMI DIP Definitive Documents (both as hereinafter defined) and subject to the applicable cash flow forecast approved by the Consenting Noteholders (as defined below) in accordance with the

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Use of Collateral and Consent Agreement (as defined below) (the “Approved Cash Flow”), the CMI Entities shall be entitled but not required to pay the following expenses whether incurred prior to, on or after the date of this Order, to the extent that such expenses are incurred or payable by the CMI Entities:

(a)
all outstanding and future wages, salaries and employee benefits (including, but not limited to, employee medical, dental, disability, life insurance and similar benefit plans or arrangements, incentive plans, share compensation plans and employee assistance programs and employee or employer contributions in respect of pension and other benefits), current service, special and similar pension and/or retirement benefit payments, vacation pay, commissions, bonuses and other incentive payments, payments under collective bargaining agreements, and employee and director expenses and reimbursements, in each case incurred in the ordinary course of business and consistent with existing compensation policies and arrangements;

(b)
compensation to employees in respect of any payments made to employees prior to the date of this Order by way of the issuance of cheques or electronic transfers that are subsequently dishonoured due to the commencement of these proceedings;

(c)	with the prior consent of the Monitor, all outstanding and future amounts owing to or in respect of individuals working as independent contractors or freelancers in connection with the CMI Business;

(d)
the reasonable fees and disbursements of any Assistants retained or employed by the CMI Entities in respect of these proceedings, at their standard rates and charges, including any payments made to Assistants prior to the date of this Order by way of the issuance of cheques or electronic transfers that are subsequently dishonoured due to the commencement of these proceedings;

(e)	any and all sums due and owing to Amex Bank of Canada (“American Express”), including, without limitation, amounts due and owing by the CMI Entities to

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American Express in respect of the Corporate Card Program and Central Billed Accounts Program as described in the Maguire Affidavit;

(f)	amounts owing for goods and services actually supplied to the CMI Entities, or to obtain the release of goods contracted for prior to the date of this Order:

(i)
by distributors, broadcasting and/or production studios, suppliers or other entities, for television programming and other related products, with the prior consent of the Monitor, if, in the opinion of the CMI Entities, the supplier is critical to the business and ongoing operations of any of the CMI Entities;

(ii)
by newsprint suppliers, newspaper distributors and other logistics suppliers, with the prior consent of the Monitor, if, in the opinion of the National Post Company, the supplier is critical to the business and ongoing operations of the National Post Company; and

(iii)	by other suppliers, with the prior consent of the Monitor, if, in the opinion of the CMI Entities, the supplier is critical to the CMI Business and ongoing operations of any of the CMI Entities.

8.           THIS COURT ORDERS that, subject to availability under the CMI DIP Facility and the CMI DIP Definitive Documents and subject to the Approved Cash Flow, and except as otherwise provided to the contrary herein, the CMI Entities shall be entitled but not required to pay all reasonable expenses incurred by them in carrying on the CMI Business in the ordinary course from and after the date of this Order, and in carrying out the provisions of this Order, which expenses shall include, without limitation:

(a)
all expenses and capital expenditures reasonably necessary for the preservation of the CMI Property or the CMI Business including, without limitation, payments on account of insurance (including directors’ and officers’ insurance), maintenance and security services;

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(b)	payment, including the posting of letters of credit, for goods or services actually supplied or to be supplied to the CMI Entities following the date of this Order; and

(c)
payment of fees to the Canadian Radio-television and Telecommunications Commission, stock exchange listing fees and other regulatory or license fees necessary for the preservation of the CMI Property or the CMI Business,

For greater certainty, the CMI Entities shall not make any payments to or in satisfaction of any liabilities or obligations of the LP Entities, save and except for payments in respect of the Shared Services as contemplated herein.

9.           THIS COURT ORDERS that the CMI Entities shall remit, in accordance with legal requirements, or pay:

(a)
any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province thereof or any other taxation authority which are required to be deducted from the CMI Entities’ employees’ wages, including, without limitation, amounts in respect of (i) employment insurance, (ii) Canada Pension Plan, (iii) Quebec Pension Plan, and (iv) income taxes;

(b)
all goods and services or other applicable sales taxes (collectively, “Sales Taxes”) required to be remitted by the CMI Entities in connection with the sale of goods and services by the CMI Entities, but only where such Sales Taxes are accrued or collected after the date of this Order, or where such Sales Taxes were accrued or collected prior to the date of this Order but not required to be remitted until on or after the date of this Order, and

(c)
any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal realty, municipal business, workers’ compensation or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors and which are attributable to or in respect of the carrying on of the CMI Business by the CMI Entities.

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10.           THIS COURT ORDERS that until such time as a CMI Entity delivers a notice in writing to repudiate a real property lease in accordance with paragraph 12(c) of this Order (a “Notice of Repudiation”), the CMI Entities shall pay all amounts constituting rent or payable as rent under their respective real property leases (including, for greater certainty, common area maintenance charges, utilities and realty taxes and any other amounts payable to the landlord under the lease) or as otherwise may be negotiated between the applicable CMI Entity and the relevant landlord from time to time (“Rent”), for the period commencing from and including the date of this Order, twice-monthly in equal payments on the first and fifteenth day of each month, in advance (but not in arrears). On the date of the first of such payments, any arrears relating to the period commencing from and including the date of this Order shall also be paid.  Upon delivery of a Notice of Repudiation, the relevant CMI Entity shall pay all Rent owing by the applicable CMI Entity to the applicable landlord in respect of such lease due for the notice period stipulated in paragraph 12(c) of this Order, to the extent that Rent for such period has not already been paid.

11.           THIS COURT ORDERS that, except as specifically permitted herein, the CMI Entities are hereby directed, until further Order of this Court: (a) to make no payments of principal, interest thereon or otherwise on account of amounts owing by any one of the CMI Entities to any of their creditors as of this date; (b) to grant no security interests, trusts, liens, charges or encumbrances upon or in respect of any of the CMI Property; and (c) to not grant credit or incur liabilities except in the ordinary course of the CMI Business.

RESTRUCTURING

12.           THIS COURT ORDERS that the CMI Entities shall, subject to consulting with the CMI CRA, the terms of the Use of Collateral and Consent Agreement, the Support Agreement (as defined below), the CMI DIP Facility and the CMI DIP Definitive Documents, have the right to:

(a)
permanently or temporarily cease, downsize or shut down any of their respective businesses or operations, to dispose of redundant or non-material assets, and to sell assets or operations not exceeding $1,000,000 in any one transaction or $5,000,000 in the aggregate, subject to paragraph 12(c), if applicable;

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(b)
terminate the employment of such of their employees or lay off or temporarily or indefinitely lay off such of their employees as the relevant CMI Entity deems appropriate on such terms as may be agreed upon between the relevant CMI Entity and such employee, or failing such agreement, to deal with the consequences thereof in the CMI Plan;

(c)
in accordance with paragraphs 13 and 14, with the prior consent of the Monitor of further Order of the Court, vacate, abandon or quit the whole but not part of any leased premises and/or repudiate any real property lease and any ancillary agreements relating to any leased premises, on not less than fourteen (14) days notice in writing to the relevant landlord on such terms as may be agreed upon between the relevant CMI Entity and such landlord, or failing such agreement, to deal with the consequences thereof in the CMI Plan;

(d)
repudiate, in whole or in part, with the prior consent of the Monitor or further Order of the Court, such of their arrangements or agreements of any nature whatsoever with whomsoever, whether oral or written, as the CMI Entities deem appropriate, with such repudiations to be on such terms as may be agreed upon between the relevant CMI Entity and such counter-parties, or failing such agreement, to deal with the consequences thereof in the CMI Plan, provided that the CMI Entities shall not be entitled to repudiate, in whole or in part, the Use of Collateral and Consent Agreement or the Support Agreement; and

(e)
pursue all avenues of refinancing and offers for material parts of the CMI Business or the CMI Property, in whole or part, subject to prior approval of this Court being obtained before any material refinancing or any sale (except as permitted by subparagraph (a), above), all of the foregoing to permit the CMI Entities to proceed with an orderly restructuring of the CMI Business.

13.           THIS COURT ORDERS that the CMI Entities shall provide each of the relevant landlords with notice of the relevant CMI Entity’s intention to remove any fixtures from any

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leased premises at least seven (7) days prior to the date of the intended removal.  The relevant landlord shall be entitled to have a representative present in the leased premises to observe such removal and, if the landlord disputes the CMI Entity’s entitlement to remove any such fixture under the provisions of the lease, such fixture shall remain on the premises and shall be dealt with as agreed between any applicable secured creditors, such landlord and the relevant CMI Entity, or by further Order of this Court upon application by the relevant CMI Entity on at least two (2) days notice to such landlord and any such secured creditors. If a CMI Entity repudiates the lease governing such leased premises in accordance with paragraph 12(c) of this Order, it shall not be required to pay Rent under such lease pending resolution of any such dispute (other than Rent payable for the notice period provided for in paragraph 12(c) of this Order), and the repudiation of the lease shall be without prejudice to the CMI Entity’s claim to the fixtures in dispute.

14.           THIS COURT ORDERS that if a Notice of Repudiation is delivered by a CMI Entity, then (a) during the notice period prior to the effective time of the repudiation, the relevant landlord may show the affected leased premises to prospective tenants during normal business hours, on giving the relevant CMI Entity and the Monitor 24 hours’ prior written notice, and (b) at the effective time of the repudiation, the relevant landlord shall be entitled to take possession of any such leased premises without waiver of or prejudice to any claims or rights such landlord may have against the CMI Entity in respect of such lease or leased premises and such landlord shall be entitled to notify the CMI Entity of the basis on which it is taking possession and to gain possession of and re-lease such leased premises to any third party or parties on such terms as such landlord considers advisable, provided that nothing herein shall relieve such landlord of its obligation to mitigate any damages claimed in connection therewith.

NO PROCEEDINGS AGAINST THE CMI ENTITIES OR THE CMI PROPERTY

15.           THIS COURT ORDERS that until and including [*●], 2009, or such later date as this Court may order (the “Stay Period”), no proceeding or enforcement process in any court or tribunal, including grievances referred to arbitration and conciliation proceedings, (each, a “Proceeding”) shall be commenced or continued against or in respect of the CMI Entities, the Monitor or the CMI CRA or affecting the CMI Business or the CMI Property, except with the

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written consent of the applicable CMI Entity, the Monitor and the CMI CRA (in respect of Proceedings affecting the CMI Entities, the CMI Property or the CMI Business), the CMI CRA (in respect of Proceedings affecting the CMI CRA), or with leave of this Court, and any and all Proceedings currently under way against or in respect of the CMI Entities or the CMI CRA or affecting the CMI Business or the CMI Property are hereby stayed and suspended pending further Order of this Court.  In the case of the CMI CRA, no Proceeding shall be commenced against the CMI CRA or its directors and officers without prior leave of this Court on seven (7) days notice to Stonecrest Capital Inc.

NO EXERCISE OF RIGHTS OR REMEDIES

16.           THIS COURT ORDERS that during the Stay Period, all rights and remedies of any individual, firm, corporation, governmental body or agency, or any other entities (all of the foregoing, collectively being “Persons” and each being a “Person”) against or in respect of the CMI Entities, the Monitor and/or the CMI CRA, or affecting the CMI Business or the CMI Property, are hereby stayed and suspended except with the written consent of the applicable CMI Entity, the Monitor and the CMI CRA (in respect of rights and remedies affecting the CMI Entities, the CMI Property or the CMI Business), the CMI CRA (in respect of rights or remedies affecting the CMI CRA), or leave of this Court, provided that nothing in this Order shall (i) empower the CMI Entities to carry on any business which the CMI Entities are not lawfully entitled to carry on, (ii) exempt the CMI Entities from compliance with statutory or regulatory provisions relating to health, safety or the environment, (iii) prevent the filing of any registration to preserve or perfect a security interest, or (iv) prevent the registration of a claim for lien.

NO INTERFERENCE WITH RIGHTS

17.           THIS COURT ORDERS that during the Stay Period, no Person shall discontinue, fail to honour, alter, interfere with, repudiate, terminate or cease to perform any right, renewal right, contract, agreement, licence or permit in favour of or held by the CMI Entities, except with the written consent of the relevant CMI Entity and upon consultation with the CMI CRA and the consent of the Monitor, or leave of this Court.

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CONTINUATION OF SERVICES

18.           THIS COURT ORDERS that during the Stay Period, all Persons having oral or written agreements with a CMI Entity or statutory or regulatory mandates for the supply of goods and/or services, including without limitation, all programming supply, computer software, communication and other data services, centralized banking services, payroll services, insurance, transportation services, utility or other services to the CMI Business or a CMI Entity, are hereby restrained until further Order of this Court from discontinuing, altering, interfering with or terminating the supply of such goods or services as may be required by the CMI Entities, and that the CMI Entities shall be entitled to the continued use of their current premises, telephone numbers, facsimile numbers, internet addresses and domain names, provided in each case that the normal prices or charges for all such goods or services received after the date of this Order are paid by the CMI Entities in accordance with normal payment practices of the CMI Entities or such other practices as may be agreed upon by the supplier or service provider and the applicable CMI Entity (upon consultation with the CMI CRA) and the consent of the Monitor, or as may be ordered by this Court.

NON-DEROGATION OF RIGHTS

19.           THIS COURT ORDERS that, notwithstanding anything else contained herein, no Person shall be prohibited from requiring immediate payment for goods, services, use of leased or licensed property or other valuable consideration provided on or after the date of this Order, nor shall any Person be under any obligation on or after the date of this Order to advance or re-advance any monies or otherwise extend any credit to the CMI Entities.  Nothing in this Order shall derogate from the rights conferred and obligations imposed by the CCAA.

PROCEEDINGS AGAINST DIRECTORS AND OFFICERS

20.           THIS COURT ORDERS that during the Stay Period, and except as permitted by subsection 11.03(2) of the CCAA, no Proceeding may be commenced or continued against any of the former, current or future directors or officers (or their estates) of the Applicants with respect to any claim against such directors or officers that arose before the date hereof and that relates to any obligations of the CMI Entities whereby the directors or officers are alleged under

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any law to be liable in their capacity as directors or officers for the payment or performance of such obligations, until a compromise or arrangement in respect of the CMI Entities, if one is filed, is sanctioned by this Court or is refused by the creditors of the CMI Entities or this Court.

DIRECTORS’ AND OFFICERS’ INDEMNIFICATION AND CHARGE

21.           THIS COURT ORDERS that the Applicants shall jointly and severally indemnify their directors and officers from all claims, costs, charges and expenses relating to the failure of any of the CMI Entities, after the date hereof, to (i) make payments in respect of the CMI Entities of the nature referred to in subparagraphs 7(a), 9(a), 9(b) and 9(c) of this Order, and (ii) make payments of amounts in respect of the CMI Entities for which the directors and officers are statutorily liable, which they sustain or incur by reason of or in relation to their respective capacities as directors and/or officers of the Applicants except to the extent that, with respect to any officer or director, such officer or director has actively participated in the breach of any related fiduciary duties or has been grossly negligent or guilty of wilful misconduct.  For greater certainty, the indemnity provided by this paragraph 21 shall not indemnify such directors or officers from any costs, claims, charges, expenses or liabilities properly attributable to the LP Entities.

22.           THIS COURT ORDERS that the directors and officers of the Applicants shall be entitled to the benefit of and are hereby granted a charge (the “CMI Directors’ Charge”) on the CMI Property, which charge shall not exceed an aggregate amount of $20,000,000, as security for the indemnity provided in paragraph 21 of this Order.  The CMI Directors’ Charge shall have the priority set out in paragraphs 55 and 57 herein.

23.           THIS COURT ORDERS that, notwithstanding any language in any applicable insurance policy to the contrary (a) no insurer shall be entitled to be subrogated to or claim the benefit of the CMI Directors’ Charge and (b) the Applicants’ directors and officers shall only be entitled to the benefit of the Director’s Charge to the extent they do not have coverage under a directors and officers insurance policy.

24.           THIS COURT ORDERS that, notwithstanding any other provision of this Order, the terms and conditions with respect to any release and discharge of the Charges (as defined herein)

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shall be satisfactory to the CMI Entities, the Management Directors (with respect to the CMI Directors’ Charge), the Monitor and the Ad Hoc Committee.

APPOINTMENT OF MONITOR

25.           THIS COURT ORDERS that FTI Consulting is hereby appointed pursuant to the CCAA as the Monitor of the CMI Entities, an officer of this Court, to monitor the CMI Property and the CMI Entities’ conduct of the CMI Business with the powers and obligations set out in the CCAA and as set forth herein and that the CMI Entities and their shareholders, officers, directors and Assistants shall advise the Monitor of all material steps taken by the CMI Entities pursuant to this Order, and shall co-operate fully with the Monitor in the exercise of its powers and discharge of its obligations.

26.           THIS COURT ORDERS that the Monitor, in addition to its prescribed rights and obligations under the CCAA, is hereby directed and empowered to:

(a)	monitor the CMI Entities’ receipts and disbursements;

(b)
report to this Court at such times and intervals as the Monitor may deem appropriate with respect to matters relating to the CMI Entities, the CMI Property, the CMI Business, and such other matters as may be relevant to the proceedings herein;

(c)
assist the CMI Entities, to the extent required by the CMI Entities, in their dissemination to the CMI DIP Lender, the Ad Hoc Committee and their respective counsel of financial and other information, as agreed to between the CMI Entities and the CMI DIP Lender or the Ad Hoc Committee, as applicable, which may be used in these proceedings, including reporting on a weekly basis to the CMI DIP Lender and the Ad Hoc Committee;

(d)
advise the CMI Entities in their preparation of the CMI Entities’ cash flow statements and reporting required by the CMI DIP Lender and the Ad Hoc Committee, which information shall be reviewed with the Monitor and delivered to the CMI DIP Lender, the Ad Hoc Committee and their respective counsel in

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compliance with the CMI DIP Definitive Documents, or as otherwise agreed to by the CMI DIP Lender or the Ad Hoc Committee, as applicable;

(e)	assist the CMI CRA in the performance of its duties as set out in the CMI CRA Agreement (as defined below);

(f)	advise the CMI Entities in their development and implementation of the CMI Plan and any amendments to the CMI Plan;

(g)	assist the CMI Entities, to the extent required by the CMI Entities, with the holding and administering of creditors’ or shareholders’ meetings for voting on the CMI Plan, as applicable;

(h)
have full and complete access to the books, records and management, employees and advisors of the CMI Entities, and to the CMI Business and the CMI Property, to the extent required to perform its duties arising under this Order;

(i)
be at liberty to engage independent legal counsel or such other persons as the Monitor deems necessary or advisable respecting the exercise of its powers and performance of its obligations under this Order;

(j)	monitor and, if necessary, report to the Court on any matters pertaining to the provision of the Shared Services in accordance with paragraph [6] of this Order; and

(k)	perform such other duties as are required by this Order or by this Court from time to time.

27.           THIS COURT ORDERS that the Monitor shall not take possession of the CMI Property and shall take no part whatsoever in the management or supervision of the management of the CMI Business and shall not, by fulfilling its obligations hereunder, be deemed to have taken or maintained possession or control of the CMI Business or the CMI Property, or any part thereof.

28.           THIS COURT ORDERS that nothing herein contained shall require the Monitor to occupy or to take control, care, charge, possession or management (separately and/or

15

collectively, “Possession”) of any of the CMI Property that might be environmentally contaminated, might be a pollutant or a contaminant, or might cause or contribute to a spill, discharge, release or deposit of a substance contrary to any federal, provincial or other law respecting the protection, conservation, enhancement, remediation or rehabilitation of the environment or relating to the disposal of waste or other contamination including, without limitation, the Canadian Environmental Protection Act, the Ontario Environmental Protection Act, the Ontario Water Resources Act, or the Ontario Occupational Health and Safety Act and regulations thereunder (the “Environmental Legislation”), provided however that nothing herein shall exempt the Monitor from any duty to report or make disclosure imposed by applicable Environmental Legislation.  The Monitor shall not, as a result of this Order or anything done in pursuance of the Monitor’s duties and powers under this Order, be deemed to be in Possession of any of the CMI Property within the meaning of any Environmental Legislation, unless it is actually in possession.

29.           THIS COURT ORDERS that the Monitor shall provide any creditor of a CMI Entity with information provided by the CMI Entity in response to reasonable requests for information made in writing by such creditor addressed to the Monitor.  The Monitor shall not have any responsibility or liability with respect to the information disseminated by it pursuant to this paragraph.  In the case of information that the Monitor has been advised by a CMI Entity is confidential, the Monitor shall not provide such information to creditors unless otherwise directed by this Court or on such terms as the Monitor and the applicable CMI Entity may agree.

30.           THIS COURT ORDERS that, in addition to the rights and protections afforded the Monitor under the CCAA or as an officer of this Court, the Monitor shall incur no liability or obligation as a result of its appointment or the carrying out of the provisions of this Order, save and except for any gross negligence or wilful misconduct on its part.  Nothing in this Order shall derogate from the protections afforded the Monitor by the CCAA or any applicable legislation.

31.           THIS COURT ORDERS that the Monitor, counsel to the Monitor, counsel to any of the CMI Entities, counsel to the Special Committee, counsel to the Management Directors, counsel to RBC Dominion Securities Inc. (the “Financial Advisor”) with respect to matters on behalf of the CMI Entities, counsel to the Ad Hoc Committee and the financial advisor to the Ad Hoc

16

Committee (together with counsel to the Ad Hoc Committee, the “Committee Advisors”) shall be paid their reasonable fees and disbursements, in each case at their standard rates and charges, whether incurred prior to or subsequent to the date of this Order, by any of the CMI Entities, to the extent that such fees and disbursements relate to services provided to the CMI Entities or, in the case of the Committee Advisors, to the Ad Hoc Committee, as part of the costs of these proceedings. FTI Consulting, the Financial Advisor, counsel to FTI Consulting, counsel to the CMI Entities, counsel to the Special Committee and counsel to the Management Directors shall keep separate accounts for services provided in respect of the CMI Entities and any services provided in respect of entities other than the CMI Entities. The CMI Entities are hereby authorized and directed to pay the accounts of the Monitor, the Financial Advisor, counsel to the Monitor, counsel to the CMI Entities, counsel to the Special Committee, counsel to the Management Directors and the Committee Advisors on a weekly basis to the extent that such accounts relate to services provided to the CMI Entities, or, in the case of the Committee Advisors, the Ad Hoc Committee.  The CMI Entities shall not be liable for and shall not pay any expenses, fees, disbursements or retainers of the Monitor, counsel to the Monitor, counsel to the LP Entities, counsel to the Special Committee, counsel to the Management Directors, counsel to the Financial Advisor with respect to matters on behalf of the CMI Entities, or the Financial Advisor, to the extent that such expenses, fees, disbursements or retainers are not attributable to the CMI Entities.

32.           THIS COURT ORDERS that the Monitor and its legal counsel shall pass their accounts from time to time, and for this purpose the accounts of the Monitor and its legal counsel are hereby referred to a judge of the Commercial List of the Ontario Superior Court of Justice.

33.           THIS COURT ORDERS that the Monitor, counsel to the Monitor, counsel to the CMI Entities, counsel to the Special Committee, counsel to the Management Directors, counsel to the Financial Advisor with respect to matters on behalf of the CMI Entities, the CMI CRA, the Financial Advisor and the Committee Advisors shall be entitled to the benefit of and are hereby granted a charge on the CMI Property (the “CMI Administration Charge”), which charge shall not exceed an aggregate amount of [$ ● ], as security for their reasonable professional fees and disbursements incurred at their respective standard rates and charges in respect of such services,

17

both before and after the making of this Order in respect of these proceedings.  The CMI Administration Charge shall have the priority set out in paragraphs 55 and 57 hereof.

CHIEF RESTRUCTURING ADVISOR

34.           THIS COURT ORDERS that Hap S. Stephen be and is hereby appointed as Chief Restructuring Advisor of the CMI Entities in accordance with the terms and conditions of the agreement entered into between Canwest Global and Stonecrest Capital Inc. (“Stonecrest”, collectively referred to herein with Hap S. Stephen as the “CMI CRA”) dated June 30, 2009 (the “CMI CRA Agreement”), effective as of the date of this Order.

35.           THIS COURT ORDERS that the CMI CRA Agreement is hereby approved and given full force and effect and the CMI CRA is hereby authorized to retain counsel as set out in the CMI CRA Agreement.

36.           THIS COURT ORDERS that the CMI Entities are authorized and directed to continue the engagement of the CMI CRA on the terms and conditions set out in the CMI CRA Agreement.

37.           THIS COURT ORDERS that the CMI CRA shall not be or be deemed to be a director, officer or employee of any of the CMI Entities.

38.           THIS COURT ORDERS that the CMI CRA and its directors and officers shall incur no liability or obligation as a result of Hap S. Stephen’s appointment pursuant to this Order, or the provision of services pursuant to the CMI CRA Agreement, save and except as may result from gross negligence or wilful misconduct on the part of the CMI CRA.

39.           THIS COURT ORDERS that (i) the indemnification obligations of Canwest Global in favour of the CMI CRA and its officers and directors set out in the CMI CRA Agreement; and (ii) the payment obligations set out in the CMI CRA Agreement shall be entitled to the benefit of and form part of the CMI Administration Charge set out herein.

40.           THIS COURT ORDERS that any claims of the CMI CRA under the CMI CRA Agreement shall be treated as unaffected in any plan of compromise or arrangement filed by the

18

CMI Entities under the CCAA, any proposal filed by the CMI Entities under the Bankruptcy and Insolvency Act of Canada (the “BIA”) or any other restructuring.

DIP FINANCING

41.           THIS COURT ORDERS that the Credit Agreement dated as of May 22, 2009 and amended as of June 15, 2009, June 30, 2009, July 17, 2009, July 31, 2009, August 14, 2009, August 31, 2009, and September 11, 2009 (as so amended, the “CIT Credit Agreement”) between CMI, the Guarantors party thereto and CIT as agent and lender be and are hereby approved.  For greater certainty, references herein to CIT shall include any permitted assignee pursuant to the CIT Credit Agreement.

42.           THIS COURT ORDERS that the CMI Entities are hereby authorized and empowered to execute and deliver such credit agreements, mortgages, pledges, charges, hypothecs and security documents, guarantees and other definitive documents (collectively, and including the CIT Credit Agreement, the “CMI DIP Definitive Documents”), as are contemplated by the CIT Credit Agreement or as may be reasonably required by the CIT Credit Agreement, and all CMI DIP Definitive Documents executed and delivered prior to the date hereof be and are hereby approved.  The CMI Entities are hereby authorized and directed to pay and perform all of their indebtedness, interest, fees, liabilities and obligations under and pursuant to the CMI DIP Definitive Documents as and when the same become due and are to be performed, notwithstanding any other provision of this Order.

43.           THIS COURT ORDERS that the credit facility provided under the CIT Credit Agreement be and is hereby converted into a debtor-in-possession financing arrangement (the “CMI DIP Facility”) in accordance with the terms of the CIT Credit Agreement, provided that the aggregate principal amount of all borrowings under the CMI DIP Facility shall not exceed $100,000,000.  The CMI DIP Facility shall be on the terms and subject to the conditions set forth in the CIT Credit Agreement as attached to the Maguire Affidavit as Exhibit “[●]”, as the CIT Credit Agreement may be amended from time to time upon the written agreement of the parties thereto.  CIT, in its capacity as lender under the CMI DIP Facility, shall be referred to herein as the CMI DIP Lender.

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44.           THIS COURT ORDERS that CMI is hereby authorized and empowered to obtain and borrow the amounts previously or hereinafter advanced pursuant to the CMI DIP Facility in order to finance the CMI Entities’ working capital requirements and other general corporate purposes and capital expenditures as contemplated by the CMI DIP Definitive Documents, provided that borrowings under the CMI DIP Facility shall not exceed $100,000,000 unless approved by the CMI CRA and permitted by further Order of this Court.

45.           THIS COURT ORDERS that the CMI Entities shall notify counsel to the Ad Hoc Committee and the Monitor of any requested advance under the CMI DIP Facility.

46.           THIS COURT ORDERS that the CMI DIP Lender shall be entitled to the benefit of and is hereby granted a charge (the “CMI DIP Charge”) on the CMI Property, as security for any and all obligations of the CMI Entities under the CMI DIP Facility and the CMI DIP Definitive Documents (including on account of principal, interest, fees and expenses), which charge shall not exceed the aggregate amount owed to the CMI DIP Lender under the CMI DIP Definitive Documents advanced on or after the date of this Order.  The CMI DIP Charge shall have the priority set out in paragraphs 55 and 57 hereof.

47.           THIS COURT ORDERS that the deposit accounts containing cash collateral pledged to The Bank of Nova Scotia and referred to in Section 6.11 of the Collateral Agency Agreement (as defined below) as the “Cash Management Collateral Account” (the “Excluded Accounts”) shall  not form part of the CMI Property, shall be excluded from the CMI DIP Charge, the KERP Charge, the Directors’ Charge and the Administration Charge, except as provided in paragraph 48 hereof, and shall remain subject to the existing liens in favour of The Bank of Nova Scotia in connection with the CMI Entities’ obligations to The Bank of Nova Scotia in connection with overdrafts and related liabilities arising from cash consolidation, electronic funds transfer arrangements, treasury, depository and cash management services or in connection with any automated clearing house transfers of funds in an aggregate amount not to exceed $2,500,000 (the “BNS Cash Management Obligations”).

48.           THIS COURT ORDERS AND DECLARES that notwithstanding any stay of proceedings imposed by this Order, The Bank of Nova Scotia shall be entitled to seize and dispose of any collateral on deposit in the Excluded Accounts and apply such proceeds to any

20

and all outstanding BNS Cash Management Obligations, provided that, notwithstanding anything herein, upon payment and satisfaction of the BNS Cash Management Obligations in full and the return of any remaining collateral in the Excluded Accounts to the CMI Entities, such collateral shall then form part of the CMI Property charged by the Directors’ Charge, the Administration Charge, the KERP Charge and the DIP Lender’s Charge.

49.           THIS COURT ORDERS that the CMI DIP Charge is in addition to the existing security (the “Existing Security”) in favour of CIBC Mellon Trust Company (the “Collateral Agent”) pursuant to the Intercreditor and Collateral Agency Agreement dated as of October 13, 2005 among the CMI Entities and the Collateral Agent, as amended by the Credit Confirmation and Amendment to Intercreditor and Collateral Agency Agreement dated as of September ●, 2009 (the “Collateral Agency Agreement”).  All liabilities and obligations of the CMI Entities under the CIT Credit Agreement and the $190,000,000 principal amount secured promissory note issued to Canwest MediaWorks Ireland Holdings (“Irish Holdco”) by CMI (the “Secured Note”) shall be secured by the Existing Security.

50.           THIS COURT ORDERS that, notwithstanding any other provision of this Order:

(a)	the CMI DIP Lender may take such steps from time to time as it may deem necessary or appropriate to file, register, record or perfect the CMI DIP Charge or any of the CMI DIP Definitive Documents;

(b)
upon the occurrence of an event of default under the CMI DIP Definitive Documents or the CMI DIP Charge, the CMI DIP Lender may cease making advances to the CMI Entities, and upon three (3) days notice to the CMI Entities and the Monitor, may exercise any and all of its rights and remedies against the CMI Entities or the CMI Property under or pursuant to the CMI DIP Definitive Documents and the CMI DIP Charge, including without limitation, to set off and/or consolidate any amounts owing by the CMI DIP Lender to any of the CMI Entities against the obligations of any of the CMI Entities to the CMI DIP Lender under the CMI DIP Definitive Documents or the CMI DIP Charge, to make demand, accelerate payment and give other notices, or to apply to this Court for the appointment of a receiver, receiver and manager or interim receiver, or for a

21

bankruptcy order against any of the CMI Entities and for the appointment of a trustee in bankruptcy of any of the CMI Entities, and upon the occurrence of an event of default under the terms of the CMI DIP Definitive Documents, the CMI DIP Lender shall be entitled to seize and retain proceeds from the sale of the CMI Property and the cash flow of the CMI Entities to repay amounts owing to the CMI DIP Lender in accordance with the CMI DIP Definitive Documents and the CMI DIP Charge, but subject to the priorities as set out in paragraphs 55 and 57 of this Order; and

(c)
the foregoing rights and remedies of the CMI DIP Lender shall be enforceable against any trustee in bankruptcy, interim receiver, receiver or receiver and manager of any CMI Entity or the CMI Property.

51.           THIS COURT ORDERS AND DECLARES that, in respect of the CMI DIP Facility, the CMI DIP Definitive Documents, the CIT Credit Agreement and amounts borrowed under the CIT Credit Agreement, the CMI DIP Lender shall be treated as unaffected in any plan of arrangement or compromise filed by the CMI Entities, or any of them, under the CCAA, or any proposal filed by the CMI Entities, or any of them, under the BIA.  Further, the stays of proceedings provided for herein shall not apply to the CMI DIP Lender or its rights under or in respect of the CIT Credit Agreement, the CMI DIP Facility or the CMI DIP Definitive Documents.

52.           THIS COURT ORDERS that the CMI Entities are hereby authorized and empowered to take all steps and actions in respect of, and to comply with all of their obligations pursuant to, the Secured Note, the $● unsecured promissory note dated ●, 2009 granted by CMI to Irish Holdco in respect of the amounts advanced by Irish Holdco to CMI (the “Unsecured Note”), the Use of Cash Collateral and Consent Agreement between certain of the CMI Entities and certain members of the Ad Hoc Committee (the “Consenting Noteholders”) dated ●, 2009 (the “Use of Collateral and Consent Agreement”), the CCAA Support Agreement between certain of the CMI Entities and the Consenting Noteholders dated ●, 2009 (the “Support Agreement”) and such other agreements, security documents, guarantees and other definitive documents as may be executed in connection with any such matters.

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53.           THIS COURT ORDERS that notwithstanding anything to the contrary herein, the CMI Entities shall be required to comply with their obligations under the Use of Collateral and Consent Agreement and the Support Agreement. Prior to exercising any and all rights and remedies they may have against the CMI Entities under or in respect of the Use of Cash Collateral Agreement and the Support Agreement, in accordance with the terms of such agreements, the Consenting Noteholders shall be required to obtain a further order of the Court, other than in respect of contractual termination rights under the Support Agreement.

54.           THIS COURT ORDERS that, upon reasonable notice to the CMI Entities, the advisors to the Ad Hoc Committee, CIT and CIT’s advisors shall, subject to books and records that are privileged, have clear and unfettered access to the books and records of the CMI Entities and such other information that the Ad Hoc Committee and/or CIT reasonably requests.

VALIDITY AND PRIORITY OF CHARGES CREATED BY THIS ORDER

55.           THIS COURT ORDERS that the priorities of the CMI Directors’ Charge, the CMI Administration Charge, the CMI KERP Charge (as defined below) and the CMI DIP Charge, as among them, shall be as follows:

First – CMI Administration Charge;

Second – CMI DIP Charge; and

Third – CMI Directors’ Charge and CMI KERP Charge, save and except that these Charges shall be postponed in right of payment to the extent of the first $85,000,000 payable under the Secured Note.

56.           THIS COURT ORDERS that the filing, registration or perfection of the CMI Directors’ Charge, the CMI Administration Charge, the CMI KERP Charge and the CMI DIP Charge (collectively, the “Charges”) shall not be required, and that the Charges shall be valid and enforceable for all purposes, including as against any right, title or interest filed, registered, recorded or perfected subsequent to the Charges coming into existence, notwithstanding any such failure to file, register, record or perfect.

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57.           THIS COURT ORDERS that the CMI Directors’ Charge, the CMI Administration Charge, the CMI DIP Charge and the CMI KERP Charge shall constitute a charge on the CMI Property and such Charges shall rank in priority to all other security interests, trusts, liens, charges and encumbrances, statutory or otherwise (collectively, “Encumbrances”) in favour of any Person, notwithstanding the order of perfection or attachment.  [ntd: in light of CCAA amendments which require notice to be provided to secured creditors likely to be affected by the order, consider not priming prior perfected security interests]

58.           THIS COURT ORDERS that except as otherwise expressly provided for herein, or as may be approved by this Court, the CMI Entities shall not grant any Encumbrances over any CMI Property that rank in priority to, or pari passu with, any of the CMI Directors’ Charge, the CMI Administration Charge, the CMI KERP Charge or the CMI DIP Charge, unless the CMI Entities also obtain the prior consent of the Monitor, the CMI DIP Lender and the beneficiaries of the CMI Directors’ Charge, the CMI KERP Charge and the CMI Administration Charge, or upon further Order of this Court.

59.           THIS COURT ORDERS that the CMI Directors’ Charge, the CMI Administration Charge, the CMI KERP Charge, the CMI DIP Definitive Documents and the CMI DIP Charge shall not be rendered invalid or unenforceable and the rights and remedies of the chargees entitled to the benefit of the Charges (collectively, the “Chargees”), the rights and remedies of the CMI DIP Lender under the CMI DIP Definitive Documents, the rights and remedies of Irish Holdco under the Secured Note and the rights and remedies of the Consenting Noteholders under the Use of Collateral and Consent Agreement and the Support Agreement shall not otherwise be limited or impaired in any way, subject to the provisions of paragraph [53] herein, by (a) the pendency of these proceedings and the declarations of insolvency made herein; (b) any application(s) for bankruptcy order(s) issued pursuant to the BIA, or any bankruptcy order made pursuant to such applications; (c) the filing of any assignments for the general benefit of creditors made pursuant to the BIA; (d) the provisions of any federal or provincial statutes; or (e) any negative covenants, prohibitions or other similar provisions with respect to borrowings, incurring debt or the creation of Encumbrances, contained in any existing loan documents, lease, sublease, offer to lease or other agreement (collectively, an “Agreement”) which binds the CMI Entities, or any of them, and notwithstanding any provision to the contrary in any Agreement:

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(a)           neither the creation of the Charges nor the execution, delivery, perfection, registration or performance of the CIT Credit Agreement, the CMI DIP Definitive Documents, the Use of Collateral and Consent Agreement, the Support Agreement, the Secured Note or the Unsecured Note, shall create or be deemed to constitute a breach by any of the CMI Entities of any Agreement to which they are a party;

(b)
none of the Chargees shall have any liability to any Person whatsoever as a result of any breach of any Agreement caused by or resulting from the CMI Entities entering into the CIT Credit Agreement or any other CMI DIP Definitive Documents, the creation of the Charges, or the execution, delivery or performance of the CMI DIP Definitive Documents; and

(c)
the CIT Credit Agreement, the CMI DIP Definitive Documents, the Use of Collateral and Consent Agreement, the Support Agreement, the Secured Note and the Unsecured Note, the payments made by the CMI Entities pursuant to the foregoing or pursuant to the terms of this Order, and the granting of the Charges, do not and will not constitute fraudulent preferences, fraudulent conveyances, oppressive conduct, settlements or other challengeable, voidable or reviewable transactions under any applicable law.

60.           THIS COURT ORDERS that any Charge created by this Order over leases of real property in Canada shall only be a Charge in the relevant CMI Entity’s interest in such real property leases.

KEY EMPLOYEE RETENTION PLANS

61.           THIS COURT ORDERS that the key employee retention plans (the “CMI KERPs”), in the forms attached to the Confidential Supplement to the Monitor’s Pre-Filing Report (the “Confidential Supplement”), are hereby approved and the CMI Entities are authorized and directed to make the payments contemplated thereunder in accordance with the terms and conditions of the CMI KERPs.

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62.           THIS COURT ORDERS that the Confidential Supplement be sealed, kept confidential and not form part of the public record, but rather shall be placed, separate and apart from all other contents of the Court file, in a sealed envelope attached to a notice which sets out the title of these proceedings and a statement that the contents are subject to a sealing order and shall only be opened upon further Order of the Court.

63.           THIS COURT ORDERS that the key employees referred to in the CMI KERPs shall be entitled to the benefit of and are hereby granted a charge (the “CMI KERP Charge”) on the CMI Property, which charge shall not exceed an aggregate amount of $5,500,000, to secure amounts owing to such key employees under the CMI KERPs.

APPROVAL OF FINANCIAL ADVISOR AGREEMENT

64.           THIS COURT ORDERS that the letter agreement dated December 10, 2008 between Canwest Global and the Financial Advisor, as amended by a letter agreement dated January 20, 2009, in the form attached as Exhibit “●” to the Maguire Affidavit (the “Financial Advisor Agreement”), is hereby approved and the CMI Entities are authorized and directed to make the payments contemplated thereunder in accordance with the terms and conditions of the Financial Advisor Agreement.

FOREIGN PROCEEDINGS

65.           THIS COURT ORDERS that the Monitor is hereby authorized, as the foreign representative of the CMI Entities, to apply for recognition of these proceedings as “Foreign Main Proceedings” in the United States pursuant to Chapter 15 of the U.S. Bankruptcy Code.

66.           THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal, regulatory or administrative body having jurisdiction in Canada, the United States, Australia, Ireland or in any other foreign jurisdiction, to give effect to this Order and to assist the CMI Entities, the Monitor and their respective agents in carrying out the terms of this Order.  All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the CMI Entities and to the Monitor, as an officer of this Court, as may be necessary or desirable to give effect to this Order, to grant representative

26

status to the Monitor in any foreign proceeding, or to assist the CMI Entities and the Monitor and their respective agents in carrying out the terms of this Order.

67.           THIS COURT ORDERS that each of the CMI Entities and the Monitor be at liberty and is hereby authorized and empowered to apply to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order and any other Order issued in these proceedings.

SERVICE AND NOTICE

68.           THIS COURT ORDERS that the CMI Entities or the Monitor shall (i) without delay, publish a notice containing the information prescribed under the CCAA, (ii) within five days after the date of this Order, (A) make this Order publicly available in the manner prescribed under the CCAA, (B) send, in the prescribed manner, a notice to every known creditor who has a claim against any of the CMI Entities of more than $5,000, and (C) prepare a list showing the names and addresses of those creditors and the estimated amounts of those claims, and make it publicly available in the prescribed manner, all in accordance with Section 23(1)(a) of the CCAA and the regulations made thereunder, provided that, for the purposes of this list, with respect to the 8% senior subordinated notes issued by CMI, only the name and address of the indenture trustee of such notes and the aggregate amount owing in respect of such notes shall be listed and made publicly available.

69.           THIS COURT ORDERS that the CMI Entities and the Monitor be at liberty to serve this Order, any other materials and orders in these proceedings, and any notices or other correspondence, by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery or electronic transmission to the CMI Entities’ creditors or other interested parties at their respective addresses as last shown on the records of the CMI Entities, and that any such service or notice by courier, personal delivery or electronic transmission shall be deemed to be received on the next business day following the date of forwarding thereof, or if sent by ordinary mail, on the third business day after mailing.

70.           THIS COURT ORDERS that the CMI Entities, the Monitor, the CMI DIP Lender, the Ad Hoc Committee and any party who has filed a Notice of Appearance may serve any court

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materials in these proceedings by e-mailing a PDF or other electronic copy of such materials to counsels’ email addresses as recorded on the Service List from time to time, in accordance with the E-filing protocol of the Commercial List to the extent practicable, and the Monitor may post a copy of any or all such materials on its website at http://cfcanada.fticonsulting.com/canwest.

GENERAL

71.           THIS COURT ORDERS that the CMI Entities or the Monitor may from time to time apply to this Court for advice and directions in the discharge of its powers and duties hereunder.

72.           THIS COURT ORDERS that nothing in this Order shall prevent the Monitor from acting as an interim receiver, a receiver, a receiver and manager, or a trustee in bankruptcy of the CMI Entities, the CMI Business or the CMI Property.

73.           THIS COURT ORDERS that any interested party (including the CMI Entities, the CMI DIP Lender, the Ad Hoc Committee and the Monitor) may apply to this Court to vary or amend this Order on not less than seven (7) days notice to any other party or parties likely to be affected by the order sought or upon such other notice, if any, as this Court may order, provided however that the CMI DIP Lender shall be entitled to rely on this Order as issued for all advances made under the CIT Credit Agreement and the CMI DIP Definitive Documents up to and including the date this Order may be varied or amended.

74.           THIS COURT Orders that, notwithstanding the immediately preceding paragraph, no order shall be made varying, rescinding or otherwise affecting the provisions of this Order with respect to the CIT Credit Agreement or the CMI DIP Definitive Documents, unless notice of a motion for such order is served on the Monitor and the CMI Entities, the Ad Hoc Committee and the CMI DIP Lender, returnable no later than [*date of initial order plus 30 days].

75.           THIS COURT ORDERS that this Order and all of its provisions are effective as of 12:01 a.m. Eastern Standard/Daylight Time on the date of this Order.

SCHEDULE “A”

Applicants

1.           Canwest Global Communications Corp.

2.           Canwest Media Inc.

3.           MBS Productions Inc.

4.           Yellow Card Productions Inc.

5.           Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc.

6.           Canwest Television GP Inc.

7.           Fox Sports World Canada Holdco Inc.

8.           Global Centre Inc.

9.           Multisound Publishers Ltd.

10.           Canwest International Communications Inc.

11.           Canwest Irish Holdings (Barbados) Inc.

12.           Western Communications Inc.

13.           Canwest Finance Inc./Financiere Canwest Inc.

14.           National Post Holdings Ltd.

15.           Canwest International Management Inc.

16.           Canwest International Distribution Limited

17.           Canwest MediaWorks Turkish Holdings (Netherlands) B.V.

18.           CGS International Holdings (Netherlands) B.V.

19.           CGS Debenture Holding (Netherlands) B.V.

20.           CGS Shareholding (Netherlands) B.V.

21.           CGS NZ Radio Shareholding (Netherlands) B.V.

22.           4501063 Canada Inc.

23.           4501071 Canada Inc.

24.           30109, LLC

25.           CanWest MediaWorks (US) Holdings Corp.

SCHEDULE “B”

Partnerships

1.           Canwest Television Limited Partnership

2.           Fox Sports World Canada Partnership

3.           The National Post Company/La Publication National Post

SCHEDULE G

CLAIMS PROCEDURE ORDER

See attached.

\5750326

Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CLAIMS PROCEDURE ORDER

THIS MOTION made by Canwest Global Communications Corp. (“Canwest Global”) and the other applicants listed on Schedule “A” (the “Applicants”) and the partnerships listed on Schedule “B” (collectively and together with Canwest Global and the Applicants, the “CMI Entities”, and each a “CMI Entity”), for an order establishing a claims procedure for the identification and quantification of certain claims against (i) the CMI Entities and (ii) the Directors and Officers of the Applicants was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion, the Affidavit of John Maguire sworn ● , 2009, the First Report of FTI Consulting Canada ULC in its capacity as Court-appointed monitor of the CMI Entities (the “Monitor”) and on hearing from counsel for the CMI Entities, the Monitor, the Special Committee of the Board of Directors of Canwest Global, the ad hoc committee of holders of 8% senior subordinated notes issued by Canwest Media Inc. (“CMI”), CIT Business Credit Canada Inc., and the Management Directors of the Applicants and such other counsel as were present, no one else appearing although duly served as set out in the Affidavit of ● sworn ● , 2009.

TOR_A2G:3919177.13

SERVICE

1.
THIS COURT ORDERS that the time for service of the Notice of Motion and Motion Record herein be and is hereby abridged and that the motion is properly returnable today and service upon any interested party other than those parties served is hereby dispensed with.

DEFINITIONS AND INTERPRETATION

2.
THIS COURT ORDERS that, for the purposes of this Order establishing a claims process for the CMI Entities and their Directors and Officers (“CMI Claims Procedure Order”), in addition to terms defined elsewhere herein, the following terms shall have the following  meanings:

(a)
“Assessments” means Claims of Her Majesty the Queen in Right of Canada or of any Province or Territory or Municipality or any other taxation authority in any Canadian or foreign jurisdiction, including, without limitation, amounts which may arise or have arisen under any notice of assessment, notice of reassessment, notice of appeal, audit, investigation, demand or similar request from any taxation authority;

(b)	“Business Day” means a day, other than a Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Toronto, Ontario;

(c)	“Calendar Day” means a day, including Saturday, Sunday and any statutory holidays in the Province of Ontario, Canada;

(d)	“CCAA” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended;

(e)	“CCAA Proceedings” means the proceedings commenced by the CMI Entities in the Court at Toronto under Court File No. ●;

TOR_A2G:3919177.13

(f)	“Claim” means:

(i)
any right or claim of any Person against one or more of the CMI Entities, whether or not asserted, in connection with any indebtedness, liability or obligation of any kind whatsoever of one or more of the CMI Entities in existence on the Filing Date, including on account of Wages and Benefits, and any accrued interest thereon and costs payable in respect thereof to and including the Filing Date, whether or not such right or claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, perfected, unperfected, present, future, known, or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including the right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation is based in whole or in part on facts which existed prior to the Filing Date, and includes any other claims that would have been claims provable in bankruptcy had the applicable CMI Entity become bankrupt on the Filing Date (each, a “Prefiling Claim”, and collectively, the “Prefiling Claims”);

(ii)
any right or claim of any Person against one or more of the CMI Entities in connection with any indebtedness, liability or obligation of any kind whatsoever owed by one or more of the CMI Entities to such Person arising out of the restructuring, repudiation, termination or breach on or after the Filing Date of any contract, lease or other agreement whether written or oral and whether such restructuring, repudiation, termination or breach took place or takes place before or after the date of this CMI Claims Procedure Order (each, a “Restructuring Period Claim”, and collectively, the “Restructuring Period Claims”); and

(iii)	any right or claim of any Person against one or more of the Directors or

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Officers of one or more of the Applicants or any of them, that relates to a Prefiling Claim or a Restructuring Period Claim howsoever arising for which the Directors or Officers of an Applicant are by statute or otherwise by law liable to pay in their capacity as Directors or Officers or in any other capacity (each a “Director/Officer Claim”, and collectively, the “Directors/Officers Claims”);

provided however, that in any case “Claim” shall not include an Excluded Claim;

(g)
“Claims Officer” means the individuals designated by the Court pursuant to paragraph [11] of this Claims Procedure Order and such other Persons as may be designated by the CMI Entities and consented to by the Monitor;

(h)	“CMI Claims Bar Date” means 5:00 p.m. on [Filing Date plus 39 Days];

(i)	“CMI Claims Package” means the materials to be provided by the CMI Entities to Persons who may have a Claim which materials shall include:

(i)
in the case of a CMI Known Creditor (other than a CMI Employee), a CMI General Notice of Claim, a blank CMI Notice of Dispute of Claim, a CMI Instruction Letter, and such other materials as the CMI Entities may consider appropriate or desirable;

(ii)
in the case of a CMI Employee, a CMI Employee Notice of Claim, a blank CMI Notice of Dispute of Claim, a CMI Employee Instruction Letter, and such other materials as the CMI Entities may consider appropriate or desirable; or

(iii)	in the case of a CMI Unknown Creditor, a blank CMI Proof of Claim and a CMI Proof of Claim Instruction Letter, and such other materials as the CMI Entities may consider appropriate or desirable;

(j)
“CMI Claims Schedule” means a list of all known Creditors prepared and updated from time to time by the CMI Entities, with the assistance of the Monitor, showing the name, last known address, last known facsimile number, and last

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–  5 –

known email address of each CMI Known Creditor (except that where a CMI Known Creditor is represented by counsel known by the CMI Entities, the address, facsimile number, and email address of such counsel may be substituted) and, to the extent possible, the amount of each CMI Known Creditor’s Claim as valued by the CMI Entities for voting and/or distribution purposes;

(k)	“CMI CRA” means Hap. S. Stephen and Stonecrest Capital Inc. in their capacity as the court-appointed Chief Restructuring Advisor of the CMI Entities;

(l)
“CMI Employee Instruction Letter” means the instruction letter to CMI Employees, substantially in the form attached as Schedule [“F”] hereto, regarding the CMI Employee Notice of Claim, completion of a CMI Notice of Dispute of Claim by a CMI Employee and the claims procedure described herein;

(m)
“CMI Employee Notice of Claim” means the notice referred to in paragraph [18] hereof, substantially in the form attached hereto as Schedule [“E”], advising each CMI Employee of their Claim, if any, in respect of Wages and Benefits as valued by the CMI Entities for voting and distribution purposes based on the books and records of the CMI Entities;

(n)	“CMI Employees” means all current employees of the CMI Entities as at the Filing Date, and “CMI Employee” means any one of them;

(o)
“CMI General Notice of Claim” means the notice referred to in paragraph [17] hereof, substantially in the form attached hereto as Schedule [“C”], advising each CMI Known Creditor (other than CMI Employees) of its Claim as valued by the CMI Entities (on consultation with the CMI CRA, if applicable) for voting and distribution purposes based on the books and records of the CMI Entities;

(p)
“CMI Instruction Letter” means the instruction letter to CMI Known Creditors (other than CMI Employees), substantially in the form attached as Schedule [“D”] hereto, regarding the CMI General Notice of Claim, completion of a CMI Notice of Dispute of Claim by a CMI Known Creditor and the claims procedure described herein;

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(q)
“CMI Known Creditor” means a Creditor, other than a CMI Noteholder in its capacity as a CMI Noteholder, including CMI Employees, former employees of the CMI Entities, and any CMI Entity in its capacity as a Creditor of one or more CMI Entities, whose Claim is included on the CMI Claims Schedule;

(r)	“CMI Note” means a bond or note issued pursuant to the CMI Noteholder Trust Indenture and any bonds or notes issued in substitution or replacement thereof;

(s)	“CMI Noteholder” means a registered or beneficial holder of a CMI Note;

(t)	“CMI Noteholder Trustee” means The Bank of New York as Trustee under the CMI Noteholder Trust Indenture;

(u)
“CMI Noteholder Trust Indenture” means the trust indenture dated November 18, 2004 between CMI (through its predecessor 3815668 Canada Inc.), certain guarantors party thereto and the CMI Noteholder Trustee, as amended by certain supplemental indentures thereto;

(v)
“CMI Notice of Dispute of Claim” means the notice referred to in paragraph [20] hereof, substantially in the form attached as Schedule [“G”] hereto, which may be delivered to the CMI Entities by a CMI Known Creditor disputing a CMI General Notice of Claim or a CMI Employee Notice of Claim, as applicable, with reasons for its dispute;

(w)
“CMI Notice of Dispute of Revision or Disallowance” means the notice referred to in paragraphs [33] and [38] hereof, substantially in the form attached as Schedule [“I”] hereto, which may be delivered to the CMI Entities by a CMI Unknown Creditor disputing a Notice of Revision or Disallowance, with reasons for its dispute;

(x)
“CMI Notice of Revision or Disallowance” means the notice referred to in paragraphs [32] and [37] hereof, substantially in the form of Schedule [“H”] advising a CMI Unknown Creditor that the CMI Entities have revised or rejected all or part of such CMI Unknown Creditor’s Claim set out in its CMI Proof of

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Claim;

(y)	“CMI Notice to Creditors” means the notice for publication by the CMI Entities or the Monitor as described in paragraph [29] hereof, substantially in the form attached hereto as Schedule “[“J”];

(z)	“CMI Proof of Claim” means the Proof of Claim referred to in paragraph [30] hereof to be filed by CMI Unknown Creditors, substantially in the form attached hereto as Schedule [“K”];

(aa)
“CMI Proof of Claim Instruction Letter” means the instruction letter to CMI Unknown Creditors, substantially in the form attached as Schedule [“L”] hereto, regarding the completion of a CMI Proof of Claim by a CMI Unknown Creditor and the claims procedure described herein;

(bb)	“CMI Unknown Creditors” means Creditors which are not CMI Known Creditors or CMI Noteholders;

(cc)	“Court” means the Superior Court of Justice (Commercial List) in the City of Toronto in the Province of Ontario;

(dd)
“Creditor” means any Person having a Claim and includes without limitation the transferee or assignee of a Claim transferred and recognized as a Creditor in accordance with paragraph [45] hereof or a trustee, executor, liquidator, receiver, receiver and manager, or other Person acting on behalf of or through such Person;

(ee)	“Director/Officer Claim” has the meaning ascribed to that term in paragraph [2(e)(iii)] of this CMI Claims Procedure Order;

(ff)	“Directors” means all current and former directors (or their estates) of the Applicants and “Director” means any one of them;

(gg)	“Distribution Claim” means the amount of the Claim of a Creditor as finally determined for distribution purposes, in accordance with the provisions of this CMI Claims Procedure Order and the CCAA;

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(hh)
“Excluded Claim” means (i) claims secured by any of the “Charges”, as defined in the Initial Order, (ii) any claim against a Director that cannot be compromised due to the provisions of subsection 5.1(2) of the CCAA, and (iii) that portion of a Claim arising from a cause of action for which the applicable CMI Entities are fully insured;

(ii)	“Filing Date” means [October 6], 2009;

(jj)	“Initial Order” means the Initial Order of the Honourable ● made [October 6], 2009, as amended, restated or varied from time to time;

(kk)	“Meeting” means a meeting of Creditors called for the purpose of considering and voting in respect of a Plan;

(ll)	“Officers” means all current and former officers (or their estates) of the Applicants, and “Officer” means any one of them;

(mm)
“Person” means any individual, corporation, limited or unlimited liability company, general or limited partnership, association, trust, unincorporated organization, joint venture, government or any agency or instrumentality thereof or any other entity;

(nn)
“Plan” means any proposed plan(s) of compromise or arrangement to be filed by any or all of the CMI Entities (on consultation with the CMI CRA) pursuant to the CCAA as the same may be amended, supplemented or restated from time to time in accordance with the terms thereof;

(oo)	“Prefiling Claim” has the meaning ascribed to that term in paragraph [2(e)(i)] of this CMI Claims Procedure Order;

(pp)	“Restructuring Period Claim” has the meaning ascribed to that term in paragraph [2(e)(ii)] of this CMI Claims Procedure Order;

(qq)	“Wages and Benefits” means all outstanding wages, salaries and employee benefits (including, but not limited to, employee medical, dental, disability, life

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insurance and similar benefit plans or arrangements, incentive plans, share compensation plans and employee assistance programs and employee or employer contributions in respect of pension and other benefits) vacation pay, commissions, bonuses and other incentive payments, payments under collective bargaining agreements, and employee and director expenses and reimbursements, in each case incurred in the ordinary course of business and consistent with existing compensation policies and arrangements; and

(rr)	“Voting Claim” means the amount of the Claim of a Creditor as finally determined for voting at the Meeting, in accordance with the provisions of this CMI Claims Procedure Order, and the CCAA.

3.
THIS COURT ORDERS that all references as to time herein shall mean local time in Toronto, Ontario, Canada, and any reference to an event occurring on a Business Day shall mean prior to 5:00 p.m. on such Business Day unless otherwise indicated herein.

4.	THIS COURT ORDERS that all references to the word “including” shall mean “including without limitation”.

5.	THIS COURT ORDERS that all references to the singular herein include the plural, the plural include the singular, and any gender includes the other gender.

GENERAL PROVISIONS

6.
THIS COURT ORDERS that the CMI Entities and the Monitor are hereby authorized to use reasonable discretion as to the adequacy of compliance with respect to the manner in which forms delivered hereunder are completed and executed, and may, where they are satisfied that a Claim has been adequately proven, waive strict compliance with the requirements of this CMI Claims Procedure Order as to completion and execution of such forms and to request any further documentation from a Creditor that the CMI Entities or the Monitor may require in order to enable them to determine the validity of a Claim.

7.	THIS COURT ORDERS that any Claims denominated in a foreign currency shall be converted to Canadian dollars for purposes of any Plan on the basis of the average Bank

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of Canada United States/Canadian dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.

8.
THIS COURT ORDERS that interest and penalties that would otherwise accrue after the Filing Date shall not be included in any Claim.  Amounts claimed in Assessments issued after the Filing Date shall be subject to this CMI Claims Procedure Order and there shall be no presumption of validity or deeming of the amount due in respect of the Claim set out in any Assessment where such Assessment was issued after the Filing Date.

9.
THIS COURT ORDERS that copies of all forms delivered hereunder, as applicable, and determinations of Claims by a Claims Officer or the Court, as the case may be, shall be maintained by the CMI Entities and, subject to further order of the Court, such Creditor will be entitled to have access thereto by appointment during normal business hours on written request to the CMI Entities or the Monitor.

10.
THIS COURT ORDERS that, notwithstanding anything to the contrary in this CMI Claims Procedure Order, in respect of any Claim that exceeds $15 million, the CMI Entities shall consult with the CMI CRA prior to: accepting, admitting, settling, resolving, valuing (for purposes of a CMI General Notice of Claim, a CMI Employee Notice of Claim, a notice of repudiation or otherwise), revising or rejecting such Claim; referring the determination of such Claim to a Claims Officer or the Court; appealing any determination of such Claim by the Claims Officer; or adjourning any Meeting on account of a dispute with respect to such Claim.

CLAIMS OFFICER

11.
THIS COURT ORDERS that Honourable Ed Saunders, [the Honourable Jack Ground, the Honourable Coulter Osborne], and such other Persons as may be appointed by the Court from time to time on application of the CMI Entities (on consultation with the CMI CRA) and on the consent of the Monitor,  or such other Persons designated by the CMI Entities (on consultation with the CMI CRA) and consented to by the Monitor, be and they are hereby appointed as Claims Officers for the claims procedure described herein.

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12.
THIS COURT ORDERS that, subject to the discretion of the Court, a Claims Officer shall determine the validity and amount of disputed Claims in accordance with this CMI Claims Procedure Order and to the extent necessary may determine whether any Claim or part thereof constitutes an Excluded Claim. A Claims Officer shall determine all procedural matters which may arise in respect of his or her determination of these matters, including the manner in which any evidence may be adduced. A Claims Officer shall have the discretion to determine by whom and to what extent the costs of any hearing before a Claims Officer shall be paid.

13.
THIS COURT ORDERS that, notwithstanding anything to the contrary herein, a CMI Entity may with the consent of the Monitor: (i) refer a CMI Known Creditor’s Claim for resolution to a Claims Officer or to the Court for voting and/or distribution purposes; and (ii) refer a CMI Unknown Creditor’s Claim for resolution to a Claims Officer or to the Court for voting and/or distribution purposes, where in the CMI Entity’s view such a referral is preferable or necessary for the resolution of the valuation of the Claim.

MONITOR’S ROLE

14.
THIS COURT ORDERS that the Monitor, in addition to its prescribed rights, duties, responsibilities and obligations under the CCAA and under the Initial Order, shall assist the CMI Entities in connection with the administration of the claims procedure provided for herein, including the determination of Claims of Creditors and the referral of a particular Claim to a Claims Officer, as requested by the CMI Entities from time to time, and is hereby directed and empowered to take such other actions and fulfill such other roles as are contemplated by this Order.

CLAIMS PROCEDURE FOR CMI NOTEHOLDERS

15.
THIS COURT ORDERS that the CMI Entities shall not be required to send to a CMI Noteholder a CMI General Notice of Claim and neither the CMI Noteholders nor the CMI Noteholder Trustee shall be required to file a CMI Proof of Claim in respect of Claims pertaining to the CMI Notes. Within [Filing Date plus 15 Days], CMI shall send to the CMI Noteholder Trustee (as representative of the CMI Noteholders’ Voting

TOR_A2G:3919177.13

Claim), with a copy to the advisors of the Ad Hoc Committee (as defined in the Initial Order), a notice stating the accrued amounts owing directly by each of the CMI Entities under the CMI Noteholder Trust Indenture and the guarantees executed by the CMI Entities in respect of the CMI Notes (including, in each case, principal and accrued interest thereon) up to the Filing Date. The CMI Noteholder Trustee shall confirm whether such amounts are accurate to the CMI Entities within 15 Calendar Days of receipt of the CMI Entities’ notice. If such amounts are confirmed by the CMI Noteholder Trustee, or in the absence of any response by the CMI Noteholder Trustee within 15 Calendar Days of receipt of the CMI Entities’ notice, such amounts shall be deemed to be the accrued amounts owing directly by each of the CMI Entities under the CMI Noteholder Trust Indenture and the guarantees executed by the CMI Entities in respect of the CMI Notes for the purposes of voting and for the purposes of distributions under the Plan, unless the amounts of such Claims are otherwise agreed to in writing by the applicable CMI Entities, the Ad Hoc Committee, and the CMI Noteholder Trustee, in which case such agreement shall govern.  If the CMI Noteholder Trustee indicates that it cannot confirm the accrued amounts owing directly by each of the CMI Entities under the CMI Noteholder Trust Indenture and the guarantees executed by the CMI Entities in respect of the CMI Notes, such amounts shall be determined by the Court  for the purposes of voting and distributions under the Plan, unless the amount of such Claims are otherwise agreed to in writing by the applicable CMI Entities, the Ad Hoc Committee and the CMI Noteholder Trustee, in which case such agreement shall govern.

CLAIMS PROCEDURE FOR CMI KNOWN CREDITORS

(i)	Repudiation

16.
THIS COURT ORDERS that any action taken by the CMI Entities to restructure, repudiate, terminate or breach any contract, lease or other agreement, whether written or oral, pursuant to the terms of the Initial Order, must occur on or before 23 Calendar Days prior to the date of the Meeting. Any notices of repudiation delivered to Creditors in connection with the foregoing shall be accompanied by a CMI Claims Package. The CMI Entities (on consultation with the CMI CRA, if applicable), the Monitor and such

TOR_A2G:3919177.13

Creditor shall resolve such Restructuring Period Claims by 2 Calendar Days prior to the date of the Meeting for voting purposes.

(ii)	Notice of Claims

17.
THIS COURT ORDERS that the CMI Entities shall send a CMI Claims Package to each of the CMI Known Creditors (other than CMI Employees who are dealt with in paragraph [18] below) by prepaid ordinary mail to the address as shown on the CMI Claims Schedule before 11:59 p.m. on [Filing Date plus 11 Days], 2009. The CMI Entities shall specify in the CMI General Notice of Claim included in the CMI Claims Package the CMI Known Creditor’s Claim for voting and distribution purposes as valued by the CMI Entities (on consultation with the CMI CRA, if applicable) based on the books and records of the CMI Entities.

18.
THIS COURT ORDERS that the CMI Entities shall send a CMI Claims Package to each CMI Employee by prepaid ordinary mail to the address as shown on the CMI Claims Schedule before 11:59 p.m. on [Filing Date plus 11 Days], 2009. The CMI Entities shall specify in the CMI Employee Notice of Claim included in the CMI Claims Package the CMI Employee’s Claim in respect of Wages and Benefits for voting and distribution purposes as valued by the CMI Entities (on consultation with the CMI CRA, if applicable) based on the books and records of the CMI Entities.

19.
THIS COURT ORDERS that, on or before 11:59 p.m. on the [Filing Date plus 11 Days], the CMI  Entities shall provide a CMI General Notice of Claim and a CMI Claims Package to any and all of the CMI Entities that have one or more Claims against any of the CMI Entities (each a “CMI Intercompany Claim”), with a copy to the Monitor and the advisors to the Ad Hoc Committee, with respect to each such CMI Intercompany Claim that appears on the books and records of the CMI Entities. All CMI Intercompany Claims shall be deemed to be proven against such CMI Entities for the amounts specified in the applicable CMI General Notices of Claim, provided that the advisors of the Ad Hoc Committee, on behalf of the CMI Noteholders, may, within 15 days of receiving notice of such CMI Intercompany Claims, contest the quantum of any CMI Intercompany Claim in the manner provided for herein with respect to the Claims of CMI Known Creditors. No

TOR_A2G:3919177.13

CMI Intercompany Claim may be amended, restated, withdrawn, settled, discharged or released without the prior written consent of the advisors of the Ad Hoc Committee, except where such CMI Intercompany Claim is finally determined by the Claims Officer or the Court in the manner provided for herein.

(iii)           Adjudication of Claims

20.
THIS COURT ORDERS that if a CMI Known Creditor (other than a CMI Employee) disputes the amount of the Claim as set out in the CMI General Notice of Claim, the CMI Known Creditor shall deliver to the CMI Entities a CMI Notice of Dispute of Claim which must be received by the CMI Entities by no later than the CMI Claims Bar Date. Such Person shall specify therein whether it disputes the value of the Claim for voting and/or distribution purposes.

21.
THIS COURT ORDERS that if a CMI Known Creditor (other than a CMI Employee) does not deliver to the CMI Entities a completed CMI Notice of Dispute of Claim by the CMI Claims Bar Date disputing its Claim as valued by the CMI Entities for voting and distribution purposes, then such CMI Known Creditor shall be deemed to have accepted for voting and distribution purposes the valuation of the CMI Known Creditor’s Claim as set out in the CMI Notice of Claim, and such CMI Known Creditor’s Claim shall be treated as both a Voting Claim and a Distribution Claim. A CMI Known Creditor may accept a Claim for voting purposes as set out in the CMI Notice of Claim and dispute the Claim for distribution purposes in such CMI Known Creditor’s CMI Notice of Dispute of Claim provided that it does so by the CMI Claims Bar Date. A determination of a Voting Claim of a CMI Known Creditor does not in any way affect and is without prejudice to the process to determine such CMI Known Creditor’s Distribution Claim.

22.
THIS COURT ORDERS that if a CMI Employee: (i) disputes the amount of the Claim in respect of Wages and Benefits as set out in the CMI Employee Notice of Claim; and/or (ii) believes that they have a Claim other than in respect of Wages and Benefits, the CMI Employee shall deliver to the CMI Entities a CMI Notice of Dispute of Claim which must be received by the CMI Entities by no later than the CMI Claims Bar Date. If such Person disputes the amount of the Claim in respect of Wages and Benefits as set out in

TOR_A2G:3919177.13

the CMI Employee Notice of Claim, such Person shall specify therein whether it disputes the value of such Claim in respect of Wages and Benefits for voting and/or distribution purposes.

23.
THIS COURT ORDERS that if a CMI Employee does not deliver to the CMI Entities a completed CMI Notice of Dispute of Claim by the CMI Claims Bar Date disputing its Claim in respect of Wages and Benefits as valued by the CMI Entities for voting and distribution purposes or asserting other Claims, then such CMI Employee shall be deemed to have accepted for voting and distribution purposes the valuation of the CMI Employee’s Claim as set out in the CMI Employee Notice of Claim, and such CMI Employee’s Claim shall be treated as both a Voting Claim and a Distribution Claim and all other Claims of CMI Employees shall be forever extinguished and barred. A CMI Employee may accept a Claim for voting purposes as set out in the CMI Employee Notice of Claim and dispute the Claim for distribution purposes in such CMI Employee’s CMI Notice of Dispute of Claim provided that it does so by the CMI Claims Bar Date. A determination of a Voting Claim of a CMI Employee does not in any way affect and is without prejudice to the process to determine such CMI Employee’s Distribution Claim.

(iv)           Resolution of Disputed Claims

24.
THIS COURT ORDERS that in the event that a CMI Entity, with the assistance of the Monitor and on consultation with the CMI CRA, if applicable, is unable to resolve a dispute regarding any Voting Claim with a CMI Known Creditor, the CMI Entity or the CMI Known Creditor shall so notify the Monitor, and the CMI Known Creditor or the CMI Entity, as the case may be. The decision as to whether the CMI Known Creditor’s Voting Claim should be adjudicated by the Court or a Claims Officer shall be in the sole discretion of the CMI Entity (on consultation with the CMI CRA, if applicable); provided, however that to the extent a Claim is referred under this paragraph to the Court or a Claims Officer, it shall be on the basis that the value of the Claim shall be resolved or adjudicated both for voting and distribution purposes (and that it shall remain open to the parties to agree that the Creditor’s Voting Claim may be settled by the CMI Known Creditor and the CMI Entity (on consultation with the CMI CRA) without prejudice to a

TOR_A2G:3919177.13

future hearing by the Court or a Claims Officer to determine the Creditor’s Distribution Claim). Thereafter, the Court or a Claims Officer, as the case may be, shall resolve the dispute between the CMI Entity and such CMI Known Creditor, and in any event, the Court or a Claims Officer shall, by no later than 2 Calendar Days prior to the date of the Meeting, notify the CMI Entity, such CMI Known Creditor and the Monitor of the determination of the value of the CMI Known Creditor’s Voting Claim and Distribution Claim. Such determination of the value of the Voting Claim and Distribution Claim by the Court or the Claims Officer shall be deemed to be the CMI Known Creditor’s Voting Claim and Distribution Claim for voting and distribution purposes.

25.
THIS COURT ORDERS that where the value of a CMI Known Creditor’s Voting Claim has not been finally determined by the Court or a Claims Officer by the date on which a vote is held, the relevant CMI Entity (on consultation with the CMI CRA, if applicable) shall either:

(a)
accept the CMI Known Creditor’s determination of the value of their Voting Claim as set out in the applicable CMI Notice of Dispute of Claim only for the purposes of voting, and conduct the vote of the Creditors on that basis subject to a final determination of such CMI Known Creditor’s Voting Claim, and in such case the Monitor shall record separately the value of such CMI Known Creditor’s Voting Claim and whether such CMI Known Creditor voted in favour of or against the Plan;

(b)	adjourn the Meeting until a final determination of the Voting Claim(s) is made; or

(c)	deal with the matter as the Court may otherwise direct or as the relevant CMI Entity, the Monitor and the CMI Known Creditor may otherwise agree.

26.
THIS COURT ORDERS that in the event that a CMI Entity, with the assistance of the Monitor (on consultation with the CMI CRA, if applicable), is unable to resolve a dispute with a CMI Known Creditor regarding any Distribution Claim, the CMI Entity (on consultation with the CMI CRA, if applicable) or the CMI Known Creditor shall so notify the Monitor, and the CMI Known Creditor or the CMI Entity, as the case may be.

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The decision as to whether the CMI Known Creditor’s Distribution Claim should be adjudicated by the Court or a Claims Officer shall be in the sole discretion of the CMI Entity (on consultation with the CMI CRA, if applicable). Thereafter, the Court or a Claims Officer shall resolve the dispute between the CMI Entity and such CMI Known Creditor.

27.
THIS COURT ORDERS that a CMI Known Creditor or a CMI Entity (on consultation with the CMI CRA, if applicable), may, within seven (7) Calendar Days of notification of a Claims Officer’s determination of the value of a CMI Known Creditor’s Voting Claim or Distribution Claim, appeal such determination to the Court by filing a notice of appeal, and the appeal shall be initially returnable within ten (10) Calendar Days of the filing of such notice of appeal, such appeal to be an appeal based on the record before the Claims Officer and not a hearing de novo.

28.
THIS COURT ORDERS that if neither party appeals the determination of value of a Voting Claim or  Distribution Claim by a Claims Officer within the time set out in paragraph [27] above, the decision of the Claims Officer in determining the value of a CMI Known Creditor’s Distribution Claim shall be final and binding upon the relevant CMI Entity, the Monitor and the CMI Known Creditor for distribution purposes and there shall be no further right of appeal, review or recourse to the Court from the Claims Officer’s final determination of a Distribution Claim.

CLAIMS PROCEDURE FOR CMI UNKNOWN CREDITORS

(i)           Notice of Claims

29.
THIS COURT ORDERS that on or before [Filing Date plus 10 Days], 2009, the CMI Entities or the Monitor shall publish the CMI Notice to Creditors, for at least [two] Business Days in The Globe & Mail (National Edition), the National Post, La Presse and The Wall Street Journal.

30.
THIS COURT ORDERS that the Company shall send a CMI Claims Package to any CMI Unknown Creditor who requests these documents. Such CMI Unknown Creditor must return a completed CMI Proof of Claim to the CMI Entities by no later than the

TOR_A2G:3919177.13

CMI Claims Bar Date.

31.
THIS COURT ORDERS that any CMI Unknown Creditor that does not return a CMI Proof of Claim to the CMI Entities by the CMI Claims Bar Date shall not be entitled to attend or vote at any Meeting and shall not be entitled to receive any distribution from any Plan and its Claim shall be forever extinguished and barred without any further act or notification by the CMI Entities.

(ii)           Adjudication of Claims

32.
THIS COURT ORDERS that the CMI Entities, with the assistance of the Monitor and on consultation with the CMI CRA, if applicable, shall review all CMI Proofs of Claim received by the CMI Claims Bar Date and shall accept, revise or reject the amount of each Claim set out therein for voting and/or distribution purposes.  The CMI Entities shall by no later than 11:59 p.m. on [Filing Date plus 50 Days], 2009, notify each CMI Unknown Creditor who has delivered a CMI Proof of Claim as to whether such CMI Unknown Creditor’s Claim as set out therein has been revised or rejected for voting purposes (and for distribution purposes, if the CMI Entities (on consultation with the CMI CRA, if applicable), elect to do so), and the reasons therefor, by sending a CMI Notice of Revision or Disallowance. Where the CMI Entities do not send by such date a CMI Notice of Revision or Disallowance to a CMI Unknown Creditor, the CMI Entities shall be deemed to have accepted such CMI Unknown Creditor’s Claim in the amount set out in that CMI Unknown Creditor’s CMI Proof of Claim as a Voting Claim for voting purposes only, which shall be deemed to be that CMI Unknown Creditor’s Voting Claim.

33.
THIS COURT ORDERS that any CMI Unknown Creditor who intends to dispute a CMI Notice of Revision or Disallowance sent pursuant to the immediately preceding paragraph shall, by no later than 5:00 p.m. on [Filing Date plus 60 Days], 2009 deliver a CMI Notice of Dispute of Revision or Disallowance to the CMI Entities.

(iii)           Resolution of Claims

34.	THIS COURT ORDERS that where a CMI Unknown Creditor that receives a CMI Notice of Revision or Disallowance pursuant to paragraph [32] above does not file a CMI

TOR_A2G:3919177.13

Notice of Dispute of Revision or Disallowance by the time set out in paragraph [33] above, the value of such CMI Unknown Creditor’s Voting Claim or Distribution Claim (if the CMI Notice of Revision or Disallowance dealt with the Distribution Claim) shall be deemed to be as set out in the CMI Notice of Revision or Disallowance.

35.
THIS COURT ORDERS that in the event that a CMI Entity, with the assistance of the Monitor and on consultation with the CMI CRA, if applicable, is unable to resolve a dispute regarding any Voting Claim with a CMI Unknown Creditor, the CMI Entity or the CMI Unknown Creditor shall so notify the Monitor, and the CMI Unknown Creditor or the CMI Entity (on consultation with the CMI CRA, if applicable), as the case may be. The decision as to whether the CMI Unknown Creditor’s Voting Claim should be adjudicated by the Court or a Claims Officer shall be in the sole discretion of the CMI Entity; provided, however that to the extent a Claim is referred under this paragraph to the Court or a Claims Officer, it shall be on the basis that the value of the Claim shall be resolved or adjudicated both for voting and distribution purposes (and that it shall remain open to the parties to agree that the Creditor’s Voting Claim may be settled by the CMI Unknown Creditor and the CMI Entity (on consultation with the CMI CRA, if applicable) without prejudice to a future hearing by the Court or a Claims Officer to determine the Creditor’s Distribution Claim). Thereafter, the Court or a Claims Officer, as the case may be, shall resolve the dispute between the CMI Entity and such CMI Unknown Creditor, and in any event, the Court or a Claims Officer shall, by no later 2 Calendar Days prior to the date of the Meeting, notify the CMI Entity, such CMI Unknown Creditor and the Monitor of the determination of the value of the CMI Unknown Creditor’s Voting Claim and Distribution Claim. Such determination of the value of the Voting Claim and Distribution Claim by the Court or the Claims Officer shall be deemed to be the CMI Unknown Creditor’s Voting Claim and Distribution Claim for voting and distribution purposes.

36.
THIS COURT ORDERS that where the value of a CMI Unknown Creditor’s Voting Claim has not been finally determined by the Court or the Claims Officer by the date on which a vote is held, the relevant CMI Entity shall (on consultation with the CMI CRA, if applicable) either:

TOR_A2G:3919177.13

(a)
accept the CMI Unknown Creditor’s determination of the value of the Voting Claim as set out in the applicable CMI Notice of Dispute of Revision or Disallowance only for the purposes of voting and conduct the vote of the Creditors on that basis subject to a final determination of such CMI Unknown Creditor’s Voting Claim, and in such case the Monitor shall record separately the value of such CMI Unknown Creditor’s Voting Claim and whether such CMI Unknown Creditor voted in favour of or against the Plan;

(b)	adjourn the Meeting until a final determination of the Voting Claim(s) is made; or

(c)	deal with the matter as the Court may otherwise direct or as the relevant CMI Entity, the Monitor and the CMI Unknown Creditor may otherwise agree.

37.
THIS COURT ORDERS that the CMI Entities, with the assistance of the Monitor (on consultation with the CMI CRA, if applicable), shall review and consider all CMI Proofs of Claim filed in accordance with this CMI Claims Procedure Order, in order to determine the Distribution Claims. The relevant CMI Entities shall notify each CMI Unknown Creditor who filed a CMI Proof of Claim and who did not receive a CMI Notice of Revision or Disallowance for distribution purposes pursuant to paragraph [32] herein as to whether such CMI Unknown Creditor’s Claim as set out in such CMI Unknown Creditor’s CMI Proof of Claim has been revised or rejected for distribution purposes, and the reasons therefore, by delivery of a CMI Notice of Revision or Disallowance. Where the relevant CMI Entities do not send a CMI Notice of Revision or Disallowance for distribution purposes to a CMI Unknown Creditor, the relevant CMI Entities and the Monitor shall be deemed to have accepted the amount of such CMI Unknown Creditor’s Claim as set out in such CMI Unknown Creditor’s CMI Proof of Claim as such CMI Unknown Creditor’s Distribution Claim.

38.
THIS COURT ORDERS that any CMI Unknown Creditor who intends to dispute a CMI Notice of Revision or Disallowance for distribution purposes shall no later than 21 Calendar Days after receiving the notice referred to in paragraph [37], deliver a CMI Notice of Dispute of Revision or Disallowance to the CMI Entities.

TOR_A2G:3919177.13

39.
THIS COURT ORDERS that where a CMI Unknown Creditor that receives a CMI Notice of Revision or Disallowance pursuant to paragraph [37] above does not return a CMI Notice of Dispute of Revision or Disallowance for distribution purposes to the CMI Entities by the time set out in paragraph [38] above, the value of such CMI Unknown Creditor’s Distribution Claim shall be deemed to be as set out in the CMI Notice of Revision or Disallowance for distribution purposes and the CMI Unknown Creditor will be barred from disputing or appealing same.

40.
THIS COURT ORDERS that in the event that a CMI Entity (on consultation with the CMI CRA, if applicable) is unable to resolve a dispute with a CMI Unknown Creditor regarding any Distribution Claim, the CMI Entity or the CMI Unknown Creditor shall so notify the Monitor, and the CMI Unknown Creditor or the CMI Entity, as the case may be. The decision as to whether the CMI Unknown Creditor’s Distribution Claim should be adjudicated by the Court or a Claims Officer shall be in the sole discretion of the CMI Entity (on consultation with the CMI CRA, if applicable). Thereafter, the Court or a Claims Officer shall resolve the dispute between the CMI Entity and such CMI Unknown Creditor.

41.
THIS COURT ORDERS that either a CMI Unknown Creditor or a CMI Entity may, within seven (7) Calendar Days of notification of a Claims Officer’s determination of the value of a CMI Unknown Creditor’s Voting Claim or Distribution Claim, appeal such determination to the Court by filing a notice of appeal, and the appeal shall be initially returnable within ten (10) Calendar Days of the filing of such notice of appeal, such appeal to be an appeal based on the record before the Claims Officer and not a hearing de novo.

42.
THIS COURT ORDERS that if neither party appeals the determination of value of a Voting Claim or Distribution Claim by a Claims Officer within the time set out in paragraph [41] above, the decision of the Claims Officer in determining the value of a CMI Unknown Creditor’s Voting Claim or Distribution Claim shall be final and binding upon the relevant CMI Entity, the Monitor and the CMI Unknown Creditor for distribution purposes and there shall be no further right of appeal, review or recourse to

TOR_A2G:3919177.13

the Court from the Claims Officer’s final determination of a Voting Claim or Distribution Claim.

SET-OFF

43.
THIS COURT ORDERS that the CMI Entities may set-off (whether by way of legal, equitable or contractual set-off) against payments or other distributions to be made pursuant to the Plan to any Creditor, any claims of any nature whatsoever that any of the CMI Entities may have against such Creditor, however, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the CMI Entities of any such claim that the CMI Entities may have against such Creditor.

NOTICE OF TRANSFEREES

44.
THIS COURT ORDERS that leave is hereby granted from the date of this Order until ten (10) Business Days prior to the date fixed by the Court for the Meeting to permit a Creditor to provide notice of assignment or transfer of a Claim to the CMI Entities, subject to paragraph [45].

45.
THIS COURT ORDERS that if, after the Filing Date, the holder of a Claim transfers or assigns the whole of such Claim to another Person, neither the Monitor nor the CMI Entities shall be obligated to give notice or otherwise deal with the transferee or assignee of such Claim in respect thereof unless and until actual notice of transfer or assignment, together with satisfactory evidence of such transfer or assignment, shall have been received and acknowledged by the relevant CMI Entity and the Monitor in writing and thereafter such transferee or assignee shall for the purposes hereof constitute the “Creditor” in respect of such Claim. Any such transferee or assignee of a Claim shall be bound by any notices given or steps taken in respect of such Claim in accordance with this Order prior to receipt and acknowledgement by the relevant CMI Entity and the Monitor of satisfactory evidence of such transfer or assignment. A transferee or assignee of a Claim takes the Claim subject to any rights of set-off to which a CMI Entity may be entitled with respect to such Claim. For greater certainty, a transferee or assignee of a Claim is not entitled to set-off, apply, merge, consolidate or combine any Claims

TOR_A2G:3919177.13

assigned or transferred to it against or on account or in reduction of any amounts owing by such Person to any of the CMI Entities. No transfer or assignment shall be received for voting purposes unless such transfer shall have been received by the CMI Entities no later than ten (10) Business Days prior to the date to be fixed by the Court for the Meeting, failing which the original transfer shall have all applicable rights as the “Creditor” with respect to such Claim as if no transfer of the Claim had occurred. Reference to transfer in this order includes a transfer or assignment whether absolute or intended as security.

SERVICE AND NOTICES

46.
THIS COURT ORDERS that the CMI Entities and the Monitor may, unless otherwise specified by this CMI Claims Procedure Order, serve and deliver the CMI Claims Package, any letters, notices or other documents to Creditors or any other interested Person by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery, facsimile transmission or email to such Persons at the physical or electronic address, as applicable, last shown on the books and records of the CMI Entities or set out in such Creditor’s CMI Proof of Claim. Any such service and delivery shall be deemed to have been received: (i) if sent by ordinary mail, on the third Business Day after mailing within Ontario, the fifth Business Day after mailing within Canada (other than within Ontario), and the tenth Business Day after mailing internationally; (ii) if sent by courier or personal delivery, on the next Business Day following dispatch; and (iii) if delivered by facsimile transmission or email by 6:00 p.m. on a Business Day, on such Business Day and if delivered after 6:00 p.m. or other than on a Business Day, on the following Business Day.

47.
THIS COURT ORDERS that any notice or communication required to be provided or delivered by a Creditor to the CMI Entities under this CMI Claims Procedure Order shall be in writing in substantially the form, if any, provided for in this CMI Claims Procedure Order and will be sufficiently given only if delivered by prepaid registered mail, courier, personal delivery, facsimile transmission or email addressed to:

Canwest Global Communications Corp. et al

TOR_A2G:3919177.13

Claims Process
[Address]
Attention:                      ● [NTD: Company to advise as to appropriate person]
Telephone:                    ●
Fax:                                 ●
Email:                              ●

Any such notice or communication delivered by a Creditor shall be deemed to be received upon actual receipt by the CMI Entities thereof during normal business hours on a Business Day or if delivered outside of normal business hours, the next Business Day.

48.
THIS COURT ORDERS that if during any period during which notices or other communications are being given pursuant to this CMI Claims Procedure Order a postal strike or postal work stoppage of general application should occur, such notices or other communications sent by ordinary mail and then not received shall not, absent further Order of this Court, be effective and notices and other communications given hereunder during the course of any such postal strike or work stoppage of general application shall only be effective if given by courier, personal delivery, facsimile transmission or email in accordance with this Order.

49.
THIS COURT ORDERS that in the event that this CMI Claims Procedure Order is later amended by further order of the Court, the CMI Entities or the Monitor may post such further order on the Monitor’s website and such posting shall constitute adequate notice to Creditors of such amended claims procedure.

MISCELLANEOUS

50.
THIS COURT ORDERS that notwithstanding any other provisions of this CMI Claims Procedure Order, the solicitation by the Monitor or the CMI Entities of CMI Proofs of Claim, and the filing by any Creditor of any CMI Proof of Claim shall not, for that reason only, grant any person any standing in these proceedings or rights under any proposed Plan. The CMI Entities shall not oppose the Ad Hoc Committee and the Noteholder Trustee seeking standing in any proceedings before a Claims Officer, this Court or otherwise in respect of the determination of any Claims.

TOR_A2G:3919177.13

51.
THIS COURT ORDERS that nothing in this CMI Claims Procedure Order shall constitute or be deemed to constitute an allocation or assignment of Claims or Excluded Claims by the CMI Entities into particular affected or unaffected classes for the purpose of a Plan and, for greater certainty, the treatment of Claims, Excluded Claims or any other claims is to be subject to a Plan and the classes of creditors for voting and distribution purposes shall be subject to the terms of any proposed Plan or further order of this Court.

52.
THIS COURT ORDERS that in the event that no Plan is approved by this Court, the CMI Claims Bar Date shall be of no effect in any subsequent proceeding or distribution with respect to any and all Claims made by Creditors.

53.
THIS COURT ORDERS AND REQUESTS the aid and recognition of any court or any judicial, regulatory or administrative body in any province or territory of Canada (including the assistance of any court in Canada pursuant to section 17 of the CCAA) and the Federal Court of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial regulatory body of the United States and the states or other subdivisions of the United States and of any other nation or state, to act in aid of and to be complementary to this Court in carrying out the terms of this Order.

TOR_A2G:3919177.13

SCHEDULE “A”
APPLICANTS

1.	Canwest Global Communications Corp.

2.	Canwest Media Inc.

3.	MBS Productions Inc.

4.	Yellow Card Productions Inc.

5.	Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc.

6.	Canwest Television GP Inc.

7.	Fox Sports World Canada Holdco Inc.

8.	Global Centre Inc.

9.	Multisound Publishers Ltd.

10.	Canwest International Communications Inc.

11.	Canwest Irish Holdings (Barbados) Inc.

12.	Western Communications Inc.

13.	Canwest Finance Inc./Financiere Canwest Inc.

14.	National Post Holdings Ltd.

15.	Canwest International Management Inc.

16.	Canwest International Distribution Limited

17.	Canwest MediaWorks Turkish Holdings (Netherlands) B.V.

18.	CGS International Holdings (Netherlands) B.V.

TOR_A2G:3919177.13

19.	CGS Debenture Holding (Netherlands) B.V.

20.	CGS Shareholding (Netherlands) B.V.

21.	CGS NZ Radio Shareholding (Netherlands) B.V.

22.	4501063 Canada Inc.

23.	4501071 Canada Inc.

24.	30109, LLC

25.	CanWest MediaWorks (US) Holdings Corp.

TOR_A2G:3919177.13

SCHEDULE “B”
PARTNERSHIPS

1.	Canwest Television Limited Partnership

2.	Fox Sports World Canada Partnership

3.	The National Post Company/La Publication National Post

TOR_A2G:3919177.13

SCHEDULE “C”

Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CMI GENERAL NOTICE OF CLAIM

TO:           [insert name and address of creditor]

This notice is issued pursuant to the Claims Procedure for Canwest Global Communications Corp. (“Canwest Global”) and the other applicants listed on Schedule “A” (the “Applicants”), their Directors and Officers and the partnerships listed on Schedule “B” (collectively and together with Canwest Global and the Applicants, the “CMI Entities”) approved by the Order of the Honourable ● granted [October 6], 2009 in the CCAA Proceedings (the “Order”). Capitalized terms used herein are as defined in the Order unless otherwise noted.  A copy of the Order can be obtained from the website of FTI Consulting Canada ULC, the Court-appointed Monitor of the CMI Entities, at http://www.cfcanada.fticonsulting.com/canwest.

The CMI Claims Schedule prepared by the CMI Entities sets your total Claim to be $_________________________________, against the following entities:

TOR_A2G:3919177.13

Entity                                                                           Amount of Claim

●                                                                                  $●

If you agree that the foregoing amount accurately reflects your Claim, you are not required to respond to this CMI General Notice of Claim.  If you disagree with the amount of your Claim as set out herein, for either voting and/or distribution purposes, and/or if you believe you have a Director/Officer Claim and/or a Restructuring Period Claim (as defined in the Order) you must deliver a CMI Notice of Dispute of Claim to the CMI Entities, by no later than 5:00 p.m. (Toronto Time) on [Filing Date plus 39 Days,] 2009 (the “CMI Claims Bar Date”).

You may accept the Claim as set out in this CMI General Notice of Claim for voting purposes without prejudice to your rights to dispute the Claim for distribution purposes.  IF YOU FAIL TO DELIVER A CMI NOTICE OF DISPUTE OF CLAIM for voting and distribution purposes by the CMI Claims Bar Date, then you shall be deemed to have accepted your Claim as set out in this CMI General Notice of Claim and your Claim as set out in this CMI General Notice of Claim shall be deemed to be both your Voting Claim and Distribution Claim.

DATED at Toronto, this ________day of ● , 2009.

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: ●

Tel:           ●
Fax:           ●
Email:        ●

TOR_A2G:3919177.13

SCHEDULE “D”

CMI INSTRUCTION LETTER
FOR THE CLAIMS PROCEDURE FOR KNOWN CREDITORS OF
CANWEST GLOBAL COMMUNICATIONS CORP. ( “Canwest Global”) AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A” (the “Applicants”) AND PARTNERSHIPS LISTED ON SCHEDULE “B” (collectively and together with Canwest Global and the Applicants, the “CMI Entities”)

CLAIMS PROCEDURE

By order of the Honourable ● dated [October 6], 2009 (as may be amended from time to time, the “CMI Claims Procedure Order”) under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”), the CMI Entities and their Directors and Officers have been authorized to conduct a claims procedure (the “Claims Procedure”). A copy of the CMI Claims Procedure Order and other public information concerning these proceedings can be obtained from the website of FTI Consulting Canada ULC, the Court-appointed Monitor of the CMI Entities, at http://www.cfcanada.fticonsulting.com/canwest.

This letter provides general instructions for completing the CMI General Notice of Dispute of Claim form. As of the date of this instruction letter, the CMI Entities have not yet filed a plan of arrangement or compromise pursuant to the CCAA. Defined terms not defined within this instruction letter shall have the meaning ascribed thereto in the CMI Claims Procedure Order.

The Claims Procedure is intended for any Person with a Claim of any kind or nature whatsoever, other than an Excluded Claim, against any or all of the CMI Entities or any or all of the Directors or Officers of any or all of the Applicants arising on or prior to [October 6], 2009, whether unliquidated, contingent or otherwise. In addition, the Claims Procedure is intended for any Person with any Claim arising after [October 6], 2009 against any or all of the Directors or Officers of any or all of the Applicants or against any or all of the CMI Entities as the result of the restructuring, repudiation, termination or breach of any contract, lease or other type of agreement. Please review the CMI Claims Procedure Order for the complete definition of Claim and Excluded Claim.

TOR_A2G:3919177.13

All notices and inquiries with respect to the Claims Procedure should be directed to the CMI Entities by prepaid registered mail, courier, personal delivery, facsimile transmission or email at the address below:
Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: ● [NTD: Company to advise as to appropriate person]

Tel:           ●
Fax:           ●
Email:        ●

FOR CREDITORS DISPUTING A CMI GENERAL NOTICE OF CLAIM

If you received a CMI General Notice of Claim from any or all of the CMI Entities and you dispute the value of your Claim against any or all of the CMI Entities for voting and/or distribution purposes and/or you believe you have a Restructuring Period Claim and/or a Director/Officer Claim, you must file a CMI Notice of Dispute of Claim form with the CMI Entities. All CMI Notices of Dispute of Claim must be received by the CMI Entities on or before 5:00 pm (Eastern Daylight Time) on [Filing Date plus 39 Days], 2009, unless the Monitor and the CMI Entities agree in writing or the Court orders that the CMI Notice of Dispute Claim be accepted after that date.

All Claims shall be converted to Canadian dollars at the Bank of Canada United States/Canadian Dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.

Additional CMI Notices of Dispute of Claim forms can be obtained from the Monitor’s website at http://www.cfcanada.fticonsulting.com/canwest or the CMI Entities’ website at ● or by contacting the CMI Entities at ● and by providing the particulars as to your name, address, facsimile number, email address and contact person. Once the CMI Entities have this information, you will receive, as soon as practicable, additional CMI Notices of Dispute of Claim forms.

DATED this ____________day of ______________, 2009.

TOR_A2G:3919177.13

SCHEDULE “E”

Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CMI EMPLOYEE NOTICE OF CLAIM

TO:           [insert name and address of employee]

This notice is issued pursuant to the claims procedure for Canwest Global Communications Corp. (“Canwest Global”) and the other applicants listed on Schedule “A” (the “Applicants”), their Directors and Officers and partnerships listed on Schedule “B” (collectively and together with Canwest Global and the Applicants, the “CMI Entities”) approved by the Order of the Honourable ● granted [October 6], 2009 in the CCAA Proceedings (the “CMI Claims Procedure Order”). Capitalized terms used herein are as defined in the CMI Claims Procedure Order unless otherwise noted.  A copy of the CMI Claims Procedure Order can be obtained from the website of FTI Consulting Canada ULC, the Court-appointed Monitor of the CMI Entities, at http://www.cfcanada.fticonsulting.com/canwest.

The Initial Order of the Honourable ● granted [October 6], 2009 in the CCAA Proceedings authorizes the CMI Entities to pay, and shall pay, employees for all Wages and Benefits outstanding as of the Filing Date. Accordingly, you will be paid on the next scheduled date. Therefore, the CMI Claims Schedule prepared by the CMI Entities sets your Claim against the CMI Entities to be $0 in respect of Wages and Benefits.

TOR_A2G:3919177.13

If you agree that the foregoing amount accurately reflects your Claim, you are not required to respond to this CMI Employee Notice of Claim.  If you believe you have you still have a Claim in respect of Wages and Benefits, or any other Claim, you must deliver a CMI Notice of Dispute of Claim to the CMI Entities, by no later than 5:00 p.m. Eastern Daylight Time on [Filing Date plus 39 Days,] 2009 (the “CMI Claims Bar Date”).

You may accept the Claim as set out in this CMI Employee Notice of Claim for voting purposes without prejudice to your rights to dispute the Claim for distribution purposes.  IF YOU FAIL TO DELIVER A CMI NOTICE OF DISPUTE OF CLAIM for voting and distribution purposes to the CMI Entities by the CMI Claims Bar Date, then you shall be deemed to have accepted your Claim as set out in this CMI Employee Notice of Claim as your total Claim against the CMI Entities and your Claim as set out in this CMI Employee Notice of Claim shall be deemed to be both your Voting Claim and Distribution Claim.

DATED at Toronto, this ______day of ● , 2009.

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: ● [NTD: Company to advise as to appropriate person]

Tel:           ●
Fax:           ●
Email:        ●

TOR_A2G:3919177.13

SCHEDULE “F”

CMI EMPLOYEE INSTRUCTION LETTER
FOR THE CLAIMS PROCEDURE FOR KNOWN CREDITORS OF
CANWEST GLOBAL COMMUNICATIONS CORP. (the “Canwest Global”) AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A” (the “Applicants”) AND PARTNERSHIP LISTED ON SCHEDULE “B” (collectively and together with Canwest Global, the “CMI Entities”)

CLAIMS PROCEDURE

By order of the Honourable ● dated [October 6], 2009 (as may be amended from time to time, the “CMI Claims Procedure Order”) under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”), the CMI Entities and their Directors and Officers have been authorized to conduct a claims procedure (the “Claims Procedure”). A copy of the CMI Claims Procedure Order and other public information concerning these proceedings can be obtained from the website of FTI Consulting Canada ULC, the Court-appointed Monitor of the CMI Entities, at http://www.cfcanada.fticonsulting.com/canwest.

This letter provides general instructions for completing the CMI Notice of Dispute of Claim form. As of the date of this instruction letter, the CMI Entities have not yet filed a plan of arrangement or compromise pursuant to the CCAA. Defined terms not defined within this instruction letter shall have the meaning ascribed thereto in the CMI Claims Procedure Order.

The Claims Procedure is intended for any Person with a Claim of any kind or nature whatsoever, other than an Excluded Claim, against any or all of the CMI Entities or against any or all of the Directors or Officers of any or all of the Applicants arising on or prior to [October 6], 2009, whether unliquidated, contingent or otherwise. In addition, the Claims Procedure is intended for any Person with any Claim arising after [October 6], 2009 against any or all of the Directors or Officers of any or all of the Applicants or against any or all of the CMI Entities as the result of the restructuring, repudiation, termination or breach prior of any contract, lease or other type of agreement. Please review the CMI Claims Procedure Order for the complete definition of Claim and Excluded Claim.

TOR_A2G:3919177.13

All notices and inquiries with respect to the Claims Procedure should be directed to the CMI Entities by prepaid registered mail, courier, personal delivery, facsimile transmission or email at the address below:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: [NTD: Company to advise as to appropriate person]
Tel:
Fax:
Email:

FOR CMI EMPLOYEES DISPUTING A CMI EMPLOYEE NOTICE OF CLAIM

If you received a CMI Employee Notice of Claim from any or all of the CMI Entities and you believe you have you still have a Claim in respect of Wages and Benefits, or any other Claim, you must file a CMI Notice of Dispute of Claim form with the CMI Entities. All CMI Notices of Dispute of Claim must be received by the CMI Entities on or before 5:00 pm (Toronto Time) on [Filing Date plus 39 Days], 2009, unless the Monitor and the CMI Entities agree in writing or the Court orders that the CMI Notice of Dispute of Claim be accepted after that date.

All Claims shall be converted to Canadian dollars at the Bank of Canada United States/Canadian Dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.

Additional CMI Notices of Dispute Claim forms can be obtained from the Monitor’s website at http://www.cfcanada.fticonsulting.com/canwest or the CMI Entities’ website at ● or by contacting the CMI Entities at ● and by providing the particulars as to your name, address, facsimile number, email address and contact person. Once the CMI Entities have this information, you will receive, as soon as practicable, additional CMI Notices of Dispute of Claim forms.

DATED this ____________day of ______________, 2009.

TOR_A2G:3919177.13

SCHEDULE “G”
Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CMI NOTICE OF DISPUTE OF CLAIM

1.	PARTICULARS OF CREDITOR:

(a)	Full Legal Name of Creditor:

(b)	Full Mailing Address of Creditor:

(c)	Telephone Number of Creditor:

(d)	Facsimile Number of Creditor:

(e)	E-mail Address of Creditor:

(f)	Attention (Contact Person):

TOR_A2G:3919177.13

2.	PARTICULARS OF ORIGINAL CREDITOR FROM WHOM YOU ACQUIRED CLAIM, IF APPLICABLE:

(a)	Have you acquired this Claim by assignment?	Yes ☐ No ☐

(if yes, attach documents evidencing assignment)

(b)	Full Legal Name of original creditor(s):

3.	DISPUTE OF VALUATION OF CLAIM FOR VOTING AND/OR DISTRIBUTION PURPOSES:

(Any Claims denominated in a foreign currency shall be converted to Canadian dollars at the Bank of Canada United States/Canadian Dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.)

We hereby disagree with the value of our Claim as set out in the CMI General Notice of Claim / CMI Employee Notice of Claim dated , as set out below:

	Claim per Notice of Claim		Disputed for		Claim per Creditor

	Voting	Distribution	Voting	Distribution	Voting	Distribution
Canwest Global Communications Corp.	$	$	☐	☐	$	$
Canwest Media Inc.	$	$	☐	☐	$	$
MBS Productions Inc.	$	$	☐	☐	$	$
Yellow Card Productions Inc.	$	$	☐	☐	$	$
Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc.	$	$	☐	☐	$	$
Canwest Television GP Inc.	$	$	☐	☐	$	$
Fox Sports World Canada Holdco Inc.	$	$	☐	☐	$	$
Global Centre Inc.	$	$	☐	☐	$	$
Multisound Publishers Ltd.	$	$	☐	☐	$	$
Canwest International Communications Inc.	$	$	☐	☐	$	$

TOR_A2G:3919177.13

	Claim per Notice of Claim		Disputed for		Claim per Creditor

	Voting	Distribution	Voting	Distribution	Voting	Distribution
Canwest Irish Holdings (Barbados) Inc.	$	$	☐	☐	$	$
Western Communications Inc.	$	$	☐	☐	$	$
Canwest Finance Inc./Financiere Canwest Inc.	$	$	☐	☐	$	$
National Post Holdings Ltd.	$	$	☐	☐	$	$
Canwest International Management Inc.	$	$	☐	☐	$	$
Canwest International Distribution Limited	$	$	☐	☐	$	$
Canwest MediaWorks Turkish Holdings (Netherlands) B.V.	$	$	☐	☐	$	$
CGS International Holdings (Netherlands) B.V.	$	$	☐	☐	$	$
CGS Debenture Holding (Netherlands) B.V.	$	$	☐	☐	$	$
CGS Shareholding (Netherlands) B.V.	$	$	☐	☐	$	$
CGS NZ Radio Shareholding (Netherlands) B.V.	$	$	☐	☐	$	$
4501063 Canada Inc.	$	$	☐	☐	$	$
4501071 Canada Inc.	$	$	☐	☐	$	$
Canwest Television Limited Partnership	$	$	☐	☐	$	$
Fox Sports World Canada Partnership	$	$	☐	☐	$	$
The National Post Company/La Publication National Post	$	$	☐	☐	$	$
TOTAL (Consolidated)	$	$			$	$

4.           REASONS FOR DISPUTE:

(Provide full particulars of the Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) giving rise to the Claim, name of any guarantor(s) which has guaranteed the Claim, and amount of Claim allocated thereto, date and number of all invoices, particulars of all credits, discounts, etc. claimed.)

5.	RESTRUCTURING PERIOD CLAIMS:

The undersigned asserts a Claim against any or all of the CMI Entities arising out of the restructuring, repudiation, termination or breach after the Filing Date of any contract, lease or other agreement.

Yes ☐ No o

(If Yes, provide full particulars of the Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) giving rise to the Claim, name of any guarantor(s) which has guaranteed the Claim, and amount of Claim allocated thereto, date and number of all invoices, particulars of all credits, discounts, etc. claimed.)

6.	DIRECTORS/OFFICERS CLAIMS:

The undersigned asserts a Director/Officer Claim against any or all of the Directors or Officers of any or all of the Applicants.

Yes o No o

(If Yes, provide full particulars of the Claim and supporting documentation, including

TOR_A2G:3919177.13

amount, description of transaction(s) or agreement(s) giving rise to the Claim, name of any guarantor(s) which has guaranteed the Claim, and amount of Claim allocated thereto, date and number of all invoices, particulars of all credits, discounts, etc. claimed.)

This CMI Notice of Dispute of Claim must be returned to and received by the CMI Entities by no later than 5:00 p.m. (Toronto Time) on [Filing Date plus 39 Days], 2009, the CMI Claims Bar Date, at the following address or facsimile:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: ● [NTD: Company to advise as to appropriate person]

Tel:           ●
Fax:           ●
Email:        ●

Dated at ____________this ________ day of ______________, 2009.

Per:           _________________________

TOR_A2G:3919177.13

SCHEDULE “H”
Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CMI NOTICE OF REVISION OR DISALLOWANCE

TO:           [insert name and address of creditor]

The CMI Entities have reviewed your CMI Proof of Claim dated                      , 2009, and have revised or rejected your claim for the following reasons:

TOR_A2G:3919177.13

Subject to further dispute by you in accordance with the provisions of the CMI Claims Procedure Order, your Claim will be allowed as follows:

CMI Entity	Prefiling Claim per Proof of Claim	Revised/Rejected for Voting/ Distribution	Allowed as Revised for Voting/ Distribution	Restructuring Period Claim per Proof of Claim	Revised/Rejected for Voting/ Distribution	Allowed as Revised for Voting/ Distribution

Director/ Officer Claim	Related to Prefiling Claim per Proof of Claim	Revised/Rejected for Voting/ Distribution	Allowed as Revised for Voting/ Distribution	Related to Restructuring Period Claim per Proof of Claim	Revised/Rejected for Voting/ Distribution	Allowed as Revised for Voting/ Distribution

If you intend to dispute this CMI Notice of Revision or Disallowance, you must, if the CMI Entities have elected to value your Claim for voting purposes and distribution purposes (for voting purposes only), no later than 5:00 p.m. (Toronto Time) on [Filing Date plus 60 Days], 2009 (and for distribution purposes, if the CMI Entities have elected to value your claim for distribution purposes in accordance with the CMI Claims Procedure Order, no later than 21 Calendar Days after you receive such CMI Notice of Revision or Disallowance, notify the CMI Entities of such intent by delivery of a CMI Notice of Dispute of Revision or Disallowance in accordance with the CMI Claims Procedure Order at the following address or facsimile:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: ● [NTD: Company to advise as to appropriate person]

Tel:           ●
Fax:           ●
Email:       ●

TOR_A2G:3919177.13

If you do not deliver a CMI Notice of Dispute of Revision or Disallowance, the value of your Claim shall be deemed to be as set out in this CMI Notice of Revision or Disallowance.

DATED at Toronto, this________day of ____________, 2009.

TOR_A2G:3919177.13

SCHEDULE “I”
Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS
ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CMI NOTICE OF DISPUTE OF REVISION OR DISALLOWANCE

1.	PARTICULARS OF CREDITOR:

(a)	Full Legal Name of Creditor:

(b)	Full Mailing Address of Creditor:

(c)	Telephone Number of Creditor:

(d)	Facsimile Number of Creditor:

(e)	E-mail Address of Creditor:

(f)	Attention (Contact Person):

TOR_A2G:3919177.13

2.	PARTICULARS OF ORIGINAL CREDITOR FROM WHOM YOU ACQUIRED CLAIM, IF APPLICABLE:

(a)	Have you acquired this Claim by assignment?	Yes ☐ No ☐

(if yes, attach documents evidencing assignment)

(b)	Full Legal Name of original creditor(s):

3.	DISPUTE OF REVISION OR DISALLOWANCE OF CLAIM FOR VOTING AND/OR DISTRIBUTION PURPOSES:

(Any Claims denominated in a foreign currency shall be converted to Canadian dollars at the Bank of Canada United States/Canadian Dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.)

We hereby disagree with the value of our Claim as set out in the CMI Notice of Revision or Disallowance dated ____________, as set out below:

(Insert particulars of Claim per CMI Notice of Revision or Disallowance, whether the Claim is disputed for voting and/or distribution purposes, and the value of your Claim as asserted for voting and/or distribution purposes)

4.	REASONS FOR DISPUTE:

(Provide full particulars of the Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) giving rise to the Claim, name of any guarantor(s) which has guaranteed the Claim, and amount of Claim allocated thereto, date and number of all invoices, particulars of all credits, discounts, etc. claimed.)

TOR_A2G:3919177.13

This CMI Notice of Revision or Disallowance must be returned to and received by the CMI Entities, if the CMI Entities have elected to value your Claim for voting purposes and distribution purposes (for voting purposes only), no later than 5:00 p.m. (Toronto Time) on [Filing Date plus 60 Days], 2009 (and for distribution purposes, if the CMI Entities have elected to value your claim for distribution purposes in accordance with the CMI Claims Procedure Order, no later than 21 Calendar Days after you receive such CMI Notice of Revision or Disallowance at the following address or facsimile:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: ● [NTD: Company to advise as to appropriate person]

Tel:           ●
Fax:           ●
Email:        ●

Dated at ____________ this________ day of ________________ 2009.

Per:           _________________________________

TOR_A2G:3919177.13

SCHEDULE “J”

NOTICE TO CREDITORS OF Canwest Global Communications Corp., Canwest Media Inc., MBS Productions Inc., Yellow Card Productions Inc., Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc., Canwest Television GP Inc., Fox Sports World Canada Holdco Inc., Global Centre Inc., Multisound Publishers Ltd., Canwest International Communications Inc., Canwest Irish Holdings (Barbados) Inc., Western Communications Inc., Canwest Finance Inc./Financiere Canwest Inc., National Post Holdings Ltd., Canwest International Management Inc., Canwest International Distribution Limited, Canwest MediaWorks Turkish Holdings (Netherlands) B.V., CGS International Holdings (Netherlands) B.V., CGS Debenture Holding (Netherlands) B.V., CGS Shareholding (Netherlands) B.V., CGS NZ Radio Shareholding (Netherlands) B.V., 4501063 Canada Inc., 4501071 Canada Inc. (collectively, the “Applicants”), Canwest Television Limited Partnership, Fox Sports World Canada Partnership, and the National Post Company/La Publication National Post (collectively, the “Partnerships, and together with the Applicants, the “CMI Entities”) and/or their Directors and Officers

RE:	NOTICE OF CLAIMS BAR DATE IN COMPANIES’ CREDITORS ARRANGEMENT ACT (“CCAA”) PROCEEDINGS

NOTICE IS HEREBY GIVEN that pursuant to an Order of the Ontario Superior Court of Justice made [October 6], 2009 (the “Order”), a claims procedure was approved for the determination of all claims, to be affected under the CCAA Proceedings against the CMI Entities and the Directors and Officers of the Applicants.

PLEASE TAKE NOTICE that the claims procedure applies only to Claims of Creditors described in the Order.  No other claims are being compromised. A copy of the Order and other public information concerning the CCAA Proceedings can be found at the following website:  http://www.cfcanada.fticonsulting.com/canwest.

THE CLAIMS BAR DATE is 5:00 p.m. (Toronto Time) on [Filing Date plus 39 Days], 2009.  Any creditor who has not received a CMI General Notice of Claim or CMI Employee Notice of Claim and who believes that they have a Claim against one or more of the

TOR_A2G:3919177.13

CMI Entities or a Director/Officer Claim under the Order, other than a CMI Noteholder, must contact the CMI Entities in order to obtain a CMI Proof of Claim.  CMI Proofs of Claim must be filed with the CMI Entities on or before the CMI Claims Bar Date.

HOLDERS OF CLAIMS who have not received a CMI Notice of Claim and who do not file a CMI Proof of Claim by the CMI Entities Claims Bar Date shall not be entitled to vote at any meeting of creditors regarding any plan of compromise or arrangement proposed by the CMI Entities or participate in any distribution under such plan and any Claims such Creditor may have against any of the CMI Entities and/or any of the Directors and Officers of the Applicants shall be forever extinguished and barred.

CREDITORS REQUIRING INFORMATION or claim documentation may contact the CMI Entities at the following address or facsimile:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention:  ● [NTD: Company to advise as to appropriate person]
Tel:             ●
Fax:             ●
Email:          ●

TOR_A2G:3919177.13

SCHEDULE “K”

Court File No. ●

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS
ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF CANWEST GLOBAL COMMUNICATIONS CORP. AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A”

APPLICANTS

CMI PROOF OF CLAIM

1.	ENTITY AGAINST WHICH YOU ASSERT A CLAIM:

Check only one entity for each Proof of Claim. If you have Claims against more than once entity, you must file a separate Proof of Claim for each.

Canwest Global Communications Corp.	☐	Western Communications Inc.	o	4501071 Canada Inc.
Canwest Media Inc.	o	Canwest Finance Inc./Financiere Canwest Inc.	o	Canwest Television Limited Partnership
MBS Productions Inc.	o	National Post Holdings Ltd.	o	Fox Sports World Canada Partnership
Yellow Card Productions Inc.	o	Canwest International Management Inc.	o	The National Post Company/La Publication National Post
Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc.	o	Canwest International Distribution Limited	o	CGS NZ Radio Shareholding (Netherlands) B.V.
Canwest Television GP Inc.	o	Canwest MediaWorks Turkish Holdings (Netherlands) B.V.	o	4501071 Canada Inc.
Fox Sports World Canada Holdco Inc.	o	CGS International Holdings (Netherlands) B.V.	o
Global Centre Inc.	o	CGS Debenture Holding (Netherlands) B.V.	o
Multisound Publishers Ltd.	o	CGS Shareholding (Netherlands) B.V.	o
Canwest International Communications Inc.	o	CGS NZ Radio Shareholding (Netherlands) B.V.	o
Canwest Irish Holdings (Barbados) Inc.	o	4501063 Canada Inc.	o

2.	PARTICULARS OF CREDITOR:

(a)	Full Legal Name of Creditor:

(b)	Full Mailing Address of Creditor:

(c)	Telephone Number of Creditor:

(d)	Facsimile Number of Creditor:

(e)	E-mail Address of Creditor:

(f)	Attention (Contact Person):

3.	PARTICULARS OF ORIGINAL CREDITOR FROM WHOM YOU ACQUIRED CLAIM, IF APPLICABLE:

(a)	Have you acquired this Claim by assignment?

           Yes ☐                No ☐

(if yes, attach documents evidencing assignment)

(b)	Full Legal Name of original creditor(s):

4.	PROOF OF CLAIM

THE UNDERSIGNED CERTIFIES AS FOLLOWS:

(a)	That I am a Creditor of/hold the position of	of the Creditor and have knowledge of all the circumstances connected with the Claim described herein;

(b)	That I have knowledge of all the circumstances connected with the Claim described and set out below;

(c)	The CMI Entity was and still is indebted to the Creditor as follows (Any Claims denominated in a foreign currency shall be converted to Canadian dollars at the Bank of Canada United States/Canadian Dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.)

(i)	Prefiling Claims:

$___________________________

(ii)	Restructuring Period Claims:

$___________________________

(iii)	Directors/Officers Claims:

$___________________________

(iv)	TOTAL CLAIM:

$___________________________
           Total of (i), (ii) and (iii)

5.	NATURE OF CLAIM

(CHECK AND COMPLETE APPROPRIATE CATEGORY)

☐ Unsecured Claim of $_________________________

☐ Secured Claim of $___________________________

In respect of this debt, I hold security over the assets of the CMI Entity valued at $___________________________, the particulars of which security and value are attached to this Proof of Claim form.

(Give full particulars of the security, including the date on which the security was given the value for which you ascribe to the assets charged by your security, the basis for such valuation and attach a copy of the security documents evidencing the security.)

6.	PARTICULARS OF CLAIM:

The Particulars of the undersigned’s total Claim (including Directors/Officers Claims) are attached.

(Provide full particulars of the Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) giving rise to the Claim, name of any guarantor(s) which has guaranteed the Claim, and amount of Claim allocated thereto, date and number of all invoices, particulars of all credits, discounts, etc. claimed).

7.	FILING OF CLAIM

This CMI Proof of Claim must be returned to and received by the CMI Entities by 5:00 p.m. (Toronto Time) on the CMI Claims Bar Date ([Filing Date plus 39 Days], 2009) at the following address:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: [NTD: Company to advise as to appropriate person]

Tel:
Fax:
Email:

Dated at _______________this ________day of _________________ 2009.

Per:           ______________________________________

TOR_A2G:3919177.13

SCHEDULE “L”

CMI PROOF OF CLAIM INSTRUCTION LETTER
FOR THE CLAIMS PROCEDURE FOR UNKNOWN CREDITORS OF
CANWEST GLOBAL COMMUNICATIONS CORP. (“Canwest Global”) AND THE OTHER APPLICANTS LISTED ON SCHEDULE “A” (the “Applicants”) AND PARTNERSHIPS LISTED ON SCHEDULE “B” (collectively and together with Canwest Global and the Applicants, the “CMI Entities”)

CLAIMS PROCEDURE

By order of the Honourable ● dated [October 6], 2009 (as may be amended from time to time, the “CMI Claims Procedure Order”) under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”), the CMI Entities and their Directors and Officers have been authorized to conduct a claims procedure (the “Claims Procedure”). A copy of the CMI Claims Procedure Order and other public information concerning these proceedings can be obtained from the website of FTI Consulting Canada ULC, the Court-appointed Monitor of the CMI Entities, at http://www.cfcanada.fticonsulting.com/canwest..

This letter provides general instructions for completing the CMI Proof of Claim forms. As of the date of this instruction letter, the CMI Entities have not yet filed a plan of arrangement or compromise pursuant to the CCAA. Defined terms not defined within this instruction letter shall have the meaning ascribed thereto in the CMI Claims Procedure Order.

The Claims Procedure is intended for any Person with a Claim of any kind or nature whatsoever, other than an Excluded Claim, against any or all of the CMI Entities or any or all of the Directors or Officers of any or all of the Applicants arising on or prior to [October 6], 2009, whether unliquidated, contingent or otherwise. In addition, the Claims Procedure is intended for any Person with any Claim arising after [October 6], 2009 against any or all of the Directors or Officers of any or all of the Applicants or against any or all of the CMI Entities as the result of the restructuring, repudiation, termination or breach of any contract, lease or other type of agreement. Please review the CMI Claims Procedure Order for the complete definition of Claim and Excluded Claim.

All notices and inquiries with respect to the Claims Procedure should be directed to the CMI Entities by prepaid registered mail, courier, personal delivery, facsimile transmission or email at the address below:

Canwest Global Communications Corp. et al
Claims Process
[Address]

Attention: [NTD: Company to advise as to appropriate person]
Tel:
Fax:
Email:

FOR CREDITORS SUBMITTING A CMI PROOF OF CLAIM FORM

If you believe that you have a Claim against any or all of the CMI Entities or a Director/Officer Claim, you must file a CMI Proof of Claim form with the CMI Entities. All CMI Proofs of Claim for Claims arising prior to [October 6], 2009 against any or all of the CMI Entities or Directors/Officers Claims must be received by the CMI Entities on or before 5:00 pm (Toronto Time) on [Filing Date plus 39 Days], 2009, unless the Monitor and the CMI Entities agree in writing or the Court orders that the CMI Proof of Claim be accepted after that date. IF YOU DO NOT FILE A CMI PROOF OF CLAIM BY THE CMI ENTITIES CLAIMS BAR DATE, you shall not be entitled to vote at any meeting of creditors regarding any plan of compromise or arrangement proposed by the CMI Entities or participate in any distribution under such plan and any Claims you may have against any of the CMI Entities and/or any of the Directors and Officers of the Applicants shall be forever extinguished and barred.

All Claims denominated in a foreign currency shall be converted to Canadian dollars at the Bank of Canada United States/Canadian Dollar noon exchange rate in effect over the ten day period preceding the filing of a Plan.

ADDITIONAL FORMS

Additional CMI Proof of Claim forms can be obtained from the Monitor’s website at http://www.cfcanada.fticonsulting.com/canwest. or the CMI Entities’ website at ●  by contacting the CMI Entities at ● and by providing the particulars as to your name, address, facsimile number, email address and contact person. Once the CMI Entities have this information, you will receive, as soon as practicable, additional CMI Proof of Claim forms.

DATED this_________________ day of ___________________, 2009.

TOR_A2G:3919177.13